UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

CST BRANDS, INC.

(Name of Registrant as Specified in its Charter)

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CST Brands, Inc.

CST BRANDS, INC.

19500 Bulverde Road

San Antonio, TX 78259

(210) 692-5000

April 29, 2016

To Our Stockholders:

Since May 2013, CST Brands, Inc. has been on a remarkable journey. We have taken a small division of a large, conservative refining company and turned it into a vibrant retail company. This was no small task. With strategic decisions made to ensure our operations are best in class far into the future, 2015 was a defining year for CST, as CST defined itself in three critical ways:

First, we rolled out our five-year strategic plan. Over the next five years, we have committed to growth that will increase gross profits from non-fuel sales to over 70% of the Company’s total gross profit dollars. By lessening our dependence on fuel profits, we reduce the Company’s relative exposure to volatile commodity prices. Our strategy to achieve this substantial shift in profitability and overall growth in profitability across the five-year plan is built on three key growth pillars: 1) increasing merchandise sales and margins though expanded in-store offerings, including higher margin food offerings; 2) increasing the larger store portfolio organically through New-to-Industry store construction; and 3) growing the larger store portfolio through strategic M&A opportunities. In addition, we will continue to maximize fuel profits through purchasing strength and pricing strategies.

Growth has become CST’s mantra. Since 2013, the Company has opened over 100 new stores with plans to open up to 60 new stores in 2016. Additionally, last fall, we announced plans to open 300 to 350 New-to-Industry stores from 2017 through 2020. New-to-Industry stores provide the space for a superior customer experience, expanded merchandise offering and, perhaps most importantly, high value fresh food programs. Built on sites large enough to accommodate the Company’s high volume fuel business, these stores yield significantly higher gross profits than our legacy stores with a higher percentage coming from non-fuel gross profits. Consistent with our 2020 growth strategy, in the first quarter of 2016, CST acquired the Georgia and Florida-based Flash Foods network, which includes 165 stores, many of them large format stores, and a substantial land bank to build New-to-Industry stores in the fast growing southeast market. With our strategic ownership in CrossAmerica Partners LP, we also substantially extended our reach in the mid-Atlantic and upper north-west region of the country through the acquisitions of One Stop, Erickson Oil, and Holiday Stationstores in 2015 and early 2016.

Second, in 2015, CST defined itself with the launch of a new brand strategy and promise for its primary retail chain, Corner Store. After two years of in-depth consumer research, we launched an exciting, vibrant, modern look and service promise: “Simply Fresh. Always Friendly™.” At the end of the year, four new branded Corner Store Markets debuted featuring the award-winning menu from our Nice N Easy acquisition. Expanded grocery selection was also introduced in over 100 Corner Stores. We released our plan to rebrand all San Antonio and South Texas area Corner Stores by the end of 2016, and to expand the branding to the rest of the network over the next three years. This new brand strategy gives Corner Store locations defining characteristics and name recognition that it lacked following the spin-off from Valero Energy Corporation.

Third, CST clarified its culture by promoting its core values: innovation, strategic thinking, entrepreneurial spirit, and servant leadership. Servant leadership was clearly on display at our 10 Corner Store Country Runs in 2015; with nearly 40,000 participants, we raised $1.4 million dollars for Big Brothers Big Sisters and other local, employee-nominated children’s charities. In addition, our customers and team members helped raise millions for Children’s Miracle Network Hospitals, United Way, and other vital charities in their communities.

The continued support of our loyal customers, vendor partners, Board of Directors, over 14,500 dedicated CST employees, and, of course, our stockholders fills me with great pride. 2015 was a defining year, but there is much work still to be done. We know that you, our stockholders, expect even more value in 2016. We have pledged to be great in 2016. I am confident that we will be.

Kimberly S. Lubel

Chairman of the Board, Chief Executive Officer and President, CST Brands, Inc.

CST BRANDS, INC.

19500 Bulverde Road

San Antonio, TX 78259

(210) 692-5000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

THURSDAY, June 9, 2016

9:00 a.m., Central Time

To the Stockholders of CST Brands, Inc.:

You are invited to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of CST Brands, Inc., which will be held at the CST Service Center located at 19500 Bulverde Road, San Antonio, TX 78259, on Thursday, June 9, 2016, at 9:00 a.m., Central Time. At the meeting, you will be asked to:

1.	Elect the following four nominees as Class III members of the Board of Directors for a term of three years: Ruben M. Escobedo, Thomas W. Dickson, Denise Incandela and Alan Schoenbaum;

2.	Ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.	Approve the CST Brands, Inc. Employee Stock Purchase Plan;

4.	Approve the CST Brands, Inc. Non-Employee Director Compensation Policy;

5.	Approve, on an advisory, non-binding basis, the compensation of our named executive officers, as presented in the proxy statement accompanying this notice; and

6.	Transact any other business that has been properly presented at the Annual Meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 21, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. All stockholders are invited to attend the meeting. You must present valid photo identification and proof of ownership of our common stock for admittance.

By Order of the Board of Directors,

Gérard J. Sonnier

Senior Vice President, General Counsel and Corporate Secretary

San Antonio, Texas

April 29, 2016

Important Notice Regarding the Availability of Proxy Materials for the 2016 Annual Meeting of Stockholders to be held on June 9, 2016:

Our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2015 are available at http://www.astproxyportal.com/ast/18249/ and at our website, http://www.cstbrands.com/en-us/investors, which does not have “cookies” that identify visitors to the site.

YOUR VOTE IS IMPORTANT

YOU CAN VOTE IN ONE OF SEVERAL WAYS

¡ Over the Internet Visit the website on your proxy notice or proxy card ¡ By Telephone Call the telephone number on your proxy notice	¡ By Mail Complete, date, sign and return your proxy card ¡ In Person Attend the Annual Meeting

If your shares are held by a broker, bank or other nominee, follow the voting instructions on the form that you received from such entity or person. The availability of telephone and Internet voting will depend on their voting process.

PROXY STATEMENT – TABLE OF CONTENTS

PROXY STATEMENT	5

General	5
Availability of Proxy Materials for the Annual Meeting of Stockholders of CST Brands	5
Solicitation and Revocation of Proxy	5
Shares Outstanding and Voting Rights	6
How to Vote Your Shares	6
Counting of Votes; Quorum	7
Required Vote	8
Voting of Shares Without Specific Instructions	8
Effect of Abstentions and Broker Non-Votes	9
Delivery of Multiple Proxy Materials	9
Solicitation of Proxies and its Cost	9
Stockholder List	10
Attending the Annual Meeting in Person	10
Announcement of Voting Results	10
Questions About Voting Your Shares	10

CORPORATE GOVERNANCE	11

Code of Business Conduct and Ethics	11

INFORMATION REGARDING THE BOARD OF DIRECTORS	12

Director Independence	12
Board Leadership Structure	12
Board’s Role in Risk Oversight	13
Executive Sessions	13
Board Member Attendance at Annual Meetings	13
Information Regarding Board Committees	14
Audit Committee	14

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	15

Compensation Committee	16
Compensation Committee Interlocks and Insider Participation	16

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS	16

Executive Committee	17
Nominating and Governance Committee	17
Consideration of Director Nominees	18
Stockholder Communications with the Board	19

PROPOSAL NO. 1 ELECTION OF CLASS III DIRECTORS	27

PROPOSAL NO. 2 RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016	31

PROPOSAL NO. 3 APPROVAL OF THE CST BRANDS, INC. EMPLOYEE STOCK PURCHASE PLAN	33

PROPOSAL NO. 4 APPROVAL OF THE CST BRANDS, INC. NON-EMPLOYEE DIRECTOR COMPENSATION POLICY	36

CST BRANDS, INC. – Proxy Statement

PROXY STATEMENT – TABLE OF CONTENTS

CST BRANDS, INC. – Proxy Statement

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2015 carefully before voting.

ANNUAL MEETING OF STOCKHOLDERS

Date & time:	Thursday, June 9, 2016 9:00 a.m., Central Time

Place:	19500 Bulverde Road, San Antonio, TX 78259

Record Date:	April 21, 2016

Voting:

You may vote your shares over the Internet, by telephone, by mail, or in person at the Annual Meeting. See the section entitled “How to Vote Your Shares” below for more detailed information regarding how you may vote your shares.

Admission:

Each person attending the Annual Meeting will be required to present valid photo identification, such as a driver’s license or passport, and proof of ownership of CST Brands, Inc. common stock for admittance. If your shares are held in the name of a broker, bank or other nominee, you will need to present a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date. If you do not provide photo identification or comply with the other procedures outlined in this proxy statement, you will not be admitted to the Annual Meeting. For security reasons, you and your bags may be subject to search prior to your admittance to the meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card if you requested to receive printed proxy materials, or, if you vote over the Internet or by telephone, by indicating your plans when prompted. If you decide to attend the meeting in person, upon your arrival, you will need to register as a visitor at our registration desk. Check-ins for the Annual Meeting will begin at 8:00 a.m., Central Time, and you should allow ample time for the check-in procedures. See the section entitled “Attending the Annual Meeting in Person” for additional information.

CST BRANDS, INC. – Proxy Statement    1

MEETING AGENDA AND VOTING RECOMMENDATIONS

Proposal	Board Recommendation	Page Reference (for more detail)
1. Election of Class III Director Nominees	FOR EACH DIRECTOR NOMINEE	27
2. Ratification of the Selection of KPMG LLP as our Independent Registered Public Accounting Firm	FOR	31
3. Approval of the CST Brands, Inc. Employee Stock Purchase Plan	FOR	33
4. Approval of the CST Brands, Inc. Non-Employee Director Compensation Policy	FOR	36
5. Approval, on an Advisory, Non-Binding Basis, of the Compensation of our Named Executive Officers	FOR	37

PROPOSAL 1: ELECTION OF CLASS III DIRECTOR NOMINEES

The following is information regarding each of our Class III director nominees. Each director nominee will be elected to serve on the Board of Directors of CST Brands, Inc. until the 2019 annual meeting of stockholders. Please review the complete Proposal No. 1 beginning on page 27 of the proxy statement.

Thomas W. Dickson. Mr. Dickson joined the Board of Directors in March 2016 and is a member of the Nominating and Governance Committee. He brings to the Board of Directors of CST Brands, Inc. more than two decades of grocery and executive leadership experience. Mr. Dickson previously served as chairman of the board of directors of The Pantry, Inc. (NYSE: PTRY) from April 2014 until its acquisition by a U.S. subsidiary of Alimentation Couche-Tard Inc. in March 2015. Prior to joining The Pantry’s board of directors, Mr. Dickson served as President and Chief Executive Officer of Harris Teeter Supermarkets, Inc. from February 1997 to January 2014. Mr. Dickson also served as a director on the Harris Teeter Supermarkets’ board of directors from 1997 to January 2014 and as its Chairman from March 2006 to January 2014. Prior to joining Harris Teeter Supermarkets, Mr. Dickson served as an Executive Vice President of Ruddick Corp. from February 1996 to February 1997. Since April 2015, Mr. Dickson has served on the board of directors of Brixmor Property Group Inc. (NYSE: BRX), a publicly traded REIT, where he serves on the compensation committee. Mr. Dickson earned a Bachelor of Arts in Economics and a Master of Business Administration from the University of Virginia. Mr. Dickson’s pertinent experience, qualifications, attributes, and skills include executive management experience, extensive retail industry expertise, knowledge and experience attained through his current and prior roles as member of the board of directors of Brixmor Property Group Inc. and as the chairman of the board of directors of The Pantry, Inc.

Ruben M. Escobedo. Mr. Escobedo has served as a member of the Board of Directors since April 2013 and is a member of the Audit Committee. As a Certified Public Accountant, Mr. Escobedo has extensive experience in public accounting, auditing and financial reporting, and tax compliance for publicly traded and private companies. Mr. Escobedo serves as a director and chair of the audit committee of Cullen/Frost Bankers, Inc. (NYSE: CFR), a publicly traded financial holding company with $28.3 billion in assets, and one of the 50 largest U.S. banks. From 1994 to 2014, he also served as a director of the board and chair of the audit committee of Valero Energy Corporation (NYSE: VLO), an international manufacturer and marketer of transportation fuels, and other petrochemical products. Mr. Escobedo was previously employed by Handy Andy, Inc., a privately owned regional grocery chain in Texas, where he served as President from 1973 to 1977. Mr. Escobedo managed and expanded this retail business to 42 stores and annual sales of $250 million. Mr. Escobedo is a past member of the executive committee of the board of directors of United Way of San Antonio, the past chair of the board of trustees of St. Mary’s University, and the founding chair of the San Antonio-Mexico Foundation for Education. Mr. Escobedo received a bachelor degree in business administration from St. Mary’s University and he is certified in the District of Columbia and Texas. Mr. Escobedo’s pertinent experience, qualifications, attributes, and skills include public accounting and financial reporting expertise (including extensive experience as a CPA) and extensive experience as current member of the board of directors of Cullen/Frost Bankers and chair of its audit committee and previously as member of the board of directors of Valero Energy Corporation and chair of its audit committee.

2    CST BRANDS, INC. – Proxy Statement

Denise Incandela. Ms. Incandela has served as a member of the Board of Directors since June 2013 and is a member of the Compensation Committee. Ms. Incandela has extensive global experience in brand management, social media and consumer marketing, driving and growing e-commerce businesses, and ample expertise in customer insights and analytics. She has had leadership roles in business units of global companies, management and operations experience, as well as broad retail expertise. Ms. Incandela is President of Global Digital and Customer Intelligence for the Ralph Lauren Corporation, a company engaged in the design, marketing, distribution, and retail of apparel and accessory products, where she oversees a global business unit, including operations, its digital presence, e-commerce business, social media and customer relationship marketing, and analytics and insights since 2014. From 2011 to 2013, Ms. Incandela served as the Executive Vice President and Chief Marketing Officer of Saks Fifth Avenue, where she oversaw all aspects of Saks Direct, its online business, and all aspects of Saks Fifth Avenue’s marketing programs. She joined Saks in 1999 and was instrumental in driving Saks’ significant digital presence and e-commerce growth as well as streamlining operations of the online business. From 1992 to 1999, Ms. Incandela worked at McKinsey & Company where she was a leader of its retail practice. Ms. Incandela also serves as a member of the board of advisors for The Wharton School’s Jay H. Barker Retailing Center. Ms. Incandela holds a bachelor degree in finance from Boston College and a Master of Business Administration in Finance and Strategic Management from The Wharton School. Ms. Incandela’s pertinent experience, qualifications, attributes, and skills include branding, consumer marketing, social media and e-commerce knowledge and managerial experience she has attained through her current and prior roles as an executive of Ralph Lauren and Saks Fifth Avenue.

Alan Schoenbaum. Mr. Schoenbaum has served as a member of the Board of Directors since April 2013. He is the Lead Director of the Board of Directors and the chair of the Executive Committee. Mr. Schoenbaum has extensive international experience with publicly traded companies, corporate and securities law, mergers and acquisitions, complex financial transactions, technology industry expertise and corporate governance. Mr. Schoenbaum is the co-founder and managing director of BuildGroup, a venture capital firm, which invests in fast growing technology companies, where Mr. Schoenbaum is helping entrepreneurs to build and grow technology companies by providing strategic planning, strategy and business model development, financial valuation, operations advice and legal expertise. From December 2005 until February 2014, Mr. Schoenbaum was Senior Vice President and General Counsel at Rackspace Hosting, Inc. (NYSE: RAX), a publicly traded cloud computing company recognized as a global leader in hybrid cloud-based software and hosted solutions that serves more than 300,000 business customers in 120 countries and $1.9 billion in annual revenue, where he oversaw legal, corporate governance, government affairs, mergers and acquisitions, compliance and regulatory matters. Mr. Schoenbaum was a key member of the management team during the hyper-growth of Rackspace with his extensive experience in mergers and acquisitions, corporate development and corporate governance. Until 2005, Mr. Schoenbaum was a partner at Akin Gump Strauss Hauer & Feld LLP, a globally recognized law firm, where he practiced for more than 20 years doing corporate and securities law, and mergers and acquisitions, representing public and private growth companies in diverse industries, including venture capital funds and their portfolio companies, international financial transactions, energy and energy services businesses, and restaurant and multi-unit enterprises. Mr. Schoenbaum serves on the board of directors of Group 42, Inc., a holding company for global energy service companies. Mr. Schoenbaum holds a bachelor’s degree from the University of Texas at Austin and a Juris Doctorate from the University of Texas School of Law. Mr. Schoenbaum’s pertinent experience, qualifications, attributes, and skills include the knowledge and experience he has attained through his services, with extensive and varied responsibilities, as an executive officer of Rackspace Hosting, Inc., as legal counsel in mergers and acquisitions, corporate development and corporate governance and recently as the co-founder of a venture capital firm.

The Board of Directors unanimously recommends that stockholders vote FOR these nominees to the Board of Directors.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As a matter of good corporate governance, we are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Please review the complete Proposal No. 2 beginning on page 31 of the proxy statement.

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm.

CST BRANDS, INC. – Proxy Statement    3

PROPOSAL 3: APPROVAL OF THE CST BRANDS, INC. EMPLOYEE STOCK PURCHASE PLAN

On September 10, 2015, the Board of Directors approved the terms of the CST Brands, Inc. Employee Stock Purchase Plan (the “ESPP”), and recommended that it be submitted to stockholders for approval at the Annual Meeting.

The purpose of the ESPP is to provide eligible employees with the opportunity to purchase shares of our common stock through participation in a plan designed to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), which allows an employee to defer recognition of taxes when purchasing shares of our common stock under such a purchase plan. The goal of the ESPP is to assist us in recruiting and retaining qualified employees by providing them with the opportunity to purchase our common stock at a discount through the convenience of payroll deductions and to further align employees interests with those of our stockholders. CST Brands, Inc. has reserved 4,000,000 shares of common stock for issuance under the ESPP. We are seeking approval of the ESPP from our stockholders. Please review the complete Proposal No. 3 beginning on page 33 of the proxy statement.

The Board of Directors unanimously recommends that stockholders vote FOR the approval of the CST Brands, Inc. Employee Stock Purchase Plan.

PROPOSAL 4: APPROVAL OF THE CST BRANDS, INC. NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

We are asking our stockholders to approve the CST Brands, Inc. Non-Employee Director Compensation Policy (“Policy”), which will impose an annual limit on the aggregate cash and incentive compensation that may be awarded to non-employee directors by the Company. The Board believes that an annual per-director limit better aligns its compensation policy for non-employee directors with market practices. The Policy will provide that (a) the sum of (i) the aggregate fair market value (on the date of grant) of all awards granted to any non-employee director during any single calendar year under the CST Brands, Inc. Amended and Restated 2013 Omnibus Stock and Incentive Plan or any other equity plan maintained by the Company and (ii) all cash compensation paid or payable to such non-employee director during or for the same calendar year (including retainers and other fees but excluding reimbursement of expenses) shall not exceed $700,000, and (b) grants of equity-based awards to non-employee directors shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors that is approved and administered by a committee of the Board consisting solely of independent non-employee directors. Please review the complete Proposal No. 4 beginning on page 36 of the proxy statement.

The Board intends to approve and adopt the Policy even if stockholder approval is not obtained. The Board urges you to approve the Policy as it believes it to be in the best interests of CST and its stockholders.

The Board of Directors unanimously recommends that stockholders vote FOR the approval of the CST Brands, Inc. Non-Employee Director Compensation Policy.

PROPOSAL 5: APPROVAL, ON AN ADVISORY, NON-BINDING BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by the proxy rules of the Securities and Exchange Commission (the “SEC”), we are seeking approval, on an advisory, non-binding basis of the compensation of our named executive officers for the 2015 fiscal year. Our executive compensation program and the compensation paid to our named executive officers are described in the Compensation Discussion and Analysis section beginning on page 40 of the proxy statement. The Compensation Committee of the Board of Directors is responsible for our executive compensation program and works to structure a compensation plan that reflects our underlying compensation philosophy of aligning the interests of our named executive officers with those of our stockholders. Please review the complete Proposal No. 5 beginning on page 37 of the proxy statement.

We believe that our pay-for-performance philosophy with respect to our executive compensation program was an important driver of our success, and we are proud that our stockholders expressed confidence in this program, with 97.86% of stockholder votes cast in favor of our say-on-pay proposal at our 2015 annual meeting of stockholders. Our performance reflects the strength of our leadership team and employees and the alignment of our incentive compensation metrics with stockholder returns.

The Board of Directors unanimously recommends that stockholders vote FOR the approval, on an advisory, non-binding basis, of the compensation of our named executive officers.

4    CST BRANDS, INC. – Proxy Statement

PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 9, 2016

CST BRANDS, INC.

19500 Bulverde Road

San Antonio, TX 78259

(210) 692-5000

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 9, 2016

General

The Board of Directors (the “Board”) of CST Brands, Inc. (“we,” “us,” “our,” “CST Brands” or the “Company”) is soliciting proxies to vote shares of our common stock at the 2016 Annual Meeting of Stockholders of CST Brands (the “Annual Meeting”), and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held on Thursday, June 9, 2016, at 9:00 a.m., Central Time, at our office located at 19500 Bulverde Road, San Antonio, TX 78259.

We intend to mail this proxy statement and the accompanying proxy card to all stockholders of record entitled to vote at the Annual Meeting on or about April 29, 2016.

Availability of Proxy Materials for the Annual Meeting of Stockholders of CST Brands

The Notice of Annual Meeting, proxy statement, proxy card and our Annual Report on Form 10-K for the year ended December 31, 2015 are available at http://www.astproxyportal.com/ast/18249/ and at the Company’s website, http://www.cstbrands.com/en-us/investors. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

In connection with the Annual Meeting, we have elected to use the Notice of Internet Availability of Proxy Material to inform stockholders of certain matters, including:

•	information regarding the date and time of the Annual Meeting, as well as the items to be considered at the meeting;

•	information regarding the websites where the proxy materials are posted; and

•	the various means by which a stockholder can request paper copies of the proxy materials.

We are pleased to take advantage of the SEC rule allowing companies to furnish proxy materials to their stockholders over the Internet. Paper copies of the proxy materials are also available upon your request by visiting our website, http://www.cstbrands.com/en-us/investors, or http://www.astproxyportal.com/ast/18249/. These materials will be sent to you by first class mail within three business days after we receive your request.

Solicitation and Revocation of Proxy

The Board is soliciting the accompanying proxy. In accordance with the unanimous recommendations of the Board, the individuals named in the proxy will vote all shares represented by proxies in the manner designated, or, if no designation is made, they will vote the proxies “FOR” each director nominee listed in Proposal No. 1 – Election of Class III Director Nominees, “FOR” Proposal No. 2 – Ratification of the Selection of KPMG LLP as our Independent Registered Public Accounting Firm, “FOR” Proposal No. 3 – Approval of the CST Brands, Inc. Employee Stock Purchase Plan, “FOR” Proposal No. 4 – Approval of the CST Brands, Inc. Non-Employee Director Compensation Policy, and “FOR” Proposal No. 5 – Approval, on an Advisory, Non-Binding Basis, of the Compensation of our Named Executive Officers. In their discretion, the proxy holders named in the proxy are authorized to vote on any matters that may properly come before the Annual Meeting and at any adjournment or postponement thereof. As of the date of this proxy statement, the Board does not know of any other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy

CST BRANDS, INC. – Proxy Statement    5

PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 9, 2016

statement. The individuals acting as proxies will not vote on a particular matter if the proxy card representing those shares instructs them to abstain from voting on that matter or to the extent a proxy card is marked to show that some of the shares represented by the proxy card are not to be voted.

Whether you vote over the Internet, by telephone or by mail, you can change or revoke your proxy at any time before the final vote at the Annual Meeting by:

•	submitting another properly completed and executed proxy card bearing a later date by mail to us at the above noted address;

•	voting again over the Internet or by telephone (your latest Internet or telephone instructions submitted prior to the deadline will be followed);

•	sending a written notice stating that you are revoking your proxy to our Corporate Secretary at One Valero Way, Building D, Suite 200, San Antonio, Texas 78249, Attn: Corporate Secretary; or

•	attending the meeting and voting your shares in person.

Shares Outstanding and Voting Rights

Only holders of record of common stock of the Company as of the close of business on April 21, 2016, the record date, are entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. On the record date, there were 75,690,472 shares of common stock outstanding. Stockholders are entitled to one vote for each share of common stock held as of the record date.

How to Vote Your Shares

Stockholder of Record: Shares Registered in Your Name

If, at the close of business on April 21, 2016, your shares of common stock were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are the stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

If you are a stockholder of record and attend the Annual Meeting in person, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy using the enclosed proxy card or by voting over the Internet or by telephone. The procedures for voting by proxy are as follows:

•

To vote over the Internet, go to the web address http://www.voteproxy.com and follow the instructions for voting. Have your proxy card available when you access the web page. If you vote over the Internet, please do not mail your proxy card.

•

To vote by telephone, dial 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and following the instructions. Have your proxy card available when you call. If you vote by telephone, please do not mail your proxy card.

•

To vote by mail, simply mark your proxy card, date and sign it and return it in the postage-prepaid envelope. If you are a stockholder of record and receive a notice regarding the availability of proxy materials, you may request a written proxy card by following the instructions included in the notice.

If you vote by proxy (regardless of whether you vote over the Internet, by telephone or by mail), your votes must be received by 11:59 p.m., Eastern Time, on June 8, 2016, to be counted.

Whether or not you plan to attend the Annual Meeting, to ensure your votes are counted, we encourage you to complete, sign, date and return the enclosed proxy card or submit your proxy over the Internet or by telephone by following the instructions provided in the enclosed proxy card.

6    CST BRANDS, INC. – Proxy Statement

PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 9, 2016

We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Nominee

If at the close of business on April 21, 2016, your shares of common stock were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account.

Certain of these institutions offer the ability to direct your agent how to vote over the Internet or by telephone. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain, prior to the Annual Meeting, a valid proxy card issued in your name from your broker, bank or other nominee in whose name the shares are registered.

Voting Shares of CST Brands Held Through the CST Brands Savings Plans

The Company’s savings plans provide that the trustees of the plans will vote the shares of CST Brands common stock that are not directly voted by the participants in the plan. If you hold shares of CST Brands common stock in the Company’s savings plans and do not timely vote your shares or specify your voting instructions on your proxy card, the trustees will vote your shares in accordance with the recommendation of the Board. To allow sufficient time for voting by the trustees, if applicable, your voting instructions must be received by June 6, 2016.

For participants in the Company’s savings plans, the proxy card will represent (in addition to any shares held individually of record by the participant) the number of shares allocated to the participant’s account in the Company’s savings plans. For shares held by the Company’s savings plans, the proxy card will constitute an instruction to the trustee of the plan on how to vote those shares.

Counting of Votes; Quorum

We have retained AST, our transfer agent, to serve as the inspector of elections for the Annual Meeting. AST will receive and tabulate the votes cast by proxy or in person at the Annual Meeting and will count such votes to determine whether or not a quorum is present.

A quorum of stockholders is necessary to hold a valid meeting. The holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or represented by proxy to establish a quorum for business to be conducted at the Annual Meeting. At the close of business on April 21, 2016, the record date, there were 75,690,472 shares of common stock outstanding. Stockholders representing a majority of voting power represented at the Annual Meeting, either in person or by proxy, will constitute a quorum.

Your shares will be counted toward the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions will be counted toward the quorum requirement. Broker non-votes will also be counted toward the quorum requirement. If there is no quorum, the officer presiding over the Annual Meeting or the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting may adjourn the meeting to another date to provide the Company with the opportunity to establish a quorum.

CST BRANDS, INC. – Proxy Statement    7

PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 9, 2016

Required Vote

The following is a summary of the voting requirements that apply to the proposals discussed in this proxy statement:

Proposal	Vote Required	Discretionary Voting Permitted?
1. Election of Class III Director Nominees	Majority of votes cast	No
2. Ratification of the Selection of KPMG LLP as our Independent Registered Public Accounting Firm	Majority of shares present	Yes
3. Approval of the CST Brands, Inc. Employee Stock Purchase Plan	Majority of shares present	No
4. Approval of the CST Brands, Inc. Non-Employee Director Compensation Policy	Majority of shares present	No
5. Approval, on an Advisory, Non-Binding Basis, of the Compensation of our Named Executive Officers	Majority of shares present	No

The Board unanimously recommends a vote “FOR” Proposal No. 1 – Election of Class III Director Nominees; “FOR” Proposal No. 2 – Ratification of the Selection of KPMG LLP as our Independent Registered Public Accounting Firm; “FOR” Proposal No. 3 – Approval of the CST Brands, Inc. Employee Stock Purchase Plan; “FOR” Proposal No. 4 – Approval of the CST Brands, Inc. Non-Employee Director Compensation Policy; and “FOR” Proposal No. 5 – Approval, on an Advisory, Non-Binding Basis, of the Compensation of our Named Executive Officers.

A “majority of votes cast,” with regard to Proposal No. 1 – Election of Class III Director Nominees, means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast with respect to the election of directors include votes to withhold authority, and exclude abstentions.

A “majority of shares present,” with regard to Proposal No. 2 – Ratification of the Selection of KPMG LLP as our Independent Registered Public Accounting Firm, Proposal No. 3 – Approval of the CST Brands, Inc. Employee Stock Purchase Plan, Proposal No. 4 – Approval of the CST Brands, Inc. Non-Employee Director Compensation Policy, and Proposal No. 5 – Approval, on an Advisory, Non-Binding Basis, of the Compensation of our Named Executive Officers, means the number of shares voted “for” a proposal is a majority of the shares of common stock represented in person or by proxy and entitled to vote at the Annual Meeting.

“Discretionary voting” occurs when a broker, bank or other nominee does not receive voting instructions from the beneficial owner and votes those shares in its discretion on any proposal that rules permit such broker, bank or other nominee to vote. As noted below, when brokers, banks and other holders of record are not permitted under the rules to vote the beneficial owner’s shares, the affected shares are referred to as “broker non-votes.”

Although the advisory vote on Proposal No. 5 is non-binding, as provided by law, the Board and the Compensation Committee will review the results of this vote and will consider the results in making future determinations concerning executive compensation.

Voting of Shares without Specific Instructions

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you should specify your choice for each matter on the proxy card. If no specific instructions are given, proxies that are signed and returned will be voted:

•	Proposal No. 1: “FOR” the election of each of the Class III director nominees, as set forth in this proxy statement;

8    CST BRANDS, INC. – Proxy Statement

PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 9, 2016

•	Proposal No. 2: “FOR” the proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

•	Proposal No. 3: “FOR” the approval of the CST Brands, Inc. Employee Stock Purchase Plan;

•	Proposal No. 4: “FOR” the approval of the CST Brands, Inc. Non-Employee Director Compensation Policy; and

•	Proposal No. 5: “FOR” the approval, on an advisory, non-binding basis, of the compensation of our named executive officers, as presented in this proxy statement.

Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Nominee

If you are a beneficial owner, under the rules of the New York Stock Exchange (“NYSE”), in order to ensure your shares are voted the way you would like, you must provide voting instructions to your broker, bank or other nominee by the deadline provided in the materials you receive from such broker, bank or other nominee.

Effect of Abstentions and Broker Non-Votes

Abstentions. Under Delaware law (under which the Company is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting. Therefore, abstentions will have the same effect as a vote “against” Proposal No. 2 – Ratification of the Selection of KPMG LLP as our Independent Registered Public Accounting Firm, Proposal No. 3 – Approval of the CST Brands, Inc. Employee Stock Purchase Plan, Proposal No. 4 – Approval of the CST Brands, Inc. Non-Employee Director Compensation Policy, and Proposal No. 5 – Approval, on an Advisory, Non-Binding Basis, of the Compensation of our Named Executive Officers. However, with respect to Proposal No. 1 – Election of Class III Director Nominees, which requires a “majority of the votes cast,” abstentions are not considered votes cast when voting for directors.

Broker Non-Votes. Brokers holding shares must vote according to the specific instructions they receive from the beneficial owners of the stock. If your broker does not receive specific voting instructions from you, in some cases the broker may vote the shares in the broker’s discretion. However, the NYSE precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner. This results in a “broker non-vote” on the proposal. A broker non-vote is treated as “present” for purposes of determining a quorum, has the effect of a negative vote when a majority of the voting power of the issued and outstanding shares is required for approval of a particular proposal, and has no effect when a majority of the voting power of the shares present in person or by proxy and entitled to vote or a plurality or majority of the votes case is required for approval.

Proposal No. 2, the ratification of the selection of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2016, is deemed to be a routine matter under the NYSE rules. Therefore, your broker will be able to vote on Proposal No. 2 if it does not receive instructions from you, therefore no broker non-votes are expected to occur for Proposal No. 2.

Proposals Nos. 1, 3, 4 and 5 are considered non-routine matters under applicable rules. Because a broker or other nominee cannot vote without instructions on non-routine matters, we expect an undetermined number of broker non-votes to occur on these proposals. It is critical that you indicate your vote on these proposals if you want your vote to be counted.

Delivery of Multiple Proxy Materials

If you received more than one package of proxy materials, this means that you have multiple accounts holding shares of CST Brands common stock. These may include: accounts with our transfer agent, AST; shares held in the CST Brands savings plans; and accounts with a broker, bank or other nominee. Please fill out and properly deliver all proxy cards and voting instruction forms that you receive with each package of proxy materials to ensure that all of your shares are voted.

Solicitation of Proxies and its Cost

The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by mail, telephone, fax, email, press releases, press interviews or on our website at http://www.cstbrands.com/en-us/investors under “Corporate Governance” in the

CST BRANDS, INC. – Proxy Statement    9

PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 9, 2016

“Investors” section. In addition, our directors, officers and other employees may, at no additional expense to us, solicit proxies by mail, in person or by telephone. We have hired Innisfree M&A Incorporated to assist in the solicitation of proxies at a base fee of $10,000, plus reimbursement of certain out-of-pocket expenses. We may also make arrangements with brokers, banks and other nominees to solicit proxies from their principals and will reimburse such brokers, banks and other nominees for certain expenses incurred by them for such activities.

Stockholder List

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relevant to the Annual Meeting, for ten days prior to the meeting during regular business hours at our CST Service Center located at One Valero Way, Building D, 4th Floor, San Antonio, TX 78249. If you would like to review the stockholder list, please call our Investor Relations department at (800) 456-3533 to schedule an appointment.

Attending the Annual Meeting in Person

If you would like to attend the Annual Meeting in person, you will be required to present valid photo identification, such as a driver’s license or passport, and proof of ownership of CST Brands common stock (as described directly below) for admittance. Attendance at the meeting is limited to stockholders as of the close of business on April 21, 2016, the record date, or their authorized named representatives.

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and receive your proxy materials by mail, your proxy card will serve as proof of ownership of common stock and is required for admission to the meeting.

Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Nominee. If you are a beneficial owner, bring the notice or voting instruction form you received from your broker, bank or other nominee as proof of ownership of common stock to be admitted to the meeting. You also may bring a recent brokerage statement or letter from your broker, bank or other nominee reflecting your ownership of common stock as of the close of business on April 21, 2016. Please note that you will not be able to vote your shares at the meeting without a legal proxy.

If you have questions regarding these admission procedures, please call our Investor Relations department at (800) 456-3533.

Announcement of Voting Results

Voting results are expected to be announced at the Annual Meeting and will also be disclosed in a Current Report on Form 8-K that we will file with the SEC within four business days of the date of the Annual Meeting. In the event the results disclosed in the Form 8-K are preliminary, we will subsequently amend it to report the final voting results within four business days of the date that such results are known.

Questions About Voting Your Shares

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders Call Toll-Free: (888) 750-5834

Banks and Brokers Call Collect: (212) 750-5833

10    CST BRANDS, INC. – Proxy Statement

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving the interests of our stockholders and maintaining our integrity in the marketplace. Our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Code of Ethics for Senior Financial Officers, together with our certificate of incorporation, bylaws and Board committee charters, form the basis for our corporate governance framework, which is guided by core values that we believe are important as we build for the future—integrity, fairness, respect and ethical behavior. We believe that the strength of our corporate governance practices is an essential element to our future success and therefore we continually review these practices to ensure effective collaboration between our management and the Board and to create long-term stockholder value. As discussed below, the Board has established four standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating and Governance Committee of the Board (defined herein as, the “Audit Committee,” the “Compensation Committee,” the “Executive Committee,” and the “Nominating and Governance Committee,” respectively). This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Code of Business Conduct and Ethics, Corporate Governance Guidelines and our Board committee charters, as described below, may be viewed on our website at http://www.cstbrands.com/en-us/investors under “Corporate Governance” in the “Investors” section. Alternatively, you can request a copy of any of these documents free of charge by writing to our Corporate Secretary, CST Brands, Inc., One Valero Way, Building D, Suite 200, San Antonio, Texas 78249.

Governance Highlights

✓ 10 of our 12 Directors are Independent	✓ Diverse Board in Terms of Gender, Ethnicity, and Experience

✓ Independent Lead Director	✓ Annual Advisory Vote on Executive Compensation

✓ Independent Directors Meet Without Management Present	✓ Policy on Executive Compensation in Restatement Situations

✓ Majority Voting for All Directors	✓ Anti-Hedging Policy

✓ Annual Board Self-Assessment Process	✓ Stock Ownership Guidelines for Executives and Non-Employee Directors

✓ Company’s Equity Plan Forbids Option Repricing, Exchanges of Options For Cash and Recycling for Options and Stock Appreciation Rights

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all directors, officers, and employees. The Code of Ethics is a statement of our high standards for ethical behavior, legal compliance and financial disclosure. A copy of the Code of Ethics is available on our website at http://www.cstbrands.com/en-us/investors under “Corporate Governance” in the “Investors” section. We expect that any amendments to our Code of Ethics, or any waivers of its requirements, will be disclosed on our website within four business days following the date of such amendment or waiver.

The Board has also adopted a Code of Ethics for Senior Financial Officers that applies to our principal executive officer, principal financial officer, and controller. The code charges these officers with responsibilities regarding honest and ethical conduct, the preparation and quality of the disclosures in documents and reports we file with the SEC, and compliance with applicable laws, rules, and regulations. A copy of our Code of Ethics for Senior Financial Officers is available on our website at http://www.cstbrands.com/en-us/investors under “Corporate Governance” in the “Investors” section.

CST BRANDS, INC. – Proxy Statement    11

INFORMATION REGARDING THE BOARD OF DIRECTORS

INFORMATION REGARDING THE BOARD OF DIRECTORS

The Board is also committed to maintaining the highest standards of business conduct and corporate governance, a role fundamental to the overall success of our business. The Board conducts its business through meetings of its members and its committees. The Board has established four standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating and Governance Committee. During the fiscal year ended December 31, 2015, the Board met ten times and acted by unanimous written consent one time. All of the directors of the Board attended 100% the total number of meetings held by the Board and the committees on which they served during fiscal year 2015.

Director Independence

The provisions of our Corporate Governance Guidelines regarding director independence meet, and in some areas, exceed the listing standards of the NYSE.

The Board has unanimously determined that ten of our current directors, constituting a majority of the Board, are “independent” directors as that term is defined by Section 303A.02(b) of the NYSE Listed Company Manual and that such directors meet the independence standards set forth in our Corporate Governance Guidelines. In making this determination, the Board has affirmatively determined, considering broadly all relevant facts and circumstances regarding each independent director (including the independence standards set forth in our Corporate Governance Guidelines), that none of the independent directors has a material relationship with the Company, either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company, or has only immaterial relationships with the Company. In addition, based upon such standards, the Board has determined that Kimberly S. Lubel, who currently serves as a Class II director, and Joseph V. Topper, Jr., who currently serves as a Class I director, are not “independent,” because Ms. Lubel is our Chief Executive Officer and President and Mr. Topper was the Chief Executive Officer, until September  30, 2015, of CrossAmerica GP LLC, a wholly owned subsidiary of the Company.

Board Leadership Structure

Our bylaws and Corporate Governance Guidelines permit the roles of Chief Executive Officer and Chairman to be filled by the same or different individuals. This allows the Board flexibility to determine whether the roles should be combined or separated based upon our needs and the Board’s assessment of its leadership from time to time. The Board believes that our Chief Executive Officer and President, Kimberly S. Lubel, is best situated to serve as Chairman of the Board. Ms. Lubel is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy, including creating a unified chain of command to support the Company’s financial and operational goals. The Board believes combining the roles of Chairman of the Board and Chief Executive Officer makes clear that we have a single leader who is directly accountable to the Board and, through the Board, to our stockholders. It establishes one voice who speaks for the Company to customers, employees, stockholders and other stakeholders. This structure reinforces Ms. Lubel’s overall responsibility for the Company’s business and strategy, under the oversight and subject to the review of the Board. It strengthens the Board and the Board’s decision-making process because Ms. Lubel, who has first-hand knowledge of our operations and the major issues of the Company, chairs the Board meetings where the Board discusses strategic and business issues. This structure also enables Ms. Lubel to act as the key link between the Board and other members of management and facilitate an efficient Board process.

This combined approach, therefore, provides an efficient and effective leadership model for the Company, fostering clear accountability, flexible decision-making and alignment on corporate strategy. Although the Board believes that the combined role is appropriate based on the Company’s current circumstances, our Corporate Governance Guidelines do not require this approach as a policy.

The Board structure also fosters strong oversight by independent directors. Ten of our twelve directors are independent and each of the Board committees consists entirely of independent directors. The Board recognizes the importance of having a strong independent Board leadership structure to ensure accountability and effective independent oversight. Accordingly, the Board has adopted the following corporate governance practices:

•	a strong, independent Lead Director role;

12    CST BRANDS, INC. – Proxy Statement

INFORMATION REGARDING THE BOARD OF DIRECTORS

•	regular executive sessions of the independent directors; and

•	annual performance evaluations of the Chief Executive Officer by the independent directors.

The Board appoints a “Lead Director,” whose responsibilities include working with committee chairpersons, setting the agenda for Board meetings, leading discussions at executive sessions of the independent members of the Board outside the presence of management, providing feedback regarding the executive sessions to the Chairman, and otherwise serving as the principal liaison between the independent directors and the Chairman. If necessary, the Lead Director is also responsible for receiving, reviewing, and acting upon communications from stockholders or other interested parties when appropriate. Mr. Schoenbaum currently serves as our Lead Director.

The Board believes that combining the roles of Chairman and Chief Executive Officer, together with a strong, independent Lead Director, is in the best interest of our stockholders because it provides the appropriate balance between strategic development and independent oversight of management. On an annual basis, the Board formally reviews its leadership structure as part of its self-evaluation on key Board- and committee-related issues, which is beneficial in the process of continuous improvement in Board functioning and communication.

Board’s Role in Risk Oversight

The risk oversight function of the Board is carried out with the assistance of the Compensation Committee, the Audit Committee, the Nominating and Governance Committee and the Executive Committee. The Board regularly reviews information received from these committees regarding the Company’s management of strategic, credit, interest rate, financial reporting, liquidity, compliance and operational risks.

The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements to ensure that our compensation programs do not encourage excessive risk-taking. The Audit Committee oversees management of financial risks, as well as other identified risks, including information technology. The Audit Committee is responsible for discussing with management the major financial risk exposures and the steps management has taken to monitor and control those exposures, including our risk assessment and risk management policies. In this regard, our Vice President of Internal Audit and Risk Management prepares annually a comprehensive risk assessment report and reviews that report with the Audit Committee. This report identifies the Company’s material business risks and the internal controls that respond to and mitigate those risks. Our management regularly evaluates such controls and the Audit Committee is provided regular updates regarding the effectiveness of such controls. The Nominating and Governance Committee manages the risks associated with the independence of the Board and potential conflicts of interest. In October 2014, the Board designated the Executive Committee, which is responsible for overseeing risk management policies and procedures related to the Company’s ownership of the CrossAmerica GP LLC, a wholly owned subsidiary of the Company and the general partner of CrossAmerica Partners LP, a publicly traded Delaware limited partnership, the associated incentive distribution rights (“IDRs”) in CrossAmerica Partners LP, and an approximate 19.1% of the outstanding units in CrossAmerica Partners LP that CST Brands owns. While each committee is responsible for evaluating specific risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Executive Sessions

Executive sessions of independent non-employee directors are held in connection with each regularly scheduled Board meeting and at other times as necessary, and are chaired by our Lead Director. The Board’s policy is to hold executive sessions without the presence of management, including the Chief Executive Officer and other non-independent directors, if any. The committees of the Board may also meet in executive session at each committee meeting.

Board Member Attendance at Annual Meetings

We encourage, but do not require, directors to attend annual meetings of our stockholders. We held one annual meeting of stockholders in fiscal year 2015 and all members of the Board attended the meeting.

CST BRANDS, INC. – Proxy Statement    13

INFORMATION REGARDING THE BOARD OF DIRECTORS

Information Regarding Board Committees

The Board has established standing Audit Committee, Compensation Committee, Executive Committee and Nominating and Governance Committee to devote attention to specific subjects and to assist it in the discharge of its responsibilities. These committees operate under written charters adopted by the Board, each of which is available on our website at http://www.cstbrands.com/en-us/investors under “Corporate Governance” in the “Investors” section. The following table provides 2015 fiscal year meeting information and current membership for each of the Board committees. During the 2015 fiscal year, each Board committee member attended 100% of the meetings of each of the Board committees on which he or she served that were held during the period for which he or she was a committee member.

	Audit Committee	Compensation Committee	Executive Committee	Nominating and Governance Committee
Independent Non-Employee Directors:
Donna M. Boles	–	(Chair) 7	–	–
Roger G. Burton	(Chair) 8	–	–	–
Ruben M. Escobedo	8		–	–
Denise Incandela	–	7	–	–
William G. Moll	–	–	–	4
Joseph E. Reece(1)	–	–	–	1
Alan Schoenbaum	–	7	(Chair) 4	–
Stephen A. Smith	8	–	4	–
Michael H. Wargotz	–	–	4	(Chair) 4
Total meetings in the 2015 fiscal year	8	7	4	4
Total actions by written consent in the 2015 fiscal year	0	3	3	3

(1)	Mr. Reece was elected as a member of the Board in November 2015.

Audit Committee

As more fully described in its charter, the Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with certain legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function, and risk assessment and risk management. The Audit Committee has sole authority with respect to the appointment, retention, compensation, evaluation, oversight of the work and termination of our independent auditors and has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance. The Audit Committee acts pursuant to a written charter, which is available for review on our website at http://www.cstbrands.com/en-us/investors under “Corporate Governance” in the “Investors” section.

The Board has determined that all members of the Audit Committee meet the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and NYSE, and the requirements set forth in the Audit Committee charter. In addition, the Board has determined that all members of the Audit Committee are “audit committee financial experts” as defined by SEC rules.

The members of the Audit Committee are:

Roger G. Burton (Chair)

Ruben M. Escobedo

Stephen A. Smith

14    CST BRANDS, INC. – Proxy Statement

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Audit Committee with respect to the audited financial statements of CST Brands for the fiscal year ended December 31, 2015.

1. The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for performing an independent audit of the Company’s annual financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America (“GAAP”), as well as expressing an opinion on the effectiveness of internal control over financial reporting.

2. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standards No. 16 “Communication with Audit Committees.”

3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning their independence, and has discussed with the independent accountants their independence.

4. Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, which we filed on February 18, 2016.

This report is submitted by the members of the Audit Committee.

Roger G. Burton, Chairman

Ruben M. Escobedo

Stephen A. Smith

This foregoing report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of ours under Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent we specifically incorporate this report by reference.

CST BRANDS, INC. – Proxy Statement    15

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Compensation Committee

The Compensation Committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of such goals and objectives, and, together with the other independent directors, determining and approving our Chief Executive Officer’s overall compensation. The Compensation Committee is also responsible for reviewing and approving the compensation of our other executive officers and incentive-compensation and equity-based plans that are subject to approval by the Board. Additional information on the roles and responsibilities of the Compensation Committee is provided under the section entitled “Executive Compensation—Compensation Discussion and Analysis—Compensation Decision Making Process—Role of the Compensation Committee.” The Compensation Committee acts pursuant to a written charter, which is available for review on our website at http://www.cstbrands.com/en-us/investors under “Corporate Governance” in the “Investors” section.

The Board has determined that all members of the Compensation Committee are independent under the applicable rules and regulations of the SEC and NYSE, and the requirements set forth in the Compensation Committee charter.

The members of the Compensation Committee are:

Donna M. Boles (Chair)

Rocky B. Dewbre

Denise Incandela

Alan Schoenbaum served as a member of the Compensation Committee during the fiscal year ended December 31, 2015 and through March 2, 2016. Rocky B. Dewbre was appointed to the Board in connection with a settlement agreement between the Company and Engine Capital, L.P. and certain related investors, and elected to the Compensation Committee in March 2016.

Compensation Committee Interlocks and Insider Participation

Ms. Boles, Ms. Incandela and Mr. Schoenbaum served on the Compensation Committee during the 2015 fiscal year. No member of the Compensation Committee was at any time during 2015 or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure as a related-party transaction in the section “Certain Relationships and Related Transactions” of this proxy statement. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board or the Compensation Committee during 2015. Mr. Dewbre was appointed to serve on the Compensation Committee in March 2016.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

This report is submitted by the members of the Compensation Committee.

Donna M. Boles, Chairman

Rocky B. Dewbre

Denise Incandela

The foregoing compensation committee report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of CST Brands’ filings under the Securities Act or the Exchange Act, respectively, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

16    CST BRANDS, INC. – Proxy Statement

INFORMATION REGARDING THE BOARD OF DIRECTORS

Executive Committee

The Company holds 100% of the membership interests in CrossAmerica GP LLC, the general partner of CrossAmerica Partners LP, a publicly traded Delaware limited partnership, which holds the non-economic general partner interest in CrossAmerica Partners LP.

The Executive Committee is responsible for evaluating and approving all transactions between the Company and CrossAmerica Partners LP, including: (i) evaluating and approving transactions having a value of $25,000,000 to $75,000,000, (ii) evaluating and recommending to the Board transactions having a value of $75,000,000 or more, and (iii) overseeing adoption of risk management policies and procedures. The Executive Committee is also responsible for evaluating and approving transactions between the Company and CrossAmerica Partners LP and unrelated parties, including acquisitions, joint ventures, divestitures and other transactions, having a value of $25,000,000 to $75,000,000.

The Board has determined that all members of the Executive Committee are independent under the applicable rules and regulations of the SEC and NYSE. The Executive Committee acts pursuant to a written charter, which is available for review on our website at http://www.cstbrands.com/en-us/investors under “Corporate Governance” in the “Investors” section.

The members of the Executive Committee are:

Alan Schoenbaum (Chair)

Joseph E. Reece

Stephen A. Smith

Michael H. Wargotz

Nominating and Governance Committee

The principal functions of the Nominating and Governance Committee include:

•	determining Board membership qualification standards and criteria and evaluating potential director candidates;

•	selecting and recommending director candidates to the Board to be submitted for election at the Annual Meeting and to fill any vacancies on the Board;

•	recommending committee assignments to the Board;

•	developing and recommending to the Board appropriate corporate governance policies for the Company;

•

periodically assessing the composition of the Board to ensure the Board encompasses a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company’s business; and

•	overseeing annual self-assessment evaluations of the Board and the committees of the Board.

The Nominating and Governance Committee acts pursuant to a written charter, which is available for review on our website at http://www.cstbrands.com/en-us/investors under “Corporate Governance” in the “Investors” section.

The Board has determined that all members of the Nominating and Governance Committee are independent within the meaning of SEC regulations, the listing standards of the NYSE, and the requirements set forth in the Nominating and Governance Committee charter.

Members of the Nominating and Governance Committee are:

Michael H. Wargotz (Chair)

Thomas W. Dickson

Joseph E. Reece

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INFORMATION REGARDING THE BOARD OF DIRECTORS

William G. Moll served as a member of the Nominating and Governance Committee during the fiscal year ended December 31, 2015 and through March 2, 2016.

Consideration of Director Nominees

The Company believes that the Board as a whole should encompass a diverse range of talent, skill, experience, expertise and backgrounds, enabling it to provide sound guidance with respect to the Company’s operations and business goals. In addition to considering a Board candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of the Company. The Company’s policy is to have at least a majority of its directors qualify as “independent” as determined in accordance with the listing standards of the NYSE and Rule 10A-3 of the Exchange Act.

The Nominating and Governance Committee is responsible for initially determining the slate of director nominees for election by stockholders, which the Nominating and Governance Committee then recommends to the Board. Director nominees are approved by the Board prior to the preparation of the Company’s annual proxy statement and are recommended for election by the stockholders at the next annual meeting. Under our bylaws, directors elected to fill Board vacancies, whether due to death, resignation, or other inability to serve, shall hold office for a term expiring at the annual meeting at which the term of the director class to which they shall have been elected expires.

Director Qualifications

There are no specific minimum qualifications that the Board requires to be met by a director nominee recommended for a position on the Board, nor are there any specific qualities or skills that are necessary for one or more members of the Board to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us.

The Nominating and Governance Committee considers a number of factors in its evaluation of director candidates, including the members of the Board eligible for reelection, the current size and composition of the Board and the needs of the Board and the respective Board committees; and such factors as the candidate’s background, experience, expertise, financial acumen, and other relevant criteria, including the number of other board assignments and ability and willingness to commit adequate time to Board and committee matters. The Nominating and Governance Committee also considers diversity concepts such as race, gender, national origin, and differences in viewpoints and skills. The Nominating and Governance Committee does not have a formal policy with respect to diversity, but believes that it is essential that the Board members represent diverse viewpoints.

Candidates for director must possess the ability to apply good business judgment and be in a position to properly exercise his or her duties of loyalty and care. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibility within his or her chosen fields, and have the ability to quickly understand complex business and financial principles. Candidates with potential conflicts of interest or who do not meet independence criteria will be identified and disqualified. The Nominating and Governance Committee will consider these criteria for nominees identified by the Nominating and Governance Committee, by stockholders, or through some other source. When current Board members are considered for nomination for re-election, the Nominating and Governance Committee also takes into consideration their prior Board contributions, performance and meeting attendance records.

Stockholder Nominations

The Nominating and Governance Committee will consider qualified candidates for possible nomination that are recommended by our stockholders of record. Stockholders of record who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the Board at the 2017 annual meeting of stockholders must do so by delivering a written recommendation to our Corporate Secretary, CST Brands, Inc., 19500 Bulverde Road, San Antonio, Texas 78259, no later than the close of business on the 60th day, nor earlier than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Each written recommendation must

18    CST BRANDS, INC. – Proxy Statement

INFORMATION REGARDING THE BOARD OF DIRECTORS

comply with the procedures set forth in our bylaws and include the required information regarding the nominating stockholder and the proposed director candidate, in each case as set forth in our bylaws. A printed copy of our bylaws may be obtained by any stockholder upon request to our Corporate Secretary at the address set forth above.

Evaluating Nominees for Director

The Nominating and Governance Committee ensures that the Board encompasses a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts. It solicits recommendations for potential Board candidates from a number of sources, including members of the Board, our executive officers, professional colleagues, individuals recommended by a member of the Board, as well as third-party executive search firms. As discussed above, the Nominating and Governance Committee will also consider candidates recommended by stockholders. In evaluating candidates, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidates to further strengthen the Board’s breadth of talent and background. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether a candidate was recommended by a stockholder of record or not.

Once a person has been identified by the Nominating and Governance Committee as a potential candidate, the Nominating and Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further based on the person’s skills, expertise and value to the Board. If the Nominating and Governance Committee determines that the candidate warrants further consideration, the chairman or another member of the Nominating and Governance Committee would contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating and Governance Committee requests information from the candidate, reviews the person’s accomplishments and qualifications. Based on its initial evaluation, the Nominating and Governance Committee will determine whether to interview a proposed candidate and, if warranted, will recommend that one or more of its members, other members of the Board, or senior management, as appropriate, may conduct one or more interviews with the candidate. The Nominating and Governance Committee members or other Board members may request a background check, contact one or more references provided by the candidate or contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s experience, strengths and expertise. After completing this process, the Nominating and Governance Committee ultimately determines which nominees to submit to the full Board for consideration and approval.

Stockholder Communications with the Board

Any stockholder or interested party who desires to contact the Board, or specific members of the Board, may do so by writing to our Corporate Secretary, CST Brands, Inc., One Valero Way, Building D, Suite 200, San Antonio, Texas 78249.

The Board has instructed the Corporate Secretary to review all communications so received and to exercise his discretion not to forward to the Board correspondence that is inappropriate, such as business solicitations, frivolous communications and advertising, routine business matters, personal grievances and threatening, illegal or similarly unsuitable communications. However, any director may at any time request the Corporate Secretary to forward any and all communications received by the Corporate Secretary but not forwarded to the directors.

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INFORMATION REGARDING THE BOARD OF DIRECTORS

Incumbent Class I Directors with Terms Expiring in 2017

ROGER G. BURTON (CPA) Age 69

Mr. Burton has served as a member of the Board since April 2013 and is the chair of the Audit Committee. As a Certified Public Accountant, Mr. Burton has 47 years of experience in public accounting, auditing and financial reporting of publicly traded companies having worked as an associate and a partner of Arthur Andersen LLP for 34 years until 2002 after which he founded his own financial services firm.

Mr. Burton has provided audit and other financial services to many publicly traded companies, including Valero Energy Corporation, Tenneco Inc., Pennzoil Company, U.S. Long Distance Corp., United Energy Resources, Central & Southwest Corp., Dresser Industries, Valero Natural Gas Partners LP, Pogo Producing, Entex Inc., Midwestern Gas Transmission, and East Tennessee Natural Gas.

Mr. Burton’s financial expertise has been instrumental in the development and accuracy of our financial statements and disclosures since the spin-off of our Company in May 2013.

Mr. Burton holds a Bachelor of Business Administration degree from Lamar University and has been a Certified Public Accountant since 1971.

Director Qualifications:

Mr. Burton’s pertinent experience, qualifications, attributes, and skills include public accounting and financial reporting expertise (including extensive experience as a CPA), and the knowledge and experience he has attained from his service to publicly traded companies as described above.

ROCKY B. DEWBRE (CPA) Age 50

Mr. Dewbre has served as a member of the Board since March 2016 and is a member of the Compensation Committee. Mr. Dewbre brings to the Board decades of experience in the energy, distribution and convenience store sectors.

From 2014 to 2015, Mr. Dewbre served as Executive Vice President, Channel Operations of Sunoco LP (NYSE: SUN), which operates approximately 900 convenience stores and retail fuel sites and distributes motor fuel to convenience stores, independent dealers, commercial customers and distributors located in more than 30 states at approximately 6,800 sites.

Prior to that, Mr. Dewbre spent over 20 years in leadership roles at Susser Holdings Corporation (NYSE: SUSS) and Susser Petroleum Partners LP (NYSE: SUSP), including as President and Chief Executive Officer of Susser Petroleum Partners LP, until Susser Holdings Corporation was acquired by Energy Transfer Partners in 2014.

Before joining Susser Holdings Corporation in 1992, Mr. Dewbre was a corporate internal auditor with Atlantic Richfield Corporation from 1991 to 1992 and an auditor and consultant at Deloitte & Touche LLP from 1988 to 1991. Since 2002, Mr. Dewbre has served on the board of directors of Tank Owners Members Insurance Company.

A Certified Public Accountant, Mr. Dewbre holds a Bachelor in Accounting and Management Information Systems from Texas Tech University and a Master in Business Administration from the University of Texas in Austin, Texas.

Director Qualifications:

Mr. Dewbre’s pertinent experience, qualifications, attributes, and skills include extensive fuel distribution and retail industry expertise, executive management experience, public accounting and financial reporting expertise (including experience as a CPA), and the knowledge and experience he has attained from his positions at the companies described above.

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INFORMATION REGARDING THE BOARD OF DIRECTORS

STEPHEN A. SMITH Age 59

Mr. Smith has served as a member of the Board since March 2014 and is a member of the Audit Committee and the Executive Committee. Mr. Smith brings to the Board extensive international experience, including serving as co-CEO of a now publicly traded company, public accounting, financial reporting and auditing expertise serving as the CFO of a publicly traded company, restaurant industry, strategic planning, strategy development, real estate, operations management and Canadian market expertise.

From 2007 until 2013, Mr. Smith served in various leadership roles, including as co-CEO and CFO of Cara Operations Limited (TSX: CAO), Canada’s oldest and largest full-service restaurant company and the franchisor or operator of 828 restaurants in Canada. Mr. Smith was a key member of the management team during the rapid growth that Cara Operations Limited experienced during his CFO and co-CEO tenure by being responsible for its financial reporting and auditing, strategic planning, strategy development, real estate optimization and operations management.

From 1985 to 2007, Mr. Smith held various senior and executive level positions, including Executive Vice President from 1999 to 2006, with Loblaw Companies Limited (TSX: L.CA), the leading food and pharmacy retailer in Canada with more than 2,300 locations and 192,000 full and part-time employees.

Mr. Smith is currently the Executive Vice President and CFO of Jackman Reinvention, Inc., a privately held brand and strategy consulting firm in Toronto, Canada.

Mr. Smith also serves as a director and chair of the audit and finance committee for the Metro Toronto Convention Center and director of the board of St. Michael’s Hospital foundation.

Mr. Smith is a Chartered Professional Accountant (CPA in Canada) and holds a Bachelor of Commerce degree from the University of Toronto.

Director Qualifications:

Mr. Smith’s pertinent experience, qualifications, attributes, and skills include public accounting and financial reporting expertise (including extensive experience as a Chartered Professional Accountant (CPA) in Canada), executive experience attained from his service as Executive Vice President, CFO and Co-CEO at the companies described above.

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INFORMATION REGARDING THE BOARD OF DIRECTORS

JOSEPH V. TOPPER, JR. Age 60

Mr. Topper has served as a member of the Board since October 2014. As a successful entrepreneur and former Chief Executive Officer of a publicly traded company, Mr. Topper brings to the Board extensive experience in strategic planning, mergers and acquisitions, wholesale distribution of motor fuels, including the leasing of real estate in the retail distribution of motor fuels.

From March 2015 to September 2015, Mr. Topper was CEO of CrossAmerica GP LLC, the general partner of CrossAmerica Partners LP (NYSE: CAPL, formerly Lehigh Gas Partners (NYSE: LGP)). CrossAmerica GP LLC was acquired by CST Brands, Inc. on October 1, 2014 from Mr. Topper, who remained as President and CEO of CrossAmerica GP LLC until March 2015. From 2011 to 2014, Mr. Topper served as Chairman and CEO of Lehigh Gas GP (the former name of CrossAmerica GP LLC), the general partner of Lehigh Gas Partners LP. Mr. Topper was the leading force in the growth of this master limited partnership, including its initial public offering in 2012. In 1987, Mr. Topper purchased his family’s retail fuel business and five years later founded the predecessor of CrossAmerica Partners LP, where he was the Chief Executive Officer from 1992.

Mr. Topper also serves as a member of the Board of Directors of CrossAmerica GP LLC, the Board of Trustees for Villanova University and as a director of Lehigh Valley PBS. He previously served as President of the Board of Directors for Lehigh Valley PBS and the Lehigh Valley PBS Foundation and as a director for the Good Shepherd Rehabilitation Hospital.

Mr. Topper holds a Bachelor of Science degree in accounting from Villanova University and a Master of Business Administration from Lehigh University.

Director Qualifications:

Mr. Topper’s pertinent experience, qualifications, attributes, and skills include the knowledge and expertise (particularly in fuel distribution), experience serving in the board of directors of publicly traded companies and management experience attained from his service as Chief Executive Officer at the companies described above.

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INFORMATION REGARDING THE BOARD OF DIRECTORS

Incumbent Class II Directors with Terms Expiring in 2018

DONNA M. BOLES Age 62

Ms. Boles has served as a member of the Board since April 2013 and is the chair of the Compensation Committee. She brings to the Board extensive international experience in human resources, executive compensation, leadership succession planning, talent acquisition and retention, organizational development, performance management, strategic planning, employee and community engagement, employee and community relations, diversity initiatives, benefits, compliance and best practices.

From 2005 until 2013, as Senior Vice President, Human Resources of Becton, Dickinson and Company (NYSE: BDX), a publicly traded leading medical technology company with 30,000 employees operating in 50 countries, Ms. Boles was a key member of the senior management team responsible for leading, managing, developing and implementing international strategic plans and the integration of human resources services and best practices across all areas of the company. Ms. Boles’ responsibilities included global human resources management, executive compensation, succession planning, talent and organizational development, diversity enhancement, and employee engagement, amongst others.

From 2001 to 2005, Ms. Boles served as Vice President, Human Resources for the Medical Division of Becton, Dickinson, and the largest of the company’s three international business segments. She joined Becton, Dickinson and Company in 1973. She is a member of the board of directors of the Berkeley College Foundation, Inc., the Executive Leadership Council and the advisory board of Cielo Healthcare. Ms. Boles served on the board of trustees of Big Brothers and Big Sisters of Northern New Jersey from 2004 until 2015. She served on the advisory board of the Center for Human Resource Strategy at Rutgers University.

Ms. Boles is the founder and president of Sisters Enabled to Empower Dreams, Inc., a non-profit organization focused on empowering individuals and/or organizations to achieve their goals. Savoy Magazine named Ms. Boles as one of the “Top Influential Women in Corporate America” in 2012. The Network Journal magazine named Ms. Boles as one of the “25 Influential Black Women in Business” in 2011. Black Enterprise magazine named Ms. Boles as of the “75 Most Powerful Women in Business” in 2010. She was also listed among “100 Women-Worth Watching” in 2007 by Diversity Journal.

Ms. Boles holds a Bachelor of Arts in Human Resources Management from Upsala College and Master of Business Administration from Pace University.

Director Qualifications:

Ms. Boles’ pertinent experience, qualifications, attributes, and skills include the knowledge and management experience (including extensive experience in executive compensation and leadership succession planning) she has attained through her positions at the companies described above.

CST BRANDS, INC. – Proxy Statement    23

INFORMATION REGARDING THE BOARD OF DIRECTORS

KIMBERLY S. LUBEL Age 51

Ms. Lubel has served as the Company’s Chief Executive Officer and President since January 2013, has served as a member of the Board since November 2012 and as Chairman of the Board since April 2013.

Prior to her current role at CST Brands, Ms. Lubel served in various executive management roles at Valero Energy Corporation (NYSE: VLO), an international manufacturer and marketer of transportation fuels and other petrochemical products, including as Executive Vice President and General Counsel from April 2006 to December 2012, where she led complex acquisitions and transactions and oversaw legal, environmental, health and safety, ad valorem tax, government affairs and project execution departments. Ms. Lubel also served as Vice President of Legal Services from January 2003 to April 2006 and Managing Counsel prior to January 2003. During her tenure at Valero Energy Corporation, Ms. Lubel was the lead lawyer on over $18 billion of acquisitions, helping to grow the company from a small, regional refiner to one of international scope.

Prior to joining Valero Energy Corporation in 1997, Ms. Lubel specialized in mergers and acquisitions with the law firm of Kelly, Hart & Hallman from 1991 to 1997. Since 2011, she has served as a director of the board of WPX Energy, Inc. (NYSE:WPX), a publicly traded company focusing on extraction of oil and natural gas.

Ms. Lubel was named to Fortune’s 50 Most Powerful Women in 2013 and again in 2015, and was named Retail Leader of the Year by Convenience Store News in 2014.

Ms. Lubel holds a Bachelor of Arts degree in Spanish and International Studies from Miami University (Ohio), Master of Arts degree in International Relations from Baylor University, and her Juris Doctorate from the University of Texas School of Law. She is also a 2009 graduate of the Stanford Executive Program.

Director Qualifications:

Ms. Lubel’s pertinent experience, qualifications, attributes, and skills include the knowledge and experience she has attained through her services, with extensive and varied responsibilities, as an executive officer of Valero and through her service on the board of directors of WPX Energy, Inc. and CrossAmerica Partners LP.

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INFORMATION REGARDING THE BOARD OF DIRECTORS

JOSEPH E. REECE Age 54

Mr. Reece has served as a member of the Board since November 2015 and is a member of the Executive Committee and Nominating and Governance Committee. Mr. Reece is the President and Founder of Helena Capital, a merchant bank based in Los Angeles, where, in addition to principal investing, he provides CEO-level counseling focused on long-term value creation. Mr. Reece brings nearly 30 years of experience advising public and private corporations, boards, financial sponsors and institutional investors on strategy, financing, and mergers and acquisitions. Mr. Reece has extensive experience in the real estate, consumer and retail, energy, technology, media, healthcare, financial services and industrial sectors.

Prior to forming Helena Capital in October 2014, Mr. Reece concluded an 18-year career as an investment banker with Credit Suisse, ultimately serving as its Global Head of Equity Capital Markets. During his career at Credit Suisse, Mr. Reece provided investment banking, capital market advisory services, and merger and acquisition advice across a broad range of industries. During his career, Mr. Reece led multiple business units both regionally and globally for Credit Suisse, participated in business turnarounds as well as new business development; and ultimately sat on both the Global Equities Management Committee and the Investment Banking Management Committee.

Prior to becoming an investment banker, Mr. Reece spent ten years as a practicing attorney. Mr. Reece began his career at the SEC as Staff Counsel, ultimately rising to become Special Counsel for the SEC’s Division of Corporation Finance. Mr. Reece also practiced law with Skadden Arps, Slate, Meagher & Flom LLP in Los Angeles and Streich Lang LLP in Phoenix in their respective Corporate Practice Groups. While at Skadden Arps, Mr. Reece represented a broad group of corporate, financial sponsor and institutional clients in a wide range of strategic, corporate and securities matters.

Mr. Reece serves on the board of directors of LSB Industries, Inc. (NYSE: LXU) where he is a member of the audit committee. He also serves as a member of the board of visitors of Georgetown University Law Center, on the board of directors of the Foundation of the University of Akron, and on the board of directors of Chair-ity (a 501(c)(3) organization that provides household goods and furniture to teenagers who graduate from the Ohio Foster Care System).

Mr. Reece is a graduate of Georgetown University Law Center and Ohio Polytechnic Institute/University of Akron.

Director Qualifications:

Mr. Reece’s pertinent experience, qualifications, attributes, and skills include extensive capital markets expertise, executive management experience and financial transactions in a wide variety of industries, and the knowledge and experience he has attained from his positions at the companies described above.

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INFORMATION REGARDING THE BOARD OF DIRECTORS

MICHAEL H. WARGTOZ Age 57

Mr. Wargotz has served as a member of the Board since April 2013, serves on the Executive Committee and is the chair of the Nominating and Governance Committee. He brings to the CST Board extensive C-level and board experience with large global public companies, and an extensive background in finance and leasing, private equity investment, strategic planning, corporate governance, brand development and management, mergers and acquisitions and accounting.

Mr. Wargotz is the chairman and founder of Axcess Ventures, the private equity arm of Axcess Worldwide, a partnership development company. Mr. Wargotz began Axcess Ventures after co-founding Axcess Worldwide in 2000. From August 2010 to June 2011, Mr. Wargotz served as CFO at the Milestone Aviation Group, a global helicopter and private jet leasing company that he co-founded with the former Chairman of NetJets, and five other partners. At Milestone, Mr. Wargotz oversaw the financing and accounting for the company and Mr. Wargotz also led the company’s successful private equity raise of $500 million. From June 2004 through December 2009, Mr. Wargotz held a variety of roles at NetJets, a Berkshire Hathaway Company, the worldwide leader in private aviation fractional ownership, where he attained the position of Chief Financial Advisor and was actively involved in company-wide operational and financial analysis, capital deployment and strategic planning.

From 1994 through 2000, Mr. Wargotz held various senior executive positions at Cendant Corporation (NYSE: CD) and its predecessor company, HFS Incorporated, where he developed the company’s highly rated investor relations and corporate communications function that won the prestigious Barron’s Investor Relations Award. In 1998, Mr. Wargotz was named CFO of Cendant’s Alliance Marketing Division and was subsequently appointed CEO of one of Cendant’s operating divisions.

In addition to CST Brands, Mr. Wargotz currently serves on the board of directors of two other publicly traded companies, Wyndham Worldwide Corporation (NYSE: WYN), where he is the chair of the audit committee and a member of the executive committee; and Resource Connections, Inc. (NASDAQ: RECN), where he is a member of the audit committee and the compensation committee.

A Certified Public Accountant, Mr. Wargotz earned his Bachelor of Arts from Rutgers University and his Master of Business Administration from the NYU Stern School of Business.

Director Qualifications:

Mr. Wargotz’s pertinent experience, qualifications, attributes, and skills include branding knowledge, management experience, investor relations, financial and compliance expertise and the perspective he has attained from his positions at the companies described above.

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PROPOSAL NO. 1 ELECTION OF CLASS III DIRECTORS

PROPOSAL NO. 1

ELECTION OF CLASS III DIRECTORS

Overview

The Board presently has twelve members and is divided into three classes, designated as Class I, Class II and Class III. Each Class consists of four directors and each Class has a three-year term. The term of office of the four Class III directors expires in 2016. Based on the recommendation of the Nominating and Governance Committee, the Board has nominated each of the current Class III directors listed below for election to the Board. Mr. Dickson serves as a director of the Company and was originally appointed by the Board to fill the vacancy due to the retirement on March 2, 2016 of William G. Moll, a Class III director, in connection with a settlement agreement with JCP Investment Management, LLC and certain related investors.

If elected at the Annual Meeting, each of these nominees would serve until the 2019 annual meeting of stockholders and until his or her successor is elected and qualified or, if sooner, until the director’s death, resignation or removal. Our bylaws provide for a majority voting standard for uncontested elections of directors. This standard states that in uncontested director elections, a director nominee will be elected only if the number of votes cast “for” the nominee exceeds 50% of the number of votes cast with respect to that director’s election. Under our bylaws, “votes cast” with respect to the election of directors include votes to withhold authority and exclude abstentions. In addition, our bylaws provide that if an incumbent nominee does not receive a majority of the votes cast for the incumbent director’s re-election, the incumbent director is required to promptly tender his or her resignation to the Board. The Nominating and Governance Committee will then make a recommendation to the full Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will then decide whether to accept or reject the resignation, taking into account the Nominating and Governance Committee’s recommendation. The determination of the Board and the rationale behind any such decision will be publicly disclosed (by a press release, a filing with the SEC or other broadly disseminated means of communication) within 90 days from the date of the certification of the election results of our Annual Meeting. If the incumbent director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting, until his or her successor is duly elected, or his or her death, resignation, or removal. If a director’s resignation is accepted by the Board, then the Board may fill any resulting vacancy or decrease the size of the Board.

The director nominees named in this proxy statement have agreed to serve as directors if elected, and we have no reason to believe that they would be unable to serve. In the event that before the Annual Meeting the nominees named in this proxy statement should become unable or unwilling to serve, the persons named in the enclosed proxy will vote the shares represented by any proxy received by the Board for such other person or persons as may thereafter be nominated for director by the Nominating and Governance Committee and the Board.

There are no family relationships between or among any of our executive officers or directors.

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PROPOSAL NO. 1 ELECTION OF CLASS III DIRECTORS

Nominees for Election as Class III Directors with Terms Expiring in 2019

THOMAS W. DICKSON Age 60

Mr. Dickson joined the Board in March 2016 and he serves on the Nominating and Governance Committee. He brings to the Board more than two decades of grocery and executive leadership experience. Mr. Dickson previously served as Chairman of the board of directors of The Pantry, Inc. (NYSE: PTRY) from April 2014 until its acquisition by a U.S. subsidiary of Alimentation Couche-Tard Inc. in March 2015. Prior to joining The Pantry’s board of directors, Mr. Dickson served as President and Chief Executive Officer of Harris Teeter Supermarkets, Inc. from February 1997 to January 2014. Mr. Dickson also served as a director on the Harris Teeter Supermarkets’ board of directors from 1997 to January 2014 and as its Chairman from March 2006 to January 2014. Prior to joining Harris Teeter Supermarkets, Mr. Dickson served as an Executive Vice President of Ruddick Corp. from February 1996 to February 1997.

Since April 2015, Mr. Dickson has served on the board of directors of Brixmor Property Group Inc. (NYSE: BRX), a publicly traded REIT, where he serves on the compensation committee.

Mr. Dickson earned a Bachelor of Arts in Economics and a Master of Business Administration from the University of Virginia.

Director Qualifications:

Mr. Dickson’s pertinent experience, qualifications, attributes and skills include executive management experience, extensive retail industry expertise, knowledge and experience attained through his current and prior roles as member of the board of directors of Brixmor Property Group Inc. and as the chairman of the board of directors of The Pantry, Inc.

RUBEN M. ESCOBEDO (CPA) Age 78

Mr. Escobedo has served as a member of the Board since April 2013 and is a member of the Audit Committee. As a Certified Public Accountant, Mr. Escobedo has extensive experience in public accounting, auditing and financial reporting, and tax compliance for publicly traded and private companies. Mr. Escobedo serves as a director and chair of the audit committee of Cullen/Frost Bankers, Inc. (NYSE: CFR), a publicly traded financial holding company with $28.3 billion in assets, and one of the 50 largest U.S. banks. From 1994 to 2014, he also served as a director of the board and chair of the audit committee of Valero Energy Corporation (NYSE: VLO), an international manufacturer and marketer of transportation fuels, and other petrochemical products.

Mr. Escobedo was previously employed by Handy Andy, Inc., a privately owned regional grocery chain in Texas, where he served as President from 1973 to 1977. Mr. Escobedo managed and expanded this retail business to 42 stores and annual sales of $250 million.

Mr. Escobedo is a past member of the executive committee of the board of directors of United Way of San Antonio, the past chair of the board of trustees of St. Mary’s University, and the founding chair of the San Antonio-Mexico Foundation for Education.

Mr. Escobedo received a Bachelor degree in business administration from St. Mary’s University and he is a certified public accountant in the District of Columbia and Texas.

Director Qualifications:

Mr. Escobedo’s pertinent experience, qualifications, attributes, and skills include public accounting and financial reporting expertise (including extensive experience as a CPA) and extensive experience as current member of the board of directors of Cullen/Frost Bankers and chair of its audit committee and previously as member of the board of directors of Valero Energy Corporation and chair of its audit committee.

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PROPOSAL NO. 1 ELECTION OF CLASS III DIRECTORS

DENISE INCANDELA Age 51

Ms. Incandela has served as a member of the Board since June 2013 and is a member of the Compensation Committee. Ms. Incandela has extensive global experience in brand management, social media and consumer marketing, driving and growing e-commerce businesses, and ample expertise in customer insights and analytics. She has had leadership roles in business units of global companies, management and operations experience, as well as broad retail expertise. Ms. Incandela is President of Global Digital and Customer Intelligence for the Ralph Lauren Corporation, a company engaged in the design, marketing, distribution, and retail of apparel and accessory products, where she oversees a global business unit, including operations, its digital presence, e-commerce business, social media and customer relationship marketing, and analytics and insights since 2014.

From 2011 to 2013, Ms. Incandela served as the Executive Vice President and Chief Marketing Officer of Saks Fifth Avenue, where she oversaw all aspects of Saks Direct, its online business, and all aspects of Saks Fifth Avenue’s marketing programs. She joined Saks in 1999 and was instrumental in driving Saks’ significant digital presence and e-commerce growth as well as streamlining operations of the online business.

From 1992 to 1999, Ms. Incandela worked at McKinsey & Company where she was a leader of its retail practice.

Ms. Incandela also serves as a member of the board of advisors for The Wharton School’s Jay H. Barker Retailing Center.

Ms. Incandela holds a bachelor degree in finance from Boston College and a Master of Business Administration in Finance and Strategic Management from The Wharton School.

Director Qualifications:

Ms. Incandela’s pertinent experience, qualifications, attributes, and skills include branding, consumer marketing, social media and e-commerce knowledge and managerial experience she has attained through her current and prior roles as an executive of Ralph Lauren and Saks Fifth Avenue.

CST BRANDS, INC. – Proxy Statement    29

PROPOSAL NO. 1 ELECTION OF CLASS III DIRECTORS

ALAN SCHOENBAUM Age 58

Mr. Schoenbaum has served as a member of the Board since April 2013. He is the Lead Director of the Board and the chair of the Executive Committee. Mr. Schoenbaum brings to the Board extensive international experience with publicly traded companies, corporate and securities law, mergers and acquisitions, complex financial transactions, technology industry expertise and corporate governance. Mr. Schoenbaum is the co-founder and managing director of BuildGroup, a venture capital firm, which invests in fast growing technology companies, where Mr. Schoenbaum is helping entrepreneurs to build and grow technology companies by providing strategic planning, strategy and business model development, financial valuation, operations advice and legal expertise.

From December 2005 until February 2014, Mr. Schoenbaum was Senior Vice President and General Counsel at Rackspace Hosting, Inc. (NYSE: RAX), a publicly traded cloud computing company recognized as a global leader in hybrid cloud-based software and hosted solutions that serves more than 300,000 business customers in 120 countries and $1.9 billion in annual revenue, where he oversaw legal, corporate governance, government affairs, mergers and acquisitions, compliance and regulatory matters. Mr. Schoenbaum was a key member of the management team during the hyper-growth of Rackspace with his extensive experience in mergers and acquisitions, corporate development and corporate governance.

Until 2005, Mr. Schoenbaum was a partner at Akin Gump Strauss Hauer & Feld LLP, a globally recognized law firm, where he practiced for more than 20 years doing corporate and securities law, and mergers and acquisitions, representing public and private growth companies in diverse industries, including venture capital funds and their portfolio companies, international financial transactions, energy and energy services businesses, and restaurant and multi-unit enterprises.

Mr. Schoenbaum serves on the board of directors of Group 42, Inc., a holding company for global energy service companies. Mr. Schoenbaum holds a bachelor’s degree from the University of Texas at Austin and a Juris Doctorate from the University of Texas School of Law.

Director Qualifications:

Mr. Schoenbaum’s pertinent experience, qualifications, attributes, and skills include the knowledge and experience he has attained through his services, with extensive and varied responsibilities, as an executive officer of Rackspace Hosting, Inc., as legal counsel in mergers and acquisitions, corporate development and corporate governance and recently as the founder of a venture capital firm.

Vote Required and Board Recommendation

The election of each of Thomas W. Dickson, Ruben M. Escobedo, Denise Incandela, and Alan Schoenbaum as Class III directors to serve until the 2019 annual meeting of stockholders requires the affirmative vote of a majority of the votes cast at the Annual Meeting. A “majority of votes cast,” with regard to the election of directors, means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast with respect to the election of directors shall include votes to withhold authority and exclude abstentions. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE NAMED ABOVE.

30    CST BRANDS, INC. – Proxy Statement

PROPOSAL NO. 2 RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016

PROPOSAL NO. 2

RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016

The Audit Committee and the Board determined on March 1, 2016 to select KPMG to serve as CST’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The Audit Committee is directly responsible for the appointment, compensation determination, retention, and oversight of the independent auditors retained to audit CST’s financial statements. The Audit Committee is responsible for the audit fee negotiations associated with CST’s retention of the independent auditing firm.

The Audit Committee annually reviews and evaluates the qualifications, performance, and independence of CST’s independent auditing firm, and reviews and evaluates the lead partner of the independent auditor team. In conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Audit Committee is involved in the selection of the audit firm’s new lead engagement partner. To monitor auditor independence, the Audit Committee periodically considers whether there should be a rotation of the independent auditing firm.

The members of the Audit Committee and the Board believe that the continued retention of KPMG to serve as CST’s independent registered public accounting firm for the fiscal year ending December 31, 2016 is in the best interests of CST and its stockholders.

Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the Board unanimously recommends that the stockholders of the Company vote in favor of the ratification of the selection of KPMG LLP as the Company’s independent registered public accountants for the year ending December 31, 2016.”

Although stockholder ratification is not required by our bylaws or otherwise, the Board has directed that such appointment be submitted to the Company’s stockholders for ratification at the Annual Meeting as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If our stockholders do not ratify the selection of KPMG, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining whether or not to retain KPMG.

We expect that a representative of KPMG will be present at the Annual Meeting and such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Vote Required and Board Recommendation

Stockholder ratification of the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2016 requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote and will therefore have the same effect as a vote against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

CST BRANDS, INC. – Proxy Statement    31

PROPOSAL NO. 2 RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016

Principal Auditor Fees and Services

The following table sets forth the aggregate fees for services provided to us by KPMG for the fiscal years ended December 31, 2015 and 2014. All fees described below were approved by the Audit Committee.

	2015	2014
Audit Fees	$1,694,868	$1,407,184
Audit-Related Fees	–	–
Tax Fees	$18,000	$11,400
All Other Fees	–	–
Total Fees	$1,712,868	$1,418,584

Audit Fees. This category includes the aggregate fees billed by KPMG for each of the last two fiscal years for professional services rendered for the audit of the Company’s annual financial statements, review of the condensed financial statements included in the Company’s quarterly reports on Form 10-Q, and services that are normally provided by KPMG in connection with other regulatory filings made by the Company during those fiscal years.

Tax Fees. This category includes the aggregate fees billed by KPMG for professional services rendered for tax compliance, tax advice or tax planning.

The Audit Committee has considered whether the services provided for non-audit services are compatible with maintaining KPMG’s independence, and has concluded that the independence of such firm has been maintained.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit, audit-related and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee approved all of the fees described above. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent public accountants are required to periodically report to the Audit Committee regarding the extent of services provided by the independent public accountants in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting.

32    CST BRANDS, INC. – Proxy Statement

PROPOSAL NO. 3 APPROVAL OF THE CST BRANDS, INC. EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL NO. 3

APPROVAL OF THE CST BRANDS, INC. EMPLOYEE STOCK PURCHASE PLAN

Overview

We are requesting that our stockholders vote to approve the proposed CST Brands, Inc. Employee Stock Purchase Plan (the “ESPP”). On September 10, 2015, the Board approved the terms of the ESPP, and recommended that it be submitted to stockholders for approval at the Annual Meeting.

The purpose of the ESPP is to provide our eligible employees with the opportunity to purchase shares of our common stock through participation in a plan designed to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. The goal of the ESPP is to assist us in recruiting and retaining qualified employees by providing them with the opportunity to purchase our common stock at a discount through the convenience of payroll deductions and to further align employee interests with those of our stockholders.

The Board believes it is in the Company’s best interest and in the best interest of the stockholders that the ESPP be approved. Stockholders are requested in this proposal to approve the ESPP. In the event that our stockholders fail to approve the ESPP, the Board will terminate the ESPP, all contributions will be refunded without interest, and there will be no further offerings to purchase stock under the ESPP.

The following summary of the material features of the ESPP is subject to the specific provisions contained in the full text of the ESPP, which is set forth in Annex A to this Proxy Statement. Our stockholders are urged to read the ESPP in its entirety.

Summary of Material Features

Administration. The ESPP is administered by the Company, as designated by the Board and the Compensation Committee, and all questions of interpretation of the ESPP or any form of agreement or other document employed by the Company in the administration of the ESPP shall be determined by the Board. The Board may assign certain of its administrative tasks set forth in the ESPP to the Company.

Eligibility. All U.S. employees who, on the first business day of each offering period, have been employed by the Company or any subsidiary thereof, for at least six months are eligible to participate in the ESPP; provided, however, that any employee who, would own shares of our common stock possessing five percent or more of the total combined voting power or value of all classes of the capital stock of the Company or of a subsidiary of the Company, shall be ineligible to participate in the ESPP. As of January 1, 2016, approximately 8,100 of our employees were eligible to participate in the ESPP. Participation in the ESPP is at the election of each eligible employee and the amounts received by a participant under the ESPP depend on the fair market value of our common stock on future dates; therefore, the benefits or amounts that will be received by any participant if the ESPP is approved are not currently determinable.

Offerings. The ESPP provides for separate six-month offering periods, commencing on January 1 and July 1 of each year, or such other time as the Board may establish in its sole discretion.

Participation. To participate in the ESPP, an eligible employee authorizes payroll deductions in an amount not less than $10 or more than $1,250 for each bi-weekly pay period, as appropriately adjusted for a weekly or monthly pay schedule, not to exceed 15% of his or her compensation for each pay period during the offering period. To ensure that Internal Revenue Service share limitations are not exceeded, no individual participant may be allowed under the ESPP, to purchase common stock that accrues at a rate, which exceeds $25,000 of fair market value of such stock for any calendar year, determined as of the beginning of the offering period. Payroll deductions are currently limited to $15,000 per six-month offering period, although the Board may change limits on payroll deductions for future offering periods.

Purchases. Eligible employees may participate by enrolling in the ESPP during the enrollment period prior to the start of the offering period. At the end of each offering period, the accumulated deductions are used to purchase shares of our common stock from us up to the prescribed maximum (as detailed by the ESPP) for any one employee during an offering period.

CST BRANDS, INC. – Proxy Statement    33

PROPOSAL NO. 3 APPROVAL OF THE CST BRANDS, INC. EMPLOYEE STOCK PURCHASE PLAN

Participating employee payroll deductions will be used to settle the purchase of shares of our common stock as soon as practical after the offering period, based on a purchase price equal to 85% of the fair market value of a share of our common stock on either the first or last trading day of the offering period, whichever is lower. The closing price of our common stock on April 21, 2016, as quoted on the NYSE under the symbol “CST,” was $37.91 per share.

Termination of Employment. If a participating employee voluntarily resigns or is terminated by us prior to the last day of an offering period, the employee’s participation in the ESPP (and therefore his or her right to purchase our common stock thereunder) terminates and the amount in the employee’s account is returned to the employee.

Shares Available for Issuance; Dilution. Assuming the ESPP is approved by our stockholders, the initial maximum aggregate number of shares of our common stock that may be issued under the ESPP is 4,000,000. Shares of our common stock issued under the ESPP shall consist of authorized but unissued shares, reacquired shares, including shares reacquired in the open market, or any combination thereof.

The proposed 4,000,000 shares being requested under this proposal represents potential dilution of approximately 5.3% as of April 21, 2016 (potential dilution for this purpose is determined by dividing the 4,000,000 shares by the total number of shares of common stock outstanding as of April 21, 2016). The Board believes that this is a reasonable amount of potential dilution.

Adjustments for Changes in Capitalization. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger, sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares of our common stock subject to the ESPP, and in the purchase price.

Amendment. The Board may modify or amend the ESPP at any time and in any respect as the Board shall deem advisable. However, without the approval of our stockholders, no amendment may (i) increase the number of shares that may be issued under the ESPP; or (ii) change the definition of “participating companies” whose employees may be eligible to purchase shares under the ESPP.

Termination. The Board may terminate the ESPP at any time; provided that such termination shall not affect the right to purchase shares of our common stock that have been granted under the ESPP at the time of termination.

U.S. Federal Income Tax Consequences. The ESPP, and the rights of participating employees to make purchases thereunder, is designed to qualify as an “employee stock purchase plan” under Section 423 of the Code. Under this provision, no taxable income will be recognized by a participant until the sale or other disposition of shares purchased under the ESPP. At that time, a participant generally will recognize capital gains and/or ordinary income.

Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the relevant offering period (and more than one year from the date the shares are purchased), then the participant generally will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares on the first day of the offering period over the purchase price on the first day of the offering period or (ii) the excess of the fair market value of the shares at disposition over the purchase price. Any additional gain should be treated as long-term capital gain.

If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income, generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above. In all other cases, no deduction is allowed to us.

The foregoing tax discussion is a general summary of the U.S. federal income tax consequences to our participating employees and our participating companies under the ESPP. No attempt has been made to address any state, local, foreign or estate and gift tax consequences that may arise in connection with participation in the ESPP.

34    CST BRANDS, INC. – Proxy Statement

PROPOSAL NO. 3 APPROVAL OF THE CST BRANDS, INC. EMPLOYEE STOCK PURCHASE PLAN

Vote Required and Board Recommendation

Approval of the above proposal requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote and will therefore have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE APPROVAL OF

THE CST BRANDS, INC. EMPLOYEE STOCK PURCHASE PLAN

CST BRANDS, INC. – Proxy Statement    35

PROPOSAL NO. 4 APPROVAL OF THE CST BRANDS, INC. NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

PROPOSAL NO. 4

APPROVAL OF THE CST BRANDS, INC. NON-EMPLOYEE

DIRECTOR COMPENSATION POLICY

We are asking our stockholders to approve the CST Brands, Inc. Non-Employee Director Compensation Policy (“Policy”), which will impose an annual limit on the aggregate cash and incentive compensation that may be awarded to non-employee directors by the Company. The Board believes that an annual per-director limit better aligns its compensation policy for non-employee directors with market practices. The Policy will provide that (a) the sum of (i) the aggregate fair market value (on the date of grant) of all awards granted to any non-employee director during any single calendar year under the CST Brands, Inc. Amended and Restated 2013 Omnibus Stock and Incentive Plan or any other equity plan maintained by the Company and (ii) all cash compensation paid or payable to such non-employee director during or for the same calendar year (including retainers and other fees but excluding reimbursement of expenses) shall not exceed $700,000, and (b) grants of equity-based awards to non-employee directors shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors that is approved and administered by a committee of the Board consisting solely of independent non-employee directors. A copy of the proposed Policy is attached as Annex B to this proxy statement.

On April 14, 2016, upon recommendation of the Compensation Committee, the Board approved the Policy to reflect current market practices for non-employee director compensation and to incorporate evolving governance standards with respect to non-employee director compensation.

The Board intends to implement and maintain the Policy even if stockholder approval is not obtained. The Board urges you to approve the Policy as it believes it to be in the best interests of CST Brands and its stockholders.

Why You Should Vote for the Policy

The proposed Policy is designed to align the Company’s non-employee director compensation policies with evolving governance and compensation practices. Specifically, we ask stockholders to vote for the Policy for the following reason:

We believe that it is important to disclose to our stockholders, and for our stockholders to approve, a maximum annual limit on future total compensation that we may pay to our non-employee directors. The Company selected $700,000 as the maximum value that may be paid to our non-employee directors under the Policy per calendar year because we believe it places a meaningful limit on total compensation to our non-employee directors. While our actual non-employee director compensation in recent years has been considerably lower than this proposed limit, we believe that setting a limitation at this level provides us with a reasonable degree of flexibility to make adjustments that we may in the future deem appropriate or necessary for our non-employee director compensation program to remain competitive in the market.

Vote Required and Board Recommendation

Approval of the above proposal requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote and will therefore have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE APPROVAL OF

THE CST BRANDS, INC. NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

36    CST BRANDS, INC. – Proxy Statement

PROPOSAL NO. 5 APPROVAL, ON AN ADVISORY, NON-BINDING BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL NO. 5

APPROVAL, ON AN ADVISORY, NON-BINDING BASIS, OF THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

As required under Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, the Company is providing stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed in our Compensation Discussion and Analysis, accompanying tables and related narrative, as disclosed in this proxy statement on pages 40 to 61. This proposal is commonly known as a “Say on Pay” proposal.

The Board recommends a vote FOR this proposal because it believes that our compensation policies and practices are effective in achieving the Company’s goals of rewarding sustained financial and operating performance and leadership excellence, aligning our executives’ long-term interests with those of our stockholders and attracting, retaining, and motivating such executives.

As discussed in more detail in the section entitled “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation program is designed to drive the creation of long-term stockholder value and deliver strong financial and operational results. Our total targeted compensation levels are guided by the median levels of our selected peer companies. We do this by tying compensation to the achievement of performance goals that promote sustainable growth and by designing compensation to attract, retain, and motivate high-quality employees.

In light of the above, we believe that the compensation of our named executive officers for fiscal year 2015 was appropriate and reasonable and reflected our Company’s performance for the year.

Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders of CST Brands, Inc. approve, on an advisory basis, our named executive officer compensation, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in this proxy statement.”

Vote Required and Board Recommendation

This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, objectives, policies and practices described in this proxy statement. Approval of the above resolution requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote and will therefore have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

As an advisory vote, the outcome of the vote on this proposal is not binding upon us. However, our Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of this vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE APPROVAL, ON AN ADVISORY, NON-BINDING BASIS, OF

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

CST BRANDS, INC. – Proxy Statement    37

INFORMATION REGARDING OUR EXECUTIVE OFFICERS

Information Regarding our Executive Officers

The following table sets forth certain information about our executive officers, as of April 21, 2016:

Name	Age	Position
Kimberly S. Lubel	51	Chief Executive Officer and President
Clayton E. Killinger	55	Executive Vice President and Chief Financial Officer
Charles H. (Hal) Adams	56	President, Retail Operations
Anthony P. Bartys	59	Senior Vice President and Chief Operating Officer
Gérard J. Sonnier	57	Senior Vice President, General Counsel and Corporate Secretary
Stéphane Trudel	47	Senior Vice President, Growth and Strategy
Tammy V. Floyd	45	Vice President and Controller

Kimberly S. Lubel has served as the Company’s Chief Executive Officer and President since January 2013, and has served as a member of the Board since November 2012 and as Chairman of the Board since April 2013. Prior to her current role at CST Brands, Ms. Lubel served in various executive management roles at Valero Energy Corporation (NYSE: VLO), an international manufacturer and marketer of transportation fuels and other petrochemical products, including as Executive Vice President and General Counsel from April 2006 to December 2012, where she led complex acquisitions and transactions and oversaw legal, environmental, health and safety, ad valorem tax, government affairs and project execution departments. Ms. Lubel also served as Vice President of Legal Services from January 2003 to April 2006 and Managing Counsel prior to January 2003. During her tenure at Valero Energy Corporation, Ms. Lubel was the lead lawyer on over $18 billion of acquisitions, helping to grow the company from a small, regional refiner to one of international scope. Prior to joining Valero Energy Corporation in 1997, Ms. Lubel specialized in mergers and acquisitions with the law firm of Kelly, Hart & Hallman from 1991 to 1997. Since 2011, she has served as a director of the board of WPX Energy, Inc. (NYSE:WPX), a publicly traded company focusing on extraction of oil and natural gas. Ms. Lubel was named to Fortune’s 50 Most Powerful Women in 2013 and again in 2015, and was named Retail Leader of the Year by Convenience Store News in 2014. Ms. Lubel holds a Bachelor of Arts degree in Spanish and International Studies from Miami University (Ohio), Master of Arts degree in International Relations from Baylor University, and her Juris Doctorate from the University of Texas School of Law. She is also a 2009 graduate of the Stanford Executive Program.

Clayton E. Killinger (CPA) has served as the Company’s Executive Vice President and Chief Financial Officer since March 2015. He was Senior Vice President and Chief Financial Officer from January 2013. Previously, he served in various roles at Valero Energy Corporation (NYSE: VLO), including as Senior Vice President and Controller from July 2007 until January 2013 and as Vice President and Controller from January 2003 until July 2007. Prior to joining Valero Energy Corporation in December 2001, Mr. Killinger was a partner with Arthur Andersen LLP, having joined that firm in 1983. Since August 2015, Mr. Killinger has served as a director of the board of directors of Green Plains LP (NASDAQ: GPP), a publicly traded limited partnership focusing on providing ethanol and fuel storage, terminal and transportation services, where he is a member of the audit and conflicts committees. Mr. Killinger is a Certified Public Accountant, with a Bachelor of Business Administration in Accounting from the University of Texas at San Antonio, where he graduated Summa Cum Laude. On October 1, 2014, Mr. Killinger was elected to the board of directors of CrossAmerica GP LLC, the general partner of CrossAmerica Partners LP, and in March 2015, Mr. Killinger was elected Executive Vice President and Chief Financial Officer of CrossAmerica Partners LP.

Charles H. (Hal) Adams has served as the Company’s President, Retail Operations since January 2016. He was Senior Vice President and Chief Marketing Officer from May 2013 until December 2015 and Senior Vice President of Marketing from January 2013 until April 2013. From 1988 until 2013, Mr. Adams served in various roles at Valero and its predecessor companies, including as Vice President of U.S. Retail Merchandising from January 2001 until January 2013. Mr. Adams received a Bachelor of Arts in Business Economics from the University of California, Santa Barbara and he earned his Master of Business Administration from The University of Texas at San Antonio. Mr. Adams is a 2015 graduate of the Stanford Executive Program.

38    CST BRANDS, INC. – Proxy Statement

INFORMATION REGARDING OUR EXECUTIVE OFFICERS

Anthony P. Bartys has served as the Company’s Senior Vice President and Chief Operating Officer since January 2013. From 1991 until 2013, Mr. Bartys served in various roles at Valero and its predecessor companies, including as Vice President of U.S. Retail Operations and Marketing from July 2007 until January 2013. Mr. Bartys has a Bachelor of Arts in Accounting from the University of West Florida-Pensacola.

Gérard J. Sonnier has worked for the Company since February 2014 and has served as the Company’s Senior Vice President, General Counsel and Corporate Secretary since August 2014. From February 2013 to January 2014, Mr. Sonnier served as Vice President and General Counsel at Quanta Services, Inc., from October 2012 to January 2013, he worked as an independent legal consultant, and from March 2001 to September 2012, he served as Assistant General Counsel — Litigation and Chief Foreign Corrupt Practices Act Compliance Officer at Waste Management, Inc. From 1997 to 2001, Mr. Sonnier was with Baker Hughes Incorporated, where he held various positions, including Acting General Counsel and Chief Compliance Counsel from 2000 to 2001. Mr. Sonnier earned a Bachelor of Arts from the University of Colorado and his Juris Doctorate from The Tulane University School of Law.

Stéphane Trudel has served as the Company’s Senior Vice President, Growth and Strategy since January 2016. His position combines oversight of Acquisitions, Divestments, Strategic Planning and Business Analytics, Construction and Real Estate, and Canadian wholesale operations. Mr. Trudel is also the lead executive in the Company’s Canadian Service Center. He has 25 years of experience in the fuel marketing business and recently served as the Company’s Senior Vice President, Mergers and Acquisitions from October 2014 to January 2016; he has held management roles in retail operations where he was responsible for growing the Company-operated network in Canada and he was also the Director of IT between 2001 and 2008. Mr. Trudel holds an Executive Master of Business Administration and a Bachelor in Business Administration from Sherbrooke University with a minor in Management Information Systems.

Tammy V. Floyd (CPA) has served as the Company’s Vice President and Controller since May 2013, after over ten years of service with Valero in various accounting positions. From April 2008 to May 2013, Ms. Floyd served as Vice President of Operations Accounting for Valero. Prior to joining Valero, Ms. Floyd was an Experienced Manager at Arthur Andersen LLP. A Certified Public Accountant, and a Certified Global Management Accountant, Ms. Floyd holds a Bachelor with a dual degree in Accounting and Management and a minor in Spanish from the University of Houston.

CST BRANDS, INC. – Proxy Statement    39

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the material elements of the compensation decisions with respect to our Chief Executive Officer, Chief Financial Officer, and our three most highly paid executive officers during the 2015 fiscal year, which we collectively refer to herein as our “named executive officers” or “NEOs.” This Compensation Discussion and Analysis also describes the objectives and principles underlying our executive compensation programs, the compensation decisions we have recently made under those programs, and the factors we considered in making those decisions.

Named Executive Officers

As of the fiscal year ending December 31, 2015, our named executive officers were:

Name	Position
Kimberly S. Lubel	Chief Executive Officer and President
Clayton E. Killinger	Executive Vice President and Chief Financial Officer
Anthony P. Bartys	Senior Vice President and Chief Operating Officer
Stephan F. Motz	Executive Vice President and Chief Strategy Officer
Charles H. (Hal) Adams	Senior Vice President and Chief Marketing Officer

Governance Highlights Related to Executive Compensation

The Company has adopted several governance practices that we believe reinforce the soundness of our compensation programs:

What We Do		What We Don’t Do

✓	Director Independence. The Compensation Committee is made up entirely of independent directors.	✗	Restrictions on Hedging and Derivative Transactions. The Company prohibits directors and officers from engaging in hedging or derivative transactions involving Company securities.

✓	Performance-Based Annual Incentives. We award annual incentive compensation that is tied to key financial and operational metrics.	✗	No Excise Tax Gross-Up. The Company does not provide tax gross-ups on severance payments in connection with a change in control.

✓

Stock Ownership Guidelines. We require non-employee directors and executive officers to own stock and/or have an interest in restricted stock units (“RSUs”) or similar full valued equity at certain levels.

		✗	No Position-Specific Benefits. The benefits we offer are based on the same eligibility criteria for all of our employees, including executive officers.

✓

Risk Mitigation. Our compensation plans are designed to mitigate risk exposure through caps on the maximum level of short-term incentives, clawback provisions, multiple performance metrics and Board and management processes to identify risk.

✗

No Stock Options Granted with an Exercise Price Less than Fair Market Value. All stock options are granted with an exercise price based on the mean of the highest and lowest price per share on the date of the grant.

✓	Independent Compensation Consultant. The Compensation Committee retained its own independent executive compensation consultant, Frederic W. Cook & Co., Inc., for 2015.	✗

No Re-Pricing of Underwater Options. Our omnibus incentive plan prohibits the re-pricing of stock options or other downward adjustments in the option price of previously granted stock options except in connection with material corporate transactions.

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EXECUTIVE COMPENSATION

Compensation Philosophy and Practices

We design our executive compensation program to drive the creation of long-term stockholder value and deliver strong financial and operational results. We do this by tying compensation to the achievement of performance goals that promote sustainable growth and by designing compensation to attract, retain, and motivate high-quality employees.

To achieve our objectives, we implement our compensation philosophy through the following guiding principles:

Pay for Performance

Provide a strong relationship between pay and performance through:

•       Annual performance-based incentives that are tied to the achievement of financial and/or operational performance metrics

•       Long-term equity awards that deliver value based on stock price performance

Competitive Compensation Levels

Provide compensation opportunities at a level and with practices that are competitive with our peers.

•       Total targeted compensation levels are guided by the median levels of our selected peer companies

•       Compensation levels and practices at peer companies are an important factor in making compensation decisions

•       Competitive compensation helps retain employees and encourages management continuity

Compensation Mix

Provide a mix of variable and fixed compensation that:

•       Motivates performance by rewarding individual and Company performance

•       Is weighted toward variable performance-based compensation for our senior executive officers

•       Uses base salary, short-term (performance-based annual cash awards) and long-term (time-vested equity awards) compensation to appropriately balance incentives for both short-term and long-term performance

Alignment of Stockholder Interests

Align the interests of our executive officers with those of our stockholders through:

•       Long-term equity awards, which are linked to stock price performance

•       Stock ownership guidelines that require our executive officers to hold a meaningful financial stake in the Company

Compensation Decision Making Process

Role of the Compensation Committee

The Compensation Committee is responsible for monitoring the performance and compensation of our NEOs, reviewing compensation plans and administering our incentive programs.

The Compensation Committee works closely with its independent compensation consultant and meets regularly, including in executive session without management present, to make decisions on our executive compensation program and on the compensation of our Chief Executive Officer and other executives. The Compensation Committee reviews a variety of market data and information, including information derived from the proxy statements of the Company’s peer group and survey data for executives below the NEOs who are within the purview of the Compensation Committee, and considers the recommendations of its independent compensation consultant when making compensation decisions. The Compensation Committee may delegate (i) any or all of its responsibilities to subcommittees or any committee member, (ii) certain authority

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EXECUTIVE COMPENSATION

with respect to the administration of previously approved employee benefit plans to the Benefit Plans Administrative Committee, and (iii) the authority to amend the employee benefit plans, subject to the various restrictions, to an officer of the Company, except that it shall not delegate its responsibilities for any matters that involve executive or director compensation or any matters where it has determined such compensation is intended to comply with Section 162(m) of the Code. When making determinations with respect to our Chief Executive Officer’s compensation, the Compensation Committee reviews and discusses the Board’s evaluation of our Chief Executive Officer and makes preliminary determinations about her base salary, short-term incentive compensation and long-term incentive compensation. The Compensation Committee then presents its recommendations to the Board and the Board discusses, modifies and approves, as appropriate, our Chief Executive Officer’s compensation. Neither our Chief Executive Officer, nor any other executive officer, is involved in recommending or determining the compensation of our Chief Executive Officer.

Role of the Compensation Consultant

In January 2015, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“FWC”) to serve as its independent executive compensation consultant for the 2015 fiscal year. During 2015, FWC’s executive officer and director compensation consulting services included:

•	assistance with the determination of appropriate peer and comparator companies for benchmarking executive pay and monitoring the Company’s performance;

•	assistance with the determination of our overall executive compensation philosophy in light of the Company’s business strategy and market considerations;

•	competitive pay assessment of target and actual total direct compensation for executive officers, with separate analyses of base salary, short-term incentive compensation and long-term compensation;

•	competitive pay assessment of director compensation;

•	assessment of, and recommendation of enhancements to, our short-term incentive plan with respect to both financial and operational performance metrics;

•

assessment of, and recommendation of enhancements to, our long-term incentive program strategy, including the appropriate mix of equity incentive vehicles, and assistance with the determination of competitive equity grant guidelines consistent with our overall pay philosophy;

•	assessment of, and recommendation of enhancements to, our severance arrangements in light of our overall compensation philosophy and market considerations;

•	updates on trends and developments in executive compensation and new regulatory issues;

•	assistance with proxy statement disclosures; and

•	assistance with pledging policy, charter, development of performance-based long-term incentive.

The Compensation Committee has analyzed whether the work of FWC as a compensation consultant has raised any conflict of interest under NYSE listing standards, taking into consideration the following factors: (i) the provision of other services to the Company by FWC; (ii) the amount of fees received from the Company by FWC, as a percentage of the total revenue of FWC; (iii) the policies and procedures of FWC that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the FWC consultant with a member of the Compensation Committee; (v) any stock of the Company owned by the FWC consultant; and (vi) any business or personal relationship of the FWC consultant or FWC with an executive officer of the Company. After considering the foregoing factors, the Compensation Committee determined that the work of FWC with the Compensation Committee during the 2015 fiscal year did not raise any conflicts of interest affecting FWC’s independence.

Role of Management

When making executive compensation decisions, the Compensation Committee considers recommendations from our Chief Executive Officer, who reviews the individual performance of the NEOs (other than herself) as well as market data and makes recommendations to the Compensation Committee on NEO compensation. The Compensation Committee reviews, discusses, modifies and approves, as appropriate, such compensation recommendations with its independent compensation consultant in executive session without any members of management present, including our Chief Executive Officer.

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EXECUTIVE COMPENSATION

Role of Stockholder Say-on-Pay

Our pay-for-performance philosophy with respect to our executive compensation program is aligned with stockholder interest and an important driver of our success. We take pride that, at our 2015 annual meeting, our stockholders overwhelmingly supported our executive compensation program with 97.86% of stockholder votes cast in favor of our say-on-pay proposal. The Compensation Committee views this support as an overall endorsement by our stockholders of our approach to executive compensation.

We continue our ongoing stockholder engagement program and incorporate feedback and suggestions on ways to further tie our executive compensation program to the Company’s strategic growth goals and the interests of our stockholders.

In addition, following a review of the links between pay and performance, the Compensation Committee, for the 2016 fiscal year, introduced performance-based equity awards into our long-term incentive plan and made adjustments to our short-term incentive compensation metrics.

Peers and Benchmarking

Prior to setting compensation levels for the 2015 fiscal year, the Compensation Committee reviewed a competitive analysis performed by Exequity LLP (the former independent executive compensation consultant engaged by the Compensation Committee for the 2014 fiscal year) on total direct compensation targets for our NEOs, including base salaries, short-term incentive targets, and long-term incentive grants. The mix of cash and equity, as well as short-term and long-term allocations of compensation, was considered in this benchmarking process.

The following 18 companies were used as a peer group for purposes of targeting the competitiveness of compensation for our NEOs:

PEER GROUP (Sorted By REVENUE)	2013 REVENUE(1) (In Millions)	MARKET CAP(2) (In Millions) (As Of 5/30/14)
Alimentation Couche-Tard Inc.	$35,543	$15,417
Staples, Inc.	$23,114	$7,274
Dollar General Corporation	$17,504	$16,670
Murphy USA, Inc.	$16,199	$2,379
Genuine Parts Company	$14,078	$13,261
Office Depot, Inc.	$11,242	$2,738
Family Dollar Stores, Inc.	$10,391	$6,670
AutoZone, Inc.	$9,148	$17,366
Dollar Tree, Inc.	$7,840	$10,967
Casey’s General Stores, Inc.	$7,729	$2,741
Core-Mark Holding Company, Inc.	$7,717	$953
The Pantry, Inc.	$7,013	$396
Susser Holdings Corporation	$6,214	$1,717
Brinker International, Inc.	$2,846	$3,225
Wendy’s Company	$2,487	$3,008
Panera Bread Company	$2,385	$4,219
Jack In The Box, Inc.	$1,490	$2,311
Burger King Worldwide, Inc.	$1,146	$9,041
75th Percentile	$14,608	$11,541
Median	$7,785	$3,722
25th Percentile	$2,756	$2,362
CST Brands, Inc.	$12,777	$2,501

(1)	Revenue generally represents the most recent four quarters available at the time Exequity LLP compiled the data in spring 2014.

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EXECUTIVE COMPENSATION

(2)	Market cap is per Standard & Poor’s CapitalIQ.

Exequity provided the Compensation Committee with a statistical analysis of compensation data for the companies listed above to consider in its determination of individual NEO pay levels. The companies in the peer group are companies in the convenience retail, quick-serve restaurant, and small box retail industries with similar operations, revenues and market capitalization and with whom we believe we compete for executive talent. Peer group determination was based on a comparative review of annual revenues and market capitalization, and our peer group generally consists of similarly sized companies within CST Brands’ industry and in similar industries. Two companies, Alimentation Couche-Tard Inc. and Susser Holdings Corporation, were outside of the revenue range that was considered, but we included them in our peer group because they are our direct competitors. The inclusion of quick-serve restaurants reflects the Company’s focus on expanding its offering to prepared foods. Quick-serve restaurants tend to have lower revenues than convenience retailers due to the lack of fuel sales, but have a higher market capitalization as a ratio to revenue. The peer group is the same as 2014, except Murphy USA, Inc. is included based on its post-IPO pay disclosures and Office Depot, Inc. and OfficeMax, Inc. have merged and now only Office Depot, Inc. remains. In addition, The Pantry, Inc. merged with and into Alimentation Couche-Tard Inc. on March 16, 2015, and Susser Holdings Corporation was acquired by Sunoco LP on July 31, 2015. At the time of the analysis, CST Brands’ revenue was $12.8 billion and our market capitalization was $2.5 billion. Our peer group had median revenues of $7.8 billion and a median market capitalization of $3.7 billion. We believe that the Company’s business size falls within a reasonable range of the median of the peer group.

Elements of Executive Compensation

Overview

The core elements of total direct compensation for our NEOs are base salary, short-term incentives (in the form of annual performance-based cash incentives) and long-term incentives (in the form of RSUs and stock options).

The Compensation Committee has implemented a multi-year strategy to align the total direct compensation of our NEOs with our peer group. In 2013, our focus was on bringing base salary and short-term incentive compensation in closer alignment with our peer group. In 2014, our focus was on improving total compensation opportunities and refining the weighting of the element mix, among base pay, short-term incentives and long-term incentives, in each case to be more in line with our peer group. In 2015, the Compensation Committee focused on developing the performance-based equity program and implemented changes to the annual incentive plan to support operational and financial performance.

The Compensation Committee generally targets total direct compensation (base salary, short-term incentives and long-term incentives) at the 50th percentile of the Company’s peer group because the Compensation Committee believes it is an appropriate foundation for attracting and retaining critical executive talent; however, the Compensation Committee does not determine the level of total direct compensation based exclusively on a comparative analysis against the Company’s peer group. The Compensation Committee also considers other factors, including internal pay equity and consistency, the executive officer’s job responsibilities, management experience, individual contributions, number of years in his or her position, and recent compensation adjustments.

The Compensation Committee’s emphasis on variable or “at-risk” components of incentive pay results in actual compensation ranging below or above the median based on the achievement of the objectives established in the Company’s short-term and long-term incentive programs and changes in the value of the Company’s stock. Retirement and health and welfare benefits provided to our NEOs are designed to be consistent in value and, to a lesser degree, aligned with benefits offered by companies with whom we compete for talent.

The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation among base salary, short-term incentive compensation and long-term incentive compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. While the Compensation Committee believes that each compensation component should be considered separately and that payments or awards derived from one component should not negate or reduce payments or awards derived from other components, the components are considered and weighted within the context of each executive officer’s total compensation. We evaluate our compensation program on an ongoing basis and adapt the program, as necessary, to ensure continued alignment between long-term Company performance and executive compensation.

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EXECUTIVE COMPENSATION

2015 Target Total Direct Compensation Mix

The following table sets forth the core elements of total direct compensation targets for the 2015 fiscal year for our named executive officers.

Name	Base Salary	Short-Term Incentive Target Value	Long-Term Incentive Grant Value Target	Total Direct Compensation Target
Kimberly S. Lubel	$1,000,000	$1,150,000	$2,850,000	$5,000,000
Clayton E. Killinger	$640,500	$480,375	$1,220,000	$2,340,875
Anthony P. Bartys	$455,000	$295,750	$659,750	$1,410,500
Stephan F. Motz	$430,000	$322,500	$580,000	$1,332,500
Charles H. (Hal) Adams	$400,000	$260,000	$580,000	$1,240,000

The following charts show the percentage of each element of the 2015 total direct compensation target for our Chief Executive Officer and the other NEOs. In 2015, 57% of our Chief Executive Officer’s total direct compensation target was “at-risk” (compared to an average of 50% for the other NEOs), of which 34% was in the form of stock options (compared to an average of 29% for the other NEOs) and 23% of our Chief Executive Officer’s total direct compensation target was in the form of time-vested RSUs (compared to an average of 19% for other NEOs), which provide retentive protection to our top talent.

The total aggregate direct compensation targets for our NEOs in 2015 were 99% of our peer group median on a dollar value basis.

Base Salary

Base salary is an important element of compensation for all Company employees, helping to maintain our ability to recruit and retain exceptional talent. Base salaries were targeted at median market levels, and represented a smaller percentage of total pay for top executive officers than for other employees. Base salaries are reviewed and established annually, upon promotion, or following a change in job responsibilities and are based on market data, internal pay equity and each executive officer’s level of responsibility, experience, expertise and performance. Consistent with the Committee’s compensation philosophy, base salaries for the Chief Executive Officer and other NEOs were adjusted to achieve total compensation for the NEOs near the median of the Company’s peer group.

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EXECUTIVE COMPENSATION

The Compensation Committee approved the following NEO salary increases for the 2015 fiscal year:

Name	2014 Annual Base Salary	2015 Annual Base Salary		% Increase
Kimberly S. Lubel	$900,000	$1,000,000		11.11%
Clayton E. Killinger	$590,000	$640,500	(1)	8.56%
Anthony P. Bartys	$440,000	$455,000		3.41%
Stephan F. Motz	$380,000	$430,000	(1)	13.16%
Charles H. (Hal) Adams	$380,000	$400,000		5.26%

(1)	In March 2016, Messrs. Killinger and Motz received promotions and their base salaries reflect the increases associated with their new job titles and responsibilities.

Short-Term Incentive Plan: Annual Performance-Based Cash Incentive

Our short-term incentive plan is one of the key components of the “at-risk” compensation we offer to our executives. We utilize an annual performance-based cash incentive plan to reward short-term performance achievements. Such plan is also intended to motivate and reward our executives for their contributions toward meeting longer-term corporate financial and strategic goals and to align the interests of such executives with those of our stockholders.

In developing our short-term incentive plan, the Compensation Committee first sets quantitative performance goals that encourage our executive officers to focus on priorities that are directly tied to our business strategy. The Compensation Committee then establishes annual cash incentive targets based upon a number of factors, including a study of the short-term incentive pay practices of our peer group and our Chief Executive Officer’s qualitative assessment (other than for herself).

In March 2015, the Compensation Committee approved the following performance metrics (including minimum, target and maximum levels) for our 2015 annual short-term incentive plan (the “2015 STI Plan”): (i) adjusted consolidated EBITDA versus established budget; (ii) total merchandise gross profit growth versus established budget; (iii) growth in the distributions per unit of CrossAmerica Partners LP; and (iv) individual participation in the CST Time Program, our program to engage employees in the CST service centers with those in the retail stores. The Compensation Committee chose this array of performance metrics because it believed that no single metric would be sufficient to ensure well-rounded and balanced performance by our executives. The Compensation Committee also believed that successful execution of these performance metrics would contribute to an increase in stockholder value, with target and higher goals set at challenging, yet reasonable levels. The following table describes each performance metric, the percentage of the aggregate short-term incentive attributable to each performance metric and the reason for its inclusion in the 2015 STI Plan.

2015 Performance Metrics	% Weight	Why Performance Metric Is Used	Payout Range

Adjusted Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) versus budget	40%

This metric measures the EBITDA for both CST and CrossAmerica Partners LP on a consolidated basis, which is a reflection of how well the Company is performing overall against its established goals, representing a holistic view of the Company’s strategies. This performance metric is a key driver of stockholder return over time.

			0 – 200%

CST Brands Total Merchandise Gross Profit versus budget	25%

Total Merchandise Gross Profit includes the Total Merchandise Gross Profit dollars for the CST Brands core convenience store network. A major strategic goal of the Company is to increase its food and merchandise margins through enhanced proprietary food and private label programs and an expanded selection of store merchandise, including food, beverage and snack categories. We believe this performance metric aligns the short-term incentive

			0 – 200%

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EXECUTIVE COMPENSATION

2015 Performance Metrics	% Weight	Why Performance Metric Is Used	Payout Range

objectives with the long-term strategies of the Company by (i) improving our inside store profitability levels and increasing the number of customers that visit our stores and (ii) promoting Merchandise Gross Profit growth through the pursuit of quality convenience store acquisitions that contribute to the core asset base, and organic new store growth.

CrossAmerica Partners LP Distributions per Unit (with a minimum pro-forma coverage ratio of 1.0)	25%

CrossAmerica Partners LP distributions per common unit represent the amount of cash distributed to CrossAmerica Partners LP common unitholders, including the Company. We believe this performance metric aligns the growth of cash distribution year over year with the long-term strategy of the Company. The Company also owns 100% of the IDRs and receives distributions from CrossAmerica Partners LP under these IDRs as well as distributions as a result of its ownership of the common units in CrossAmerica Partners LP.

			0 – 200%

Participation in CST Time Program	10%

Our CST Time Program connects our service center employees and employees who dedicate the majority of their time to CrossAmerica Partners LP to the Company’s core businesses of operating convenience retail stores. We believe that the CST Time Program not only lets our service center employees gain a better understanding of how our convenience retail stores operate but also allows for an open channel of communications to gather the innovative ideas of our store employees that can then be implemented throughout our retail network. All team members are required to complete a minimum number of six-hour shifts (five for executive officers and two for all other service center team members).

			0 or 100 (all or nothing	% )

Targets and Payouts Under the 2015 STI Plan

The target for each executive officer’s short-term incentive award for the 2015 fiscal year, expressed both as a percentage of annual base salary and as a total dollar amount, is shown in the table below. The Compensation Committee establishes annual cash incentive targets, as a percentage of base salary, based upon a study of the short-term incentive pay practices of our peer group, as well as additional factors such as each executive officer’s experience and contribution to the Company’s success, and internal pay equity. The maximum STI award payable to our executive officers, based on the quantitative company performance metrics under the 2015 STI Plan, was 190% of their respective STI targets and, if the 2015 STI Plan funding pool referenced below was not funded, no STI award would be payable to our NEOs.

Name	Short-Term Incentive Target (as a Percentage of Base Salary)	Short-Term Incentive Target Value
Kimberly S. Lubel	115%	$1,150,000
Clayton E. Killinger	75%	$480,375
Anthony P. Bartys	65%	$295,750
Stephan F. Motz	75%	$322,500
Charles H. (Hal) Adams	65%	$260,000

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EXECUTIVE COMPENSATION

2015 Performance Metric Target and Results

In 2015, we made progress on increasing total gross profit from merchandise and services. The Company increased consolidated EBITDA building a record 42 New-to-Industry stores, successfully closing on and integrating the operations of $265 million in acquisitions, growing CrossAmerica Partners LP’s distribution per common unit, and each of the NEOs fully satisfied his or her CST Time Program participation requirement. The following table details the minimum, target and maximum performance level targets and results actually achieved for each of the Company’s performance metrics.

Performance Metric (target percentage weighting)	STI Target Percent	Minimum	Target	Maximum	Achieved in 2015	STI Percent Earned
Financial Performance Goals (90%)
I. Adjusted Consolidated EBITDA (in US$ millions)(1)	40%	$433.7	$578.3	$722.9	$708.10	75.9%
II. CrossAmerica Partners LP Distributions per Unit(2)	25%	$2.2577 Per unit	$2.2894 Per unit	$2.3210 Per unit	$2.2800 Per unit	17.6%
III. Total Merchandise Gross Profit(3)	25%	$385.1	$513.5	$641.9	$510.60	24.4%
Non-Financial Performance Goals (10%)
IV. Individual CST Time Participation (# of shifts)	10%	5	5	5	5	10.0%
Total	100%					127.9%

(1)

Adjusted Consolidated EBITDA, as reported in our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, was adjusted to account for the impact of foreign exchange movements, unbudgeted acquisition-related charges, asset impairments plus gains from asset drop downs to CrossAmerica Partners LP (which are not recognized under GAAP but are recognized by stockholders).

(2)	CrossAmerica Partners LP distributions per common unit, as computed and reported in the CrossAmerica Partners LP Annual Report on Form 10-K for the year ended December 31, 2015.

(3)

Total Merchandise Gross Profit, applicable to CST Brands convenience store network was calculated as 86% of Merchandise and Services for the U.S. Retail and Canadian Retail segments, excluding the impact of foreign exchange movements, as reported in our Annual Report on Form 10-K for the year ended December 31, 2015.

Funding for the 2015 STI Plan funding pool was subject to achieving a minimum adjusted consolidated operating income of $108.1 million for the 2015 fiscal year, which was achieved, funding the 2015 STI Plan.

The Compensation Committee then exercised its downward discretion to reduce the final short-term incentive amounts based upon the Company’s performance against the 2015 STI Plan Performance Metrics and the Compensation Committee’s assessment of each NEO’s individual performance.

Overall performance for the 2015 fiscal year, measured using the performance metrics described above, was 127.9% of the target performance metrics set by the Compensation Committee. Accordingly, the Compensation Committee set the following final annual STI award amounts for our NEOs:

Name	Actual 2015 Short-Term Incentive Award	Actual Short-Term Incentive Award (as a Percentage of Target)
Kimberly S. Lubel	$1,470,850	127.9%
Clayton E. Killinger	$613,291	127.7%
Anthony P. Bartys	$366,926	124.1%
Stephan F. Motz	$398,377	123.5%
Charles H. (Hal) Adams	$361,684	139.1%

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EXECUTIVE COMPENSATION

Long-Term Incentive Program

Our long-term incentive program is another key component of our “at-risk” compensation package and is intended to reward longer-term performance and to help align the interests of our executive officers with those of our stockholders. We believe that long-term performance is achieved through an ownership culture that rewards the performance of our executive officers through the use of equity incentives and that a considerable portion of the compensation of our NEOs should be tied to the Company’s stock price performance.

The Compensation Committee established long-term equity incentive award targets for our NEOs, as a percentage of base salary, based upon a study of the long-term incentive pay practices of our peer group. The Compensation Committee made individualized determinations of award targets based on additional factors such as each executive officer’s experience and contribution to the Company’s success and internal pay equity. In 2015, the long-term incentive program for our NEOs was comprised of 60% stock options and 40% RSUs. The Compensation Committee chose these forms of equity and weightings because it determined that, at that time, this mix of equity vehicles provided the appropriate balance between rewarding increases in the market value of our common stock and encouraging employee retention. The Compensation Committee believed that stock options motivate performance because their value is solely tied to appreciation in the Company’s stock price, aligning executive interests with stockholder value creation. The Compensation Committee also determined that RSUs create an “owner” focus for our NEOs and serve as a retention tool to ensure continuity and engagement of leadership. Stock options and RSUs generally vest in equal annual installments over a period of three years from the date of grant.

In accordance with our standard practice, long-term incentive grants are discussed and approved each year during the Compensation Committee’s March meeting. In the case of new hires, long-term incentive grants are typically granted on the commencement date of employment or the date of Compensation Committee approval.

2015 Long-Term Equity Incentive Awards

The following table details the long-term equity incentive award grants for our NEOs for the 2015 fiscal year.

	Stock Options		RSUs		Aggregate Grant Date Fair Value of Long-Term Incentive Awards
Name	Number of Shares Underlying Stock Options	Grant Date Fair Value	Number of RSUs	Grant Date Fair Value
Kimberly S. Lubel	158,480	$1,709,999	27,534	$1,140,045	$2,850,044
Clayton E. Killinger	67,842	$732,015	11,787	$488,041	$1,220,056
Anthony P. Bartys	36,687	$395,853	6,375	$263,957	$659,810
Stephan F. Motz	32,252	$347,999	5,604	$232,034	$580,033
Charles H. (Hal) Adams	32,252	$347,999	5,604	$232,034	$580,033

The number of stock options and RSUs awarded during 2015 to each NEO was determined by dividing the aggregate grant date fair value of each award approved by the Compensation Committee at its March 2015 meeting for each NEO relative to each form of equity (60% stock options and 40% RSUs). We have elected to use the Black-Scholes option pricing model, which incorporates various assumptions, including volatility, expected term, and risk-free interest rates, to establish the per share grant date fair value of our stock options. Certain assumptions were based on a blend of our historical experience and an analysis of the common stock of our peers due to the short period of time our stock has been publicly traded. As the trading history of our stock lengthens, we will incorporate more of our history and less of our peers’ history. The per unit grant date fair value of our RSUs is based on the mean of the stock’s high and low prices on the date of grant (or the following business day, if the markets are closed on the date of grant or sales are not reported on the date of grant).

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EXECUTIVE COMPENSATION

Realizable Compensation

Realizable compensation reflects the real value of equity awards and increases or decreases with fluctuations in market value. When determining the annual equity grants to our executives, the Compensation Committee believes it is important to take into account not only the grant date values included in our Summary Compensation Table, but also to consider the effect of the value of our stock on those awards at the end of our fiscal year.

Given that approximately 57% of our Chief Executive Officer’s and 48% of the average of our other NEOs’ total direct compensation target is equity based, the Compensation Committee and the Company consider it especially important to focus on realizable pay when evaluating pay for performance. Decreases in our stock price could cause stock-based awards, including “out of the money” stock options, to have realizable values that are less than what was targeted at the time of grant.

When the Company’s stock price increases and generates positive returns for our stockholders, the increase impacts an executive’s realizable pay during the present fiscal year and for past fiscal years during which the executive received equity awards that are held or still subject to vesting. Accordingly, a significant portion of our NEOs’ total direct compensation is closely linked to the performance of our stock over time, motivating our executives to generate positive returns to our stockholders.

The chart below illustrates the relationship between the target and realizable values of our Chief Executive Officer’s total direct compensation and the Company’s indexed total stockholder return for fiscal years 2013, 2014 and 2015. The Company has provided an annualized total shareholder return in excess of 10% a year from the May 2013 spin-off through the end of the 2015 fiscal year. The Chief Executive Officer’s target total direct compensation was increased to near the median from 2014 to 2015. The Company’s stock price at the end of the 2015 fiscal year was at a lower level than at the beginning of the year, and the intrinsic value of stock options was responsive to this decrease in share value, underscoring the link between realizable pay and shareholder value.

*2013 excludes 50,400 restricted shares granted in connection with the Company’s separation from Valero Energy Corporation (NYSE: VLO); 2013 salary is annualized for full year (actual salary was pro-rated for May 1, 2013 spin-off).

TSR source: Standard & Poor’s Capital IQ

(1)	TDC: total direct compensation

(2)

Target TDC: Target TDC is calculated using our Chief Executive Officer’s target base salary as disclosed in the Compensation Discussion and Analysis sections of this and prior proxy statements, the short-term incentive target value, and equity award target grant date fair values.

(3)

Realizable TDC: Realizable TDC is calculated using our Chief Executive Officer’s actual earned base salary and short-term incentives, restricted shares and RSUs granted in each year multiplied by the stock price on the last day of 2015 of $39.14, and intrinsic value of all stock options granted in each year using the last day of 2015 price of $39.14 (number of

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options granted multiplied by the difference between last day of 2015 price of $39.14 and each grant’s exercise price; $0 value is used if exercise price exceeds the last day of 2015 price).
(4)

Indexed TSR: Indexed TSR is calculated by taking the stock price on the last day of 2013, 2014 and 2015, assuming reinvestment of dividends, and dividing each by the stock price on May 1, 2013, the day that the spin-off from Valero Energy Corporation was completed.

Other Benefits

As a benefit to Company employees, the Company has established the CST Brands Savings Plan, which is a qualified “Safe Harbor” 401(k) retirement plan. Under the plan, subject to certain limitations, the Company offers employees matching 401(k) contributions and the opportunity to participate in the Company’s profit-sharing plan. All contributions made under the Company’s 401(k) plan, other than contributions made under the profit-sharing plan, are 100% vested at all times. Company contributions made to employees under the profit-sharing plan are at the discretion of the Company and will be 100% vested after three years of employment with the Company.

The Company has also established the CST Brands Excess Savings Plan (the “Excess Savings Plan”), which is a non-qualified deferred compensation program that provides benefits to Company employees whose annual contributions to the Company’s qualified 401(k) plan and related Company matching contributions are subject to regulatory limitations. All balances under the Excess Savings Plan are maintained in the books and records of the Company and earnings are credited to a participant’s accumulated savings account under the plan in an amount equal to the prime rate as quoted in the Wall Street Journal on January 1 of the then current year, plus 1%. As with our “Safe Harbor” 401(k) retirement plan, participants are 100% vested at all times in any Company contributions credited to their Excess Savings Plan accounts.

Our NEOs are eligible to participate in the same benefits as those generally available to other employees in the Company. Both Company-subsidized and voluntary benefit programs are available and include medical, dental, vision, life insurance and disability coverage.

Other Compensation Policies and Practices

Stock Ownership Guidelines

We place a premium on aligning the interests of our executive officers and non-employee directors with those of our stockholders. Our stock ownership guidelines require our executive officers and non-employee directors to own stock and/or have an interest in RSUs or similar full valued equity. The stock ownership guidelines were revised for 2015 to increase the scope of participants and increase certain target ownership levels.

2014 Stock Ownership Guidelines

Participant	2014 Target Ownership Level
Chief Executive Officer	5x Base Salary
NEOs other than the Chief Executive Officer	2x Base Salary
Non-Employee Directors	3x Annual Cash Retainer

2015 Stock Ownership Guidelines

Participant	2015 Target Ownership Level
Chief Executive Officer	5x Base Salary
NEOs other than the Chief Executive Officer	3x Base Salary
All other Senior Vice Presidents and Section 16 Officers	1x Base Salary
Non-Employee Directors	3x Annual Cash Retainer

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Shares counted toward the stock ownership guidelines include: (i) shares of stock owned individually or jointly, or in trusts controlled by the executive officer or director; (ii) unvested restricted stock and RSUs and (iii) shares owned in a company-sponsored retirement or savings plan. Unexercised stock options do not count toward the stock ownership guidelines.

Stock ownership is evaluated on a quarterly basis. If a director or executive officer does not meet his or her target ownership level under these stock ownership guidelines as of the quarterly evaluation, the director or officer will be required to hold 50% of any shares of the Company’s common stock received upon (i) the vesting of restricted stock and RSUs and (ii) the exercise of stock options (net of any shares utilized to pay for the exercise price and tax withholding).

The full text of the Company’s stock ownership and retention guidelines is included in the Company’s Corporate Governance Guidelines, which are available on the Company’s website at http://www.cstbrands.com/en-us/investors under “Corporate Governance” in the “Investor Relations” section.

Policies Regarding Pledging or Hedging of Company Securities

Under our Corporate Governance Guidelines, our directors and executive officers are prohibited from engaging in short sales and transactions in derivatives with respect to Company securities, including hedging transactions. Our Corporate Governance Guidelines do not prohibit pledges of Company securities but require that pledges of Company securities be approved in advance by our Chief Executive Officer (who must receive pre-approval from the Compensation Committee). Compliance with these policies is monitored by the Compensation Committee.

Policy on Executive Compensation in Restatement Situations (“Clawback Policy”)

The Company has adopted a “clawback” policy that applies to any bonuses and other incentive compensation (whether cash or equity) awarded to the Company’s executive officers. This policy provides that in the event of a material restatement of the Company’s financial results due to material noncompliance with certain financial reporting requirements, the Board, or the appropriate Board committee, will review all such incentive compensation and if such incentive compensation would have been lower had it been calculated based on the restated results, the Board, or the appropriate Board committee, will (to the extent permitted by law and as appropriate under the circumstances) use reasonable efforts to seek to recover for the benefit of the Company all or a portion of such incentive compensation, subject to a three-year look back period. In July 2015, the SEC proposed new Rule 10D-1 under the Exchange Act to implement the provisions of Section 954 of the Dodd-Frank Act, which requires the SEC to adopt rules relating to the disclosure of a company’s compensation recovery, or “clawback,” policies in connection with an accounting restatement. We believe our current clawback policy meets the requirements of these proposed rules.

The “clawback” policy operates in addition to provisions already contained in our Amended and Restated 2013 Omnibus Stock and Incentive Plan, pursuant to which unvested awards will automatically lapse and be forfeited, and vested but unexercised awards will automatically lapse and be forfeited, if the recipient is terminated for cause, including acts of misconduct, embezzlement, fraud, theft or disclosure of confidential information, or is convicted of a felony involving moral turpitude.

Separation Agreements

The Company has entered into separation agreements with each of its executive officers, including its NEOs, for the purpose of retaining such executive officer’s services. The separation agreements are intended to ensure that our executives are motivated primarily by the needs of the business, rather than circumstances outside the ordinary course of business, that is, circumstances that might lead to a change in control of the Company or otherwise lead to the involuntary termination without cause of an executive’s employment. This is generally achieved by assuring our NEOs that they will receive a level of continued compensation if their employment is adversely affected in such circumstances, subject to certain conditions. We believe that these severance benefits help ensure that affected executives act in the best interests of our stockholders, even if such actions are otherwise contrary to their personal interests. Accordingly, we set the level and terms of these benefits in a way that we believe is necessary to obtain the desired results. The level of benefit and rights to benefits are determined by the type of termination event, as described below. We believe that these benefits are generally in line with current market practices and peer company practices, based, in part, on information received from FWC. We also believe that such benefits are particularly important as we do not maintain employment agreements with our NEOs.

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Under the separation agreements, if an executive officer’s employment is terminated without cause or by good reason in connection with, or within 24 months after, a change in control, then such executive officer will receive certain severance payments and continued benefits. If an executive officer is terminated involuntarily, other than in connection with a change in control, then such executive officer will receive a reduced level of severance payments and continued benefits. Payments and benefits provided under the Separation Agreements are conditioned upon the executive officer releasing any claims he or she has against the Company and agreeing to certain non-competition and non-solicitation restrictions. We believe these severance payments and benefits are generally in line with current market practices. For a more complete discussion regarding the separation agreements, please see the section below entitled “Potential Payments Upon Termination or Change in Control” beginning on page 58.

Statutory and Regulatory Considerations

In designing our compensation programs, we take into account the various tax, accounting and disclosure rules associated with various forms of compensation. The Compensation Committee also reviews and considers the deductibility of executive officer compensation under section 162(m) of the Code and designs its deferred compensation programs with the intent that they comply with section 409A of the Code. The Compensation Committee generally seeks to preserve tax deductions for executive officer compensation. Nonetheless, the Compensation Committee has awarded and may in the future award compensation that is not fully tax deductible when it believes such grants are in the best interests of our stockholders.

Risk Assessment

The Company and the Compensation Committee have conducted a risk assessment of the Company’s compensation policies and practices in response to public and regulatory concerns about the link between incentive compensation and excessive risk taking by companies. The Company’s compensation policies and practices were evaluated to ensure that they do not foster risk-taking above the acceptable level of risk associated with the Company’s business. The Company and the Compensation Committee concluded that our compensation program does not motivate imprudent risk-taking. In this regard, the Compensation Committee believes that:

•	the Company’s annual incentive compensation is based on performance metrics that promote a disciplined approach towards the long-term goals of the Company;

•	the Company does not offer significant short-term incentives that might drive high-risk investments at the expense of the long-term value of the Company;

•

the Company’s compensation programs are weighted towards offering long-term incentives that reward sustainable performance, in particular given the Company’s stock ownership guidelines for executive officers;

•

the Company’s compensation awards are capped at reasonable levels, as determined by a review of the Company’s financial position and prospects, as well as the compensation offered by companies in our industry; and

•	the Board’s high level of involvement in approving material investments and capital expenditures helps avoid imprudent risk-taking.

Compensation Decisions for 2016

The Compensation Committee reviewed the appropriateness of the Company’s peer group based on analyses performed by FWC. As a result of this review, for fiscal year 2016, Big Lots, Darden Restaurants, Delek US Holdings, Global Partners LP, Northern Tier Energy LP, Rite Aid, SuperValu, TravelCenters of America and Western Refining were added to our peer group and, due to their acquisitions, Burger King, Susser Holdings and The Pantry, Inc. were removed from our peer group. In addition, AutoZone, Jack in the Box and Wendy’s were also removed from our peer group due to having higher market capitalization and/or EBITDA margins than desired for comparison with the Company.

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2016 NEO Short-Term Incentive Plan

At a meeting held on March 1, 2016, the Board, based on the recommendation of the Compensation Committee, approved revised performance metrics for the Company’s 2016 short-term incentive plan for fiscal year 2016 (“2016 NEO STI Plan”). In determining the goals and weighting of the 2016 performance metrics for the 2016 NEO STI Plan, the Compensation Committee and the Board incorporated the findings of their pay and performance review as well as the feedback from stockholder engagement program. The results are (i) an increase in the weighting of the metric associated with non-fuel gross margin achievement from 25% in 2015 to 50% in 2016; (ii) a decrease in the weighting of the metric associated with consolidated EBITDA from 40% in 2015 to 25% in 2016 (which lessens the impact of commodity market volatility with respect to fuel margins); and (iii) the removal of participation in the CST Time Program by NEOs as a performance metric. Participation in the CST Time Program by NEOs is now a requirement that must be met to be eligible to participate in the 2016 NEO STI Plan.

STI Plan Targets for NEOs

Name	2015 STI Plan Target as a % of Base Salary	2016 NEO STI Plan Target as a % of Base Salary
Kimberly S. Lubel	115%	115%
Clayton E. Killinger	75%	75%
Anthony P. Bartys	65%	65%
Charles H. (Hal) Adams	65%	75%

The following table describes each performance metric, the percentage of the aggregate short-term incentive attributable to each performance metric and the reason for its inclusion in the 2016 NEO STI Plan.

2016 Performance Metrics	% Weight	Why Performance Metric Is Used	Payout Range

CST Brands Total Non-Fuel Gross Margin versus budget	50%

Total Non-Fuel Gross Margin represents the total non-fuel gross profit dollars for the CST Brands core convenience store network. A major strategic goal of the Company is to increase its non-fuel margins to 70% of overall gross profit, including food and merchandise, by enhancing our offerings of made to order food, proprietary food and private label programs and an expanded selection of store merchandise, including food, beverage and snack categories. We believe this performance metric aligns the short-term incentive objectives with the long-term strategies of the Company by (i) improving our inside store profitability levels and increasing the number of customers that visit our stores, and (ii) promoting merchandise gross profit growth through the pursuit of quality convenience store acquisitions that contribute to the core asset base, and organic new store growth.

			0 – 200%

Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) versus budget	25%

This metric measures the EBITDA for both CST and CrossAmerica Partners LP on a consolidated basis, which is a reflection of how well the Company is performing overall against its established goals, representing a holistic view of the Company’s strategies. This performance metric is a key driver of stockholder return over time.

			0 – 200%

CrossAmerica Partners LP Distributions per Unit (with a	25%	CrossAmerica Partners LP distributions per common unit represent the amount of cash distributed to CrossAmerica	0 – 200%

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2016 Performance Metrics	% Weight	Why Performance Metric Is Used	Payout Range

minimum pro-forma coverage ratio of 1.0)

Partners LP common unitholders, including the Company. We believe this performance metric aligns the growth of cash distribution year over year with the long-term strategy of the Company. The Company also owns 100% of the IDRs and receives distributions from CrossAmerica Partners LP under these IDRs as well as distributions as a result of its ownership of the common units in CrossAmerica Partners LP.

2016 NEO Long-Term Incentive Plan

For 2016, the Compensation Committee added performance-based market stock units (“MSUs”) to the equity award mix under the NEO long-term incentive plan (“2016 NEO LTI Plan”). The 2016 NEO LTI Plan awards are comprised of one third each of MSUs, stock options and RSUs. The Compensation Committee believes the addition of MSUs to the 2016 NEO LTI Plan better aligns the long-term incentive program with stockholder returns, and in doing so, has made two-thirds of the overall 2016 grant value “at-risk.”

Each MSU represent a contingent right at vesting to receive one share of the Company’s common stock based on CST’s stock price performance over a three-year performance period. The target MSU award is set at 120% of the Beginning Stock Price, as defined in the award agreement. The MSUs cliff vest three years from the date of grant and the target award will be earned if the Ending Stock Price, as defined in award agreement, is 120% of the Beginning Stock Price at the end of the three-year performance period. The number of MSU awards earned can increase up to 175% of the target award if the Ending Stock Price is 175% or greater than the Beginning Stock Price. A threshold 50% of target award is earned if the Ending Stock Price is 67% of the Beginning Stock Price, with awards forfeited entirely if stock price performance is below this level.

The number of MSUs earned based on the Company’s stock performance will be further adjusted up to plus/minus 20% based on the 2018 cash flow return on capital employed (“ROCE”) performance of New-to-Industry Stores built in 2014 and 2015. The performance range for the modifier is 12%-18% ROCE for the year 2018, with earned MSUs adjusted -20% if ROCE is below the range and earned MSUs adjusted up to +20% if ROCE is above the range, with straight-line interpolation in-between. The maximum number of MSUs earned cannot exceed 200% of the target award.

Summary Compensation Table

The following table provides information concerning the compensation of our NEOs during the fiscal years ended December 31, 2015, 2014 and 2013.

Salaries are reported on an earned basis for each of the respective years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)(3)	Options Awards ($)(2)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(6)(7)	All Other Compensation ($)(8)	Total ($)
Kimberly S. Lubel Chief Executive Officer and President	2015 2014 2013	1,000,690 901,916 600,000(1)	– – –	1,140,045 1,282,482 2,078,912(11)	1,709,999 1,282,516 583,000	1,470,850 1,449,000 1,686,672	32,619 24,456 18,490	27,954 27,025 10,950	5,382,157 4,967,395 4,978,024
Clayton E. Killinger Executive Vice President and Chief Financial Officer	2015 2014 2013	633,272 590,383 383,536(1)	– – –	488,041 589,968 1,122,140(11)	732,015 590,007 291,500	613,291 619,500 709,000	16,489 12,298 8,541	28,217 26,781 10,787	2,511,325 2,428,937 2,525,504
Anthony P. Bartys Senior Vice President and Chief Operating Officer	2015 2014 2013	455,264 440,287 283,536(1)	– – –	263,957 318,980 236,240	395,853 319,002 233,200	366,926 400,400 440,000	8,784 6,486 5,391	25,311 24,636 9,357	1,516,095 1,509,791 1,207,724
Stephan F. Motz(9) Executive Vice President and Chief Strategy Officer	2015 2014 2013	422,776 380,383 220,677(1)	– – –	232,034 275,487 177,180	347,999 275,497 174,900	398,377 345,800 357,000	7,160 4,108 2,877	25,271 24,596 9,331	1,433,617 1,305,871 941,965
Charles H. (Hal) Adams(10) President, Retail Operations	2015 2014 2013	400,552 380,383 220,677(1)	– –	232,034 275,487 177,180	347,999 275,497 174,900	361,684 345,800 357,000	6,264 4,089 2,452	23,963 23,288 8,459	1,372,496 1,304,544 940,668

(1)	2013 salaries reflect only the portion of the year following the Company’s spin-off from Valero Energy Corporation.

(2)

The amounts shown represent the grant date fair value of awards for each of the fiscal years shown computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation-Stock Compensation. See note 16 of the notes of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 and December 31, 2013, and note 17 of the notes of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC for a discussion of all assumptions made in the calculation of this amount.

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(3)	See the Grants of Plan-Based Awards table for more information regarding RSUs awarded in 2015.

(4)

See the Grants of Plan-Based Awards table for more information on stock options granted in 2015. For information about valuation assumptions for the 2015 stock option grants, refer to the footnotes in the Grants of Plan-Based Awards table.

(5)	The amounts in this column represent cash payments earned under the 2015, 2014 and 2013 short-term incentive plans.

(6)

The amounts in this column represent the change in value in the Excess Savings Plan for fiscal years 2015, 2014 and 2013. See the Non-Qualified Deferred Compensation table for additional information for 2015.

(7)	The Company does not sponsor any pension benefit plans and none of the Company’s NEOs contribute to such a plan.

(8)	The amounts listed as “All Other Compensation” for 2015 are composed of these items:

All Other Compensation	Lubel	Killinger	Bartys	Motz	Adams
Savings Plan Company Matching Contributions	$10,600	$10,600	$10,600	$10,600	$10,600
Savings Plan Profit Sharing Contributions	10,600	10,600	10,600	10,600	10,600
Premiums for individual disability insurance	2,975	3,994	1,886	1,846	538
Premiums for personal liability insurance	3,779	3,023	2,225	2,225	2,225
Total All Other Compensation	$27,954	$28,217	$25,311	$25,271	$23,963

(9)	Effective February 29, 2016, Mr. Motz retired as the Company’s Executive Vice President and Chief Strategy Officer.

(10)	Mr. Adams was named the Company’s President, Retail Operations in January 2016.

(11)

In connection with the Company’s separation from Valero Energy Corporation in May 2013, Ms. Lubel received a one-time restricted stock grant of 50,400 shares and Mr. Killinger received a one-time restricted stock grant of 28,000 shares. The third and last installment of these awards will vest on May 6, 2016.

Grants of Plan-Based Awards

The following table provides information concerning grants of plan-based awards made to our NEOs during the fiscal year ended December 31, 2015.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Kimberly S. Lubel	–	115,000	1,150,000	2,185,000
	03/12/2015				27,534	(4)				1,140,045
	03/12/2015						158,480	(5)	41.405	1,709,999
Clayton E. Killinger	–	48,037	480,375	912,713
	03/12/2015				11,787	(4)				488,041
	03/12/2015						67,842	(5)	41.405	732,015
Anthony P. Bartys	–	29,575	295,750	561,925
	03/12/2015				6,375	(4)				263,957
	03/12/2015						36,687	(5)	41.405	395,853
Stephan F. Motz	–	32,250	322,500	612,750
	03/12/2015				5,604	(4)				232,034
	03/12/2015						32,252	(5)	41.405	347,999
Charles H. (Hal) Adams	–	26,000	260,000	494,000
	03/12/2015				5,604	(4)				232,034
	03/12/2015						32,252	(5)	41.405	347,999

(1)

The amounts in these columns represent the potential payouts under the 2015 STI Plan (Non-Equity Incentive Plan), which were earned based on performance for the 2015 fiscal year. The threshold payout is the minimum amount payable (assuming the 2015 STI

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Plan funding pool is funded), the target payout represents the amount payable for achieving the target level of performance, and the maximum payout represents the maximum amount payable, based on the quantitative Company performance metrics under the 2015 STI Plan. The actual amount earned by each NEO under the 2015 STI Plan is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)

The exercise price is the mean of the high and low reported sales price per share on the NYSE of the Company’s common stock on the date of grant. Under the Company’s Amended and Restated 2013 Omnibus Stock and Incentive Plan, the exercise price for all options granted under the plan cannot be less than the mean of the high and low reported sales price per share on the NYSE of the Company’s common stock on the date of grant.

(3)

The amounts shown represent the grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation-Stock Compensation. See note 16 of the notes of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC for a discussion of all assumptions made in the calculation of this amount.

(4)

Represents an award of RSUs under the Company’s long-term incentive program. These RSUs vest in one-third increments each year for three years on the anniversary of the grant date. Dividend equivalent payments on RSUs are paid as and when dividends are declared and paid on the Company’s outstanding common stock.

(5)

Represents an award of stock options under the Company’s long-term incentive program. These stock options vest in one-third increments each year for three years on the anniversary of the grant date and must be exercised before the tenth anniversary of the grant date.

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning outstanding equity awards held by our NEOs at December 31, 2015.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Kimberly S. Lubel	33,333	16,667	29.53	5/6/2023	16,800	(3)	657,552
	–	–	–	–	20,000	(3)	782,800
	36,260	72,520	31.245	3/10/2024	27,364	(4)	1,071,027
	–	158,480	41.405	3/12/2025	27,534	(5)	1,077,681
Clayton E. Killinger	16,667	8,333	29.53	5/6/2023	9,333	(3)	365,294
	–	–	–	–	10,000	(3)	391,400
	16,681	33,362	31.245	3/10/2024	12,588	(4)	492,694
	–	67,842	41.405	3/12/2025	11,787	(5)	461,343
Anthony P. Bartys	13,333	6,667	29.53	5/6/2023	8,000	(3)	313,120
	9,019	18,038	31.245	3/10/2024	6,806	(4)	266,387
	–	36,687	41.405	3/12/2025	6,375	(5)	249,518
Stephan F. Motz	10,000	5,000	29.53	5/6/2023	6,000	(3)	234,840
	7,789	15,578	31.245	3/10/2024	5,878	(4)	230,065
	–	32,252	41.405	3/12/2025	5,604	(5)	219,341
Charles H. (Hal) Adams	10,000	5,000	29.53	5/6/2023	6,000	(3)	234,840
	7,789	15,578	31.245	3/10/2024	5,878	(4)	230,065
	–	32,252	41.405	3/12/2025	5,604	(5)	219,341

(1)	Options vest in one-third increments each year for three years on the anniversary of the grant date.

(2)	Based on the closing price of the Company’s common stock on December 31, 2015 of $39.14 per share.

(3)	The unvested portion of these restricted stock awards will vest on May 6, 2016.

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(4)	As of December 31, 2015, the unvested portion of these RSU awards were scheduled to vest in equal installments on March 10, 2016 and March 10, 2017.

(5)	As of December 31, 2015, the unvested portion of these RSU awards were scheduled to vest in three equal installments on March 12, 2016, March 12, 2017 and March 12, 2018.

Option Exercises and Stock Vested

None of our NEOs exercised stock options during the fiscal year ended December 31, 2015. The following table sets forth information regarding vesting of restricted stock and RSU awards for our NEOs during the fiscal year ended December 31, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Kimberly S. Lubel	–	–	13,682	(1)	$575,465
			16,800	(2)	$687,372
Clayton E. Killinger	–	–	6,294	(1)	$264,726
			9,333	(2)	$381,860
Anthony P. Bartys	–	–	3,403	(1)	$143,130
Stephan F. Motz	–	–	2,939	(1)	$123,614
Charles H. (Hal) Adams	–	–	2,939	(1)	$123,614

(1)	This represents the number of shares of Company’s common stock acquired upon vesting of a RSU award.

(2)	This represents the number of shares of Company’s common stock acquired upon vesting of restricted stock.

Pension Benefits

The Company does not sponsor any pension benefit plans and none of the Company’s NEOs contribute to such a plan.

Non-Qualified Deferred Compensation

The following table provides information concerning the contributions, earnings, withdrawals and distributions in the Excess Savings Plan during the fiscal year ended December 31, 2015.

Name	Registrant contributions in last FY ($)(1)	Aggregate earnings in last FY ($)(1)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
Kimberly S. Lubel	30,785	1,834	–	75,565
Clayton E. Killinger	15,599	890	–	37,328
Anthony P. Bartys	8,277	507	–	20,661
Stephan F. Motz	6,862	298	–	14,144
Charles H. (Hal) Adams	5,985	279	–	12,805

(1)

The sum of the amounts included in these columns equals the amounts reported as “Change in Pension Value and Non-qualified Deferred Compensation Earnings” for 2015 in the Summary Compensation Table for each NEO.

Potential Payments Upon Termination or Change in Control

On September 12, 2014, the Board, based on the recommendation of the Compensation Committee, approved Separation Agreements (the “Separation Agreements”) for each of the Company’s executive officers, including its NEOs, for the purpose of retaining such executive officer’s services.

Involuntary Termination without Cause

Pursuant to the terms of the Separation Agreements, if a NEO’s employment is terminated by the Company without “Cause,” then such NEO, with the exception of our Chief Executive Officer, is entitled to receive a lump sum cash severance payment equal to the sum of the NEO’s annual base salary at the rate in effect as of the date of the notice of termination, plus the

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amount of the NEO’s annual target short-term incentive award determined in accordance with the short-term incentive program in effect at the date of termination. Our Chief Executive Officer, under the same circumstances, is entitled to receive a lump sum cash severance payment equal to the sum of two times her annual base salary, plus the amount of her annual target short-term incentive award. Each NEO will also receive medical, dental and other benefits for a period of one year from the date of termination, but if such continued coverage is not permitted by the applicable plans or law, the NEO will instead be entitled to a lump sum payment equal to the value of the Company’s contribution for such coverage. In addition, all unvested long-term incentive awards will continue to vest in accordance with their original terms and are to be paid when such awards would have been paid had the NEO not been terminated.

Termination by Executive for Good Reason or by the Company without Cause in connection with a Change in Control

The Separation Agreements provide that if a NEO’s employment is terminated by the Executive for “Good Reason” or by the Company without “Cause,” in connection with, or within 24 months after, a Change in Control, then each NEO, with the exception of our Chief Executive Officer, will receive a lump sum cash severance payment equal to two times the sum of such NEO’s annual base salary as of the date of termination, plus two times the amount of such NEO’s annual target short-term incentive award. Our Chief Executive Officer, under the same circumstances, will receive a severance payment equal to two and a half times her annual base salary, plus two and a half times the amount of her annual target short-term incentive award. Each NEO will also receive awards under the short-term incentive plan effective at the date of termination equal to that year’s pro rata portion of such NEO’s annual target short-term incentive award. In addition, each NEO will receive medical, dental, and other benefits for a period of three years from the date of termination, but if such continued coverage is not permitted by applicable plans or law, the NEO will instead be entitled to a lump sum payment equal to the value of the Company’s contribution for such coverage. In addition, all unvested long-term incentive awards will fully vest immediately upon termination.

If, as described above, a NEO’s employment is involuntarily terminated without Cause or by Good Reason in connection with, or within 24 months after, a Change in Control, the NEO will also be entitled to (i) a payment of relocation payments incurred in connection with a move back to the original job or work location of such NEO prior to the Change in Control and all legal fees and expenses, if any, incurred in contesting or disputing such termination, in seeking to obtain or enforce any right or benefit provided by the Separation Agreements or in connection with any tax audit or proceeding in connection with Sections 409A or 4999 of the Code and (ii) payment of reasonable expenses in seeking comparable employment during the one year period following the date of termination.

Severance benefits under the Separation Agreements are not provided in the event of terminations by reason of death, disability, voluntary termination without Good Reason, or the Company’s involuntary termination of the executive’s employment for Cause.

All payments under the Separation Agreements will be conditioned upon the NEO’s execution of a severance agreement effectively waiving all claims of the NEO against the Company (including its directors, officers, employees and agents) arising out of such NEO’s employment with the Company and reaffirming the customary non-disclosure, non-compete and non-solicitation provisions contained in the Separation Agreement.

If amounts payable to a NEO under the Separation Agreement (together with any amounts that are payable by the Company as a result of a Change in Control) exceed the amount allowed under section 280G of the Code, thereby subjecting the NEO to an excise tax under section 4999 of the Code, then the payments will either be (i) reduced to the level at which no excise tax applies, such that the full payment would be equal to three times the NEO’s “base amount” (as defined in the Code), or (ii) paid in full, depending upon which option produces the better net after-tax position for the NEO.

For purposes of each of the Separation Agreements:

(i)

“Cause” means: (a) the willful and continued failure by the executive substantially to perform the executive’s duties with the Company (other than any such failure resulting from the executive’s incapacity due to physical or mental illness), after a demand for substantial performance is delivered to the executive by the Company that specifically identifies the manner in which the Company believes that the executive has not substantially performed the executive’s duties; (b) the willful

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EXECUTIVE COMPENSATION

engagement by the executive in conduct demonstrably and materially injurious to the Company, or (c) a conviction of, a plea of nolo contendere, a guilty plea, or confession by the executive to, an act of fraud, misappropriation or embezzlement, any felony or any other crime involving moral turpitude.

(ii)

“Good Reason” means: (a) the assignment to the executive of any duties inconsistent with the executive’s position, authority, duties or responsibilities as in effect immediately prior to a Change in Control, or any other action by the Company that results in a diminution in such position, authority, duties or responsibilities (excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith); (b) any requirement that the executive be based more than 50 miles from his or her office or location prior to a Change in Control; (c) a material diminution in the executive’s base salary and/or target short-term incentive award; (d) any failure by the Company to continue any incentive plan, retirement plan, welfare benefit plan or other compensation, retirement or benefit plan and policy, unless the aggregate value of all such compensation is not materially less than its aggregate value as in effect at any time during the 120-day period immediately preceding a Change in Control or, if more favorable to the executive, those provided generally at any time after a Change in Control to other peer employees of the executive and its affiliated companies; and (e) in the event of a pending Change in Control, the Company and the executive have not received written notice, at least five business days prior to the anticipated closing date of a Change in Control transaction, from the successor to all or a substantial portion of the Company’s business and/or assets that such successor agrees to assume and perform the Company’s obligations under the Separation Agreement.

(iii)

“Change in Control” means the earliest to occur after the date of the Separation Agreement of any of the following events: (a) any person is or becomes the “beneficial owner” (as such term is defined in Section 13(d) of the Exchange Act) of securities representing 20% or more of the combined voting power of the Company’s then outstanding securities; (b) during any period of two consecutive years following the execution of the Separation Agreement, individuals who at the beginning of such period constitute the Board, and any new director, with certain exceptions, whose election or nomination was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, cease for any reason to constitute a least a majority of the members of the Board; (c) with certain exceptions, the effective date of a merger of the Company with any other entity; (d) the approval by the Company’s stockholders of a complete liquidation of the Company or an agreement for the sale or disposition of all or substantially all of the Company’s assets; and (e) any event that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.

The table below estimates the amount of compensation and benefits to be provided to each of our named executive officers in the event of termination of such executive officer’s employment under certain circumstances. These amounts are estimates of the amounts that would be paid or provided to the executive officers upon termination of employment or a change in control had the termination occurred on December 31, 2015. The actual amounts can only be determined at the time of such executive officer’s separation from the Company. Accordingly, if termination had taken place prior to December 31, 2015, the amounts payable in respect of the short-term incentive plan would have been reduced to reflect the pro rata portion of the executive officer’s annual target short-term incentive award.

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EXECUTIVE COMPENSATION

Name	Severance Benefit	Termination by the Company Without Cause ($)	Termination by the Executive for Good Reason or by the Company Without Cause in Connection with a Change in Control ($)
Kimberly S. Lubel	Separation Payment	3,244,500	5,536,250
	Short-Term Incentive Plan	–	1,184,500
	Long-Term Incentive Plan	–	4,321,775
	Health Benefits	11,289	33,868

Clayton E. Killinger	Separation Payment	1,148,875	2,297,750
	Short-Term Incentive Plan	–	492,375
	Long-Term Incentive Plan	–	2,054,204
	Health Benefits	17,477	52,432

Anthony P. Bartys	Separation Payment	769,725	1,539,450
	Short-Term Incentive Plan	–	303,225
	Long-Term Incentive Plan	–	1,035,504
	Health Benefits	2,140	6,421

Stephan F. Motz	Separation Payment	771,313	1,542,625
	Short-Term Incentive Plan	–	330,563
	Long-Term Incentive Plan	–	855,284
	Health Benefits	2,023	6,068

Charles H. (Hal) Adams	Separation Payment	699,600	1,399,200
	Short-Term Incentive Plan	–	275,600
	Long-Term Incentive Plan	–	855,284
	Health Benefits	17,007	51,021

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DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

We use a combination of cash and equity-based incentive compensation to attract and retain qualified individuals to serve on the Board. For the 2015 fiscal year, our non-employee directors received an annual cash retainer, paid quarterly, and an equity award in the form of restricted stock for his or her service on the Board and, if applicable, additional fees for their service as chair of a Board committee and service as Lead Director of the Board, as follows:

Component	Amount ($)
Annual retainer (cash)(1)	95,000
Annual restricted stock grant (value)(2)	135,000
Compensation and Nominating and Governance committee chair fee (cash)	15,000
Audit committee chair fee (cash)	25,000
Annual Lead Director fee (cash)	25,000

(1)	Excludes reimbursement for travel expenses to attend meetings of the Board and committee meetings.

(2)

Represents the aggregate value of the award on the date of grant, with the number of shares determined by dividing the aggregate value of such grant by the mean of the highest and lowest prices of the Company’s common stock, as reported on the NYSE, on such date (rounded up to the nearest whole share).

The Company reimburses directors for travel and other out of pocket expenses incurred to attend meetings of the Board and/or committee meetings.

Non-Employee Director Compensation for Fiscal Year 2015

The following table provides the compensation amounts for each of the Company’s non-employee directors for the fiscal year ended December 31, 2015:

Name(1)(2)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)(4)	Total ($)
Donna M. Boles	110,000	127,596	237,596
Roger G. Burton	120,000	127,596	247,596
Ruben M. Escobedo	95,000	127,596	222,596
Denise Incandela	95,000	127,596	222,596
William G. Moll	95,000	127,596	222,596
Joseph E. Reece(1)	15,833	73,505	89,338
Alan Schoenbaum	120,000	127,596	247,596
Stephen Smith	95,000	127,596	222,596
Joseph V. Topper, Jr.(2)	23,750	–	23,750
Michael H. Wargotz	110,000	127,596	237,596

(1)	Joseph E. Reece was elected to the Board in November 2015. Mr. Reece received compensation for the last two months of the 2015 fiscal year.

(2)

Joseph V. Topper, Jr., a director, became eligible for non-employee director compensation upon his retirement as Chief Executive Officer of CrossAmerica GP LLC, a subsidiary of the Company, on October 1, 2015. Mr. Topper only received cash compensation for the last quarter of the 2015 fiscal year.

(3)

As of December 31, 2015, each of our non-employee directors, with the exception of Mr. Reece, Mr. Smith and Mr. Topper, held 3,260 unvested shares of restricted stock as compensation for services performed in fiscal year 2015. These shares of restricted stock

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DIRECTOR COMPENSATION

vested fully on March 12, 2016. As of December 31, 2015, Mr. Reece held 1,878 RSUs, which will fully vest on November 24, 2016 and Mr. Smith held 3,260 RSUs as compensation for services performed in fiscal year 2015. Mr. Smith’s RSUs vested fully on March 12, 2016.

(4)

The amounts shown under the “Stock Awards” column represent the aggregate grant date fair value of restricted stock granted (and RSUs in the case of Mr. Smith and Mr. Reece) to each non-employee director computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation – Stock Compensation. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 16 to our financial statements included in our Form 10-K filed with the SEC on February 18, 2016.

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock of CST Brands, Inc.

The following table provides information with respect to the beneficial ownership of our common stock as of April 10, 2016 by (i) each stockholder known to us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each of our directors and nominees for director, (iii) each of our named executive officers, and (iv) all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes to the tables below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Unless otherwise noted, the address of each beneficial owner listed on the tables below is c/o CST Brands, Inc., One Valero Way, Building D, Suite 200, San Antonio, Texas 78249.

This table is based upon information supplied by our officers, directors and the Schedules 13D and 13G that have been filed with the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of April 10, 2016 through the exercise of any stock option or other right. The inclusion of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit from, such shares and we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person. Applicable percentages are based on 75,573,499 shares of common stock outstanding as of April 10, 2016.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner	Number of Shares		Percent of Class
Greater than 5% Stockholders
Iridian Asset Management LLC	6,715,732	(1)	8.886%
BlackRock, Inc.	5,083,999	(2)	6.727%
The Vanguard Group, Inc.	4,915,149	(3)	6.504%
Directors
Donna M. Boles	14,977		*
Roger G. Burton	14,977		*
Thomas W. Dickson	—		—
Rocky B. Dewbre	8,683		*
Ruben M. Escobedo	17,338		*
Denise Incandela	14,679		*
Kimberly S. Lubel	124,656	(4)	*
Joseph E. Reece	5,361		*
Alan Schoenbaum	19,477		*
Stephen A. Smith	10,773		*
Joseph V. Topper, Jr.	1,233,208	(5)	1.632%
Michael Wargotz	14,977		*
Named Executive Officers
Charles H. (Hal) Adams	19,292	(6)	*
Anthony P. Bartys	23,723	(7)	*
Clayton E. Killinger	55,866	(8)	*
Directors and executive officers as a group (15 persons)	1,577,988		2.088%

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

*	The percentage of shares beneficially owned does not exceed one percent of the common shares outstanding.
(1)

Iridian Asset Management LLC (“Iridian”) filed a Schedule 13G with the SEC with respect to CST Brands on January 26, 2016, reporting that it or certain of its affiliates beneficially owned in the aggregate 6,715,732 shares of CST Brands common stock for which it had shared voting power for 6,715,732 shares and shared dispositive power for 6,715,732 shares. Iridian has direct beneficial ownership of the shares in the accounts for which it serves as the investment adviser under its management agreements. David L. Cohen and Harold J. Levy may be deemed to possess beneficial ownership of the shares of CST Brands common stock beneficially owned by Iridian by virtue of their indirect controlling ownership of Iridian, and having the power to vote and direct the disposition of shares of CST Brands common stock as joint Chief Investment Officers of Iridian. Mr. Cohen has sole voting power and sole dispositive power with respect to 5,635 shares of CST Brands common stock for which he has direct beneficial ownership and Mr. Levy has sole voting power and sole dispositive power with respect to 1,695 shares of CST Brands common stock for which he has direct beneficial ownership. As set forth in the Schedule 13G, Messrs. Cohen and Levy disclaim beneficial ownership of such shares. The principal address for Iridian is 276 Post Road West, Westport, CT 06880-4704.

(2)

BlackRock, Inc. filed a Schedule 13G/A with the SEC with respect to CST Brands on February 10, 2016, reporting that it or certain of its affiliates beneficially owned in the aggregate 5,083,999 shares of CST Brands common stock for which it had sole dispositive power and 4,812,800 shares for which it had sole voting power. The principal address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)

The Vanguard Group, Inc. filed a Schedule 13G/A with the SEC with respect to CST Brands on February 10, 2016, reporting that it or certain of its affiliates beneficially owned in the aggregate 4,915,149 shares of CST Brands common stock for which it had sole voting power for 55,636 shares and sole dispositive power for 4,859,713 shares, sharing voting power for 4,500 shares and shared dispositive power for 55,436 The principal address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern PA 19355.

(4)

Comprised of (a) 71,189 shares of common stock (of which 85 shares are held in a CST Brands savings plan), (b) 36,800 shares of restricted stock, which are subject to limits on sale and transfer and can be forfeited under certain conditions, and (c) 16,667 shares of common stock issuable pursuant to vested stock options or stock options exercisable within 60 days of April 10, 2016.

(5)

Comprised of 1,233,208 shares of common stock, of which 1,219,827 shares are held by the Patricia Dunne Topper Trust for the Family of Joseph V. Topper, Jr. (the “PDT Trust”), 10,000 shares are held by the Joseph V. Topper, Sr. Trust (the “JVTS Trust”) and 3,381 shares are held by Mr. Topper. Mr. Topper is one of two voting trustees of the PDT Trust and one of two trustees of the JVTS Trust. 263,965 shares held by the PDT Trust are pledged as collateral to secure a line of credit. Mr. Topper, as a trustee of each of the PDT Trust and the JVTS Trust, may be deemed to have beneficial ownership of the shares beneficially owned by such trusts. The shares beneficially owned by the trusts are included in the number of shares shown as beneficially owned by Mr. Topper in the table above.

(6)

Comprised of (a) 8,292 shares of common stock (of which 825 shares are held in a CST Brands savings plan), (b) 6,000 shares of restricted stock, which are subject to limits on sale and transfer and can be forfeited under certain conditions, and (c) 5,000 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 10, 2016.

(7)

Comprised of (a) 9,056 shares of common stock, (b) 8,000 shares of restricted stock, which are subject to limits on sale and transfer and can be forfeited under certain conditions, and (c) 6,667 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 10, 2016.

(8)

Comprised of (a) 28,200 shares of common stock, (b) 19,333 shares of restricted stock, which are subject to limits on sale and transfer and can be forfeited under certain conditions, and (c) 8,333 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 10, 2016.

Units of CrossAmerica Partners LP

Except as set forth in the following table, as of April 10, 2016, none of (i) our directors or nominees for director, (ii) our named executive officers, or (iii) our other executive officers have beneficial ownership of CrossAmerica Partners LP units.

This table is based upon information supplied by our officers, directors and the Schedules 13D and 13G that have been filed with the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any units as to which the individual or entity has sole or shared voting power or investment power and any units as to which the individual or entity has the right to acquire beneficial ownership within 60 days of April 10, 2016 through the exercise of any option or other right. The inclusion of such units, however, does not constitute an admission that the named unitholder is a direct or indirect beneficial owner of, or receives the economic benefit

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

from, such units and we did not deem these units outstanding for the purpose of computing the percentage ownership of any other person. The percentage shown below is based on 33,237,284 CrossAmerica Partners LP units outstanding as of April 10, 2016.

	Beneficial Ownership of Units of CrossAmerica Partners LP
Name of Beneficial Owner	Number of Units		Percent of Class
Director

Joseph V. Topper, Jr.(1)	7,438,529	(1)	22.38%

Kimberly S. Lubel	5,600		—

Charles H. (Hal) Adams	1,000		—

Anthony P. Bartys	500		—

(1)

The units shown as beneficially owned by Joseph V. Topper, Jr. include units beneficially owned by Mr. Topper’s wife and by entities that are controlled by Mr. Topper, including Dunne Manning Inc., Energy Realty Partners, LLC, MMSCC-II, LLC, ERNJ, LLC, JVT-JMG EROP Holdings, LP, the Topper Foundation, the Topper Trust and Kwik-Pik Ohio, LLC. The units shown as beneficially owned by Mr. Topper do not include grants of 1,928 profits interests that are fully vested and represented by Class B Units of LGP Operations LLC, a wholly owned subsidiary of CrossAmerica Partners LP. The vested Class B Units are redeemable for cash or CrossAmerica Partners LP common units (at a conversion ratio of not greater than 1:1), at the discretion of CrossAmerica Partners LP, beginning on the second anniversary of the grant date.

Equity Compensation Plan Information

The following table provides aggregate information with respect to our equity compensation plans as of December 31, 2015.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans

Equity compensation plans approved by security holders	1,289,691	(1)	$36.54	5,715,450

Equity compensation plans not approved by security holders	–		–	–

(1)	Does not include 140,053 shares of restricted stock and 226,350 RSUs outstanding as of December 31, 2015.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities and to furnish us with copies of all Section 16(a) forms they file. Based solely on the review of copies of the reports we have received and written representations provided to us from the individuals required to file the reports, we believe that each of our executive officers and directors has complied with applicable reporting requirements for transactions in our common stock during the year ended December 31, 2015.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of transactions, since January 1, 2015, to which the Company was or is a party, in which the amount involved exceeds $120,000 and in which a director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest, other than the arrangements that are described under “Executive Compensation – Compensation Discussion and Analysis – Potential Payments Upon Termination or Change in Control” above.

Transactions with CrossAmerica Partners LP

As a result of the Company’s purchase of all of the membership interests in CrossAmerica GP LLC (formerly Lehigh Gas GP LLC), the general partner of CrossAmerica Partners LP (the “GP Purchase”), and all of the IDRs in CrossAmerica Partners LP (the “IDR Purchase”), which purchase was effective October 1, 2014, the Company controls CrossAmerica GP LLC. The following are descriptions of related-party transactions with CrossAmerica Partners LP:

Amended and Restated Omnibus Agreement

In connection with the GP Purchase and the IDR Purchase, CST Services LLC (“CST Services”), an indirect wholly owned subsidiary of the Company, entered into an Amended and Restated Omnibus Agreement, dated as of October 1, 2014 (the “Amended Omnibus Agreement”), with CrossAmerica Partners LP, CrossAmerica GP LLC, Dunne Manning, Inc. (formerly Lehigh Gas Corporation (“LGC”) and currently, “DMI”), Dunne Manning Stores LLC (formerly Lehigh Gas-Ohio LLC (“LGO”) and currently, “DMS”), and Mr. Topper. Pursuant to the Amended Omnibus Agreement, the Company, among other things, provides CrossAmerica Partners LP with management services that were previously provided by LGC. The initial term of the Amended Omnibus Agreement is five years, but the agreement will automatically renew for additional one year terms until any party provides written notice to the other parties at least 180 days prior to the end of the then current term. CrossAmerica GP LLC has the right to terminate the agreement at any time upon 180 days’ prior written notice.

CrossAmerica Partners LP pays the Company a management fee, which in 2015 was $670,000 per month plus a variable fee of between zero and $0.003 per gallon for wholesale fuel distribution and $0.015 per gallon for retail fuel distribution at sites CrossAmerica Partners LP operates. In addition, CrossAmerica Partners LP is required to reimburse CST for certain outsourced services to be provided by CST under the Amended Omnibus Agreement.

CrossAmerica Partners LP in 2015 incurred $15.3 million in charges under the Amended Omnibus Agreement. As approved by the Executive Committee and the independent conflicts committee of the Board of Directors of CrossAmerica GP, LLC, CrossAmerica Partners LP and CST mutually agreed to settle the second, third and fourth quarter 2015 amounts due under the terms of the Amended Omnibus Agreement in newly issued common units representing limited partner interests in CrossAmerica Partners LP. As a result, in July 2015, CST received from CrossAmerica Partners LP 145,056 limited partner units valued at approximately $4 million related to the second quarter, in October 2015, CST received from CrossAmerica Partners LP 114,256 limited partner units valued at approximately $3 million related to the third quarter, and in March 2016 CST received 145,137 limited partner units valued at approximately $3.5 million related to the fourth quarter.

Effective January 1, 2016, the fixed component of the management fee was increased to $856,000 per month, which was approved by the Executive Committee, and on behalf of CrossAmerica Partners LP by the independent conflicts committee of the Board of Directors of CrossAmerica GP LLC. CST and CrossAmerica Partners LP have the right to negotiate the amount of the management fee on an annual basis, or more often as circumstances require.

Right of First Refusal. For so long as Mr. Topper is an officer or director of the CrossAmerica GP LLC or the Company, if Mr. Topper, LGC, LGO, or any of their controlled affiliates have an opportunity to acquire assets used, or a controlling interest in any business primarily engaged, in the wholesale motor fuel distribution or retail gas station operation businesses, the value of which exceeds $5 million, then Mr. Topper, LGC, LGO, or their controlled affiliates must offer such opportunity to CrossAmerica Partners LP on the same terms and at the same price, plus any related transaction costs and expenses.

Right of First Offer. For so long as Mr. Topper is an officer or director of the CrossAmerica GP LLC or the Company, Mr. Topper, LGC and LGO are required to notify CrossAmerica Partners LP of their desire to sell to a third party any of their assets used, or any interest in any business primarily engaged, in the wholesale motor fuel distribution or retail gas station

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

operation businesses, the value of which exceeds $5 million. Prior to selling such assets or businesses, Mr. Topper, LGC and LGO are required to enter into exclusive, good faith negotiations with CrossAmerica Partners LP for a reasonable period of time to give CrossAmerica Partners LP an opportunity to enter into definitive agreements for the purchase of such assets or businesses on terms that are mutually acceptable to the parties.

Voting Agreement

In connection with the GP Purchase and the IDR Purchase, the Company entered into a Voting Agreement, dated as of October 1, 2014 (the “Voting Agreement”) with Mr. Topper, LGC, and the 2004 Irrevocable Agreement of Trust of Joseph V. Topper, Sr. (the “Topper Trust,” together with Mr. Topper and LGC, the “Topper Sellers”), pursuant to which each of the Topper Sellers agreed that at any meeting of the holders of shares of Company common stock or any meeting of holders of common units or subordinated units of CrossAmerica Partners LP, it will vote (or cause to be voted) such Topper Sellers’ shares or units, respectively, in accordance with the recommendations of the Board of the Company or the board of directors of CrossAmerica GP LLC, respectively. Under the terms of the Voting Agreement, the Topper Sellers have provided an irrevocable proxy to the Company to vote on the Topper Sellers’ behalf in accordance with the recommendations of the board of directors of CrossAmerica GP LLC. The Voting Agreement will remain in effect with respect to any Topper Seller for so long as any such Topper Seller is (i) a director or officer of the Company or an affiliate thereof, including CrossAmerica Partners LP, (ii) the beneficial owner of more than three percent of the outstanding common stock of the Company or (iii) the beneficial owner of 10% or more of the outstanding common units or subordinated units of CrossAmerica Partners LP.

Registration Rights Agreement

In connection with the closing of the IDR Purchase, on October 1, 2014, the Company, the Topper Trust and the 2008 Irrevocable Agreement of Trust of John B. Reilly, Jr. (the “Reilly Trust,” together with the Topper Trust, the “Trusts”) entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company granted certain piggy-back registration rights to the Trusts and their assignees (the “Holders”). If, prior to October 1, 2019, the Company proposes to file a registration statement for the offer and sale of shares of common stock, the Company must notify the Holders of such proposal at least 15 days before the initial filing date of such registration statement. Holders will be offered the opportunity to include for registration in such registration statement the number of shares of Company common stock acquired in the IDR Purchase (the “Registrable Securities”) as they may request. The Registration Rights Agreement also provides the Holders piggy-back rights for underwritten offerings, although the Company, upon recommendation of its lead underwriter, may limit the number of Registrable Securities included in such underwritten offering.

Topper Employment Agreement and Grant of Profits Interests

On October 1, 2014, Mr. Topper entered into an employment agreement with CST Services, a wholly owned subsidiary of the Company, pursuant to which Mr. Topper was appointed as the Chief Executive Officer and President of CrossAmerica GP LLC. Prior to October 1, 2014, the former compensation committee of the board of directors of CrossAmerica GP LLC granted Mr. Topper an award of 10,997 profits interests in CrossAmerica Partners LP, pursuant to the Lehigh Gas Partners LP Incentive Award Plan. The profit interests entitle Mr. Topper to receive cash distributions proportionate to those received by common unitholders of CrossAmerica Partners LP and represent Class B Units of LGP Operations LLC, a wholly owned subsidiary of CrossAmerica Partners LP. The award of 10,997 profits interests in CrossAmerica Partners LP, represented by Class B Units of LGP Operations LLC, a wholly owned subsidiary of CrossAmerica Partners LP, was granted to Mr. Topper on March 4, 2015 and vested immediately. These vested Class B Units are redeemable for cash or CrossAmerica Partners LP common units (at a conversion ratio of not greater than 1:1), at the discretion of CrossAmerica Partners LP, beginning on the second anniversary of the grant date.

Mr. Topper’s employment agreement expired on September 30, 2015 and he is no longer an employee of CST or CrossAmerica GP LLC. Mr. Topper remains a member of the board of directors of both CST and CrossAmerica GP LLC.

Rent and Purchased Motor Fuel

CrossAmerica Partners LP leases certain retail sites and sells motor fuel to CST’s U.S. Retail segment under a master fuel distribution agreement and a master lease agreement having initial 10-year terms. The fuel distribution agreement provides CrossAmerica Partners LP with a fixed wholesale mark-up per gallon and the lease agreement is a triple net lease with an annual lease rate of 7.5% of the fair value of the leased property at inception. The U.S. Retail segment purchased

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

approximately 78 million gallons of motor fuel from CrossAmerica Partners LP and incurred rent expense on retail sites leased from CrossAmerica Partners LP of $9 million during the year ended December 31, 2015. The U.S. Retail segment purchased approximately 6 million gallons of motor fuel from CrossAmerica Partners LP and incurred rent expense on retail sites leased from CrossAmerica Partners LP of $1 million during the three months ended December 31, 2014. Amounts payable to CrossAmerica Partners LP totaled $2 million and $2 million at December 31, 2015 and December 31, 2014, respectively, related to these transactions.

Sale of CST Fuel Supply Equity Interests to CrossAmerica Partners LP

We accounted for the January and July 2015 sales of equity interests in our U.S. Retail segment’s wholesale motor fuel supply business (“CST Fuel Supply”) to CrossAmerica Partners LP as entities under common control. CST records the monthly distributions to CrossAmerica Partners LP in cost of sales, which is eliminated upon consolidation of CrossAmerica Partners LP. CST distributed $11 million in cash to CrossAmerica Partners LP during the year ended December 31, 2015 related to its equity ownership interests in CST Fuel Supply.

Sale and Lease Back of New-to-Industry Stores

In July 2015, we completed the sale and lease back of 29 New-to-Industry stores with CrossAmerica Partners LP. We accounted for the sale as entities under common control. The rental income and expense associated with the lease of the New-to-Industry stores are eliminated in consolidation.

IDR and Common Unit Distributions

CST received cash distributions of $1 million and $8 million related to its investment in CrossAmerica Partners LP’s IDRs and common units, respectively, during the year ended December 31, 2015.

CrossAmerica Partners LP Transactions with DMS

DMS is an entity affiliated with Mr. Topper, a member of the Board and the board of directors of CrossAmerica GP LLC. DMS is an operator of convenience stores that purchases all of its motor fuel requirements from CrossAmerica Partners LP on a wholesale basis. DMS also leases certain retail site real estate from CrossAmerica Partners LP in accordance with a master lease agreement between DMS and CrossAmerica Partners LP.

In 2015, revenues from fuel sales to DMS were $323 million and rental income from DMS was $19 million.

Motor fuel is sold to DMS at CrossAmerica Partners LP’s cost plus a fixed mark-up per gallon. Receivables from DMS totaled $7 million at December 31, 2015 and $10 million at December 31, 2014.

CrossAmerica Partners LP Principal Executive Offices

During 2015, the CrossAmerica Partners LP’s principal executive offices were in Allentown, Pennsylvania in office space leased from DMI. Total rent expense for the office space was $0.3 million during the year ended December 31, 2015. In February 2016, CrossAmerica Partners LP moved its principal executive offices to an office space leased by CST from an entity affiliated with Mr. Topper.

Zimri DM, LLC

In connection with CrossAmerica Partners LP’s purchase of Petroleum Marketers, Incorporated (“PMI”) in May 2014, CrossAmerica Partners LP divested the PMI lubricants business, which was subsequently purchased by Zimri DM, LLC (“Zimri”), a company affiliated with Mr. Topper. PMI provided certain services to Zimri pursuant to a transition services agreement. All services have been terminated and no amounts are outstanding.

Maintenance and Environmental Costs

Certain maintenance and environmental monitoring and remediation activities are undertaken by a related party of Mr. Topper, as approved by the independent conflicts committee of the Board. CrossAmerica Partners LP incurred $1.3 million, $1.4 million and $0.3 million with this related party for the years ended December 31, 2015, 2014 and 2013, respectively.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other Related Party Transactions

Aircraft Usage Costs

From time to time, CST uses an aircraft owned by an entity that is jointly owned by Kimberly S. Lubel, our Chief Executive Officer, President and Chairman of the Board and her husband. CST incurred $0.2 million for the year ended December 31, 2015 for the use of this aircraft.

From time to time, CrossAmerica Partners LP uses aircrafts owned by a group of individuals that includes Mr. Topper and another member of CrossAmerica’s Board of Directors as previously approved in August 2013 by the independent conflicts committee of CrossAmerica GP LLC. CrossAmerica Partners LP incurred $0.2 million, $0.3 million and $0.1 million for the years ended December 31, 2015, 2014 and 2013, respectively, for the use of these aircrafts.

Related Party Transactions Policy and Procedures

The Company has a Code of Ethics, which requires all directors and executive officers to promptly bring to the attention of the General Counsel and, in the case of directors, the Chairman of the Nominating and Governance Committee or, in the case of executive officers, the Chairman of the Audit Committee, any transaction or relationship that arises and of which she or he becomes aware that reasonably could be expected to constitute a related-party transaction. For purposes of our Code of Ethics, a related-party transaction is a transaction in which the Company (including its affiliates) is a participant and in which any director or executive officer (or their immediate family members) has or will have a direct or indirect material interest. Additionally, the Nominating and Governance Committee’s charter provides for an annual review of related-party transactions between each of our directors and the Company (and its affiliates) and to make recommendations to the Board regarding the continued independence of each Board member.

In addition, the Executive Committee is responsible for overseeing and approving all transactions between the Company and CrossAmerica Partners LP, as described above in the section entitled “Information Regarding the Board of Directors—Executive Committee.”

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HOUSEHOLDING OF PROXY MATERIALS

HOUSEHOLDING OF PROXY MATERIALS

Some brokers, banks and other agents may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the proxy statement or our Annual Report on Form 10-K may have been sent to multiple stockholders in a single household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request, free of charge. To make such a request, please contact us at CST Brands, Inc., One Valero Way, Building D, Suite 200, San Antonio, Texas 78249, Attn: Corporate Secretary or contact our transfer agent, AST at either (800) 937-5449 or via email at info@amstock.com. If you would like to receive separate copies of our proxy statement or annual report in the future, or you are receiving multiple copies and would like to receive only one copy per household, contact your broker, bank or other agent, or contact us at the above address and phone number.

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STOCKHOLDER PROPOSALS FOR THE 2017 CST BRANDS ANNUAL MEETING

STOCKHOLDER PROPOSALS FOR THE 2017 CST BRANDS ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2017 proxy statement, a stockholder’s proposal must be received by us no later than December 30, 2016 and must otherwise comply with Rule 14a-8 under the Exchange Act. Any stockholder proposal received after December 30, 2016 will be considered untimely, and will not be included in our proxy materials for our 2017 annual meeting of stockholders. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our bylaws.

Pursuant to the terms of our bylaws, stockholders wishing to submit proposals or director nominations for consideration at our annual meeting of stockholders must provide advance notice in writing to our Corporate Secretary. To be timely, a stockholder’s notice shall be delivered to our Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Our principal executive offices are located at, and our mailing address is One Valero Way, Building D, Suite 200, San Antonio, TX 78249.

Stockholders are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. Therefore, to be presented at our 2017 annual meeting, such a proposal must be received by the Company between March 11, 2017 and April 10, 2017.

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ANNUAL REPORT

ANNUAL REPORT

Upon the written request of any person whose proxy is solicited hereunder, CST Brands will furnish without charge to such person a copy of its annual report filed with the SEC on Form 10-K, including financial statements and schedules thereto, for the year ended December 31, 2015. Such written request is to be directed to our Investor Relations department, One Valero Way, Building D, Suite 200, San Antonio, TX 78249.

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OTHER MATTERS

OTHER MATTERS

No business other than the matters set forth in this proxy statement is expected to come before the meeting, but should any other matters requiring a stockholder’s vote arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of CST Brands. If a nominee for director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies may vote for another person in his place in what they consider the best interests of CST Brands.

By Order of the Board of Directors

Gérard J. Sonnier

Senior Vice President, General Counsel and

Corporate Secretary

San Antonio, Texas

April 29, 2016

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ANNEX A

CST BRANDS, INC.

EMPLOYEE STOCK PURCHASE PLAN

Effective June 9, 2016

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CST BRANDS, INC.

EMPLOYEE STOCK PURCHASE PLAN

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CST BRANDS, INC.

EMPLOYEE STOCK PURCHASE PLAN

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SECTION 1 PURPOSE AND TERM

CST BRANDS, INC.

EMPLOYEE STOCK PURCHASE PLAN

SECTION 1

PURPOSE AND TERM

1.1 Purpose.

The purpose of the CST Brands, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide an incentive for Eligible Employees to devote their best efforts to the success of CST Brands, Inc. (the “Company”), and to afford such employees an opportunity to obtain a proprietary interest in the continued growth and prosperity of the Company through ownership of its common stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Code Section 423 (including any amendments or replacements of such section), and all provisions of the Plan shall be construed in a manner consistent with the requirements of that Code Section.

1.2 Term of Plan.

The Plan shall continue in effect until the earlier of (a) its termination by the Board, or (b) the date on which all of the shares of Stock available for issuance under the Plan have been issued.

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SECTION 2 DEFINITIONS

SECTION 2

DEFINITIONS

2.1 Definitions.

Any term not expressly defined in the Plan shall have the same definition as set forth in Code Section 423. Whenever the following words and phrases are used in the Plan, they shall have the respective meanings set forth below:

(a)	“Act” means the Securities Exchange Act of 1934, as amended from time to time.

(b)

“Administrator” means each individual or committee designated by the Company to assist with day-to-day operation and administration of this Plan. The Administrator shall also include any third party vendor hired by the Company to assist with the day-to-day operation and administration of this Plan.

(c)	“Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(d)	“Change of Control” shall be deemed to occur upon the earliest to occur after the date of this Plan of any of the effective dates of any following events:

(i) Acquisition of Stock by Third Party. Any person is or becomes the beneficial owner (as such term is defined in Rule 13d-3(d) promulgated under the Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding shares of capital stock;

(ii) Change in Board. During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board of Directors of Company (the “Board”), and any new director (other than a director designated by a person who has effected a transaction described in subparagraph (i) of this definition without the consent of the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a least a majority of the members of the Board;

(iii) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than a majority of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation which such shares give the holder(s) thereof the power to elect at least a majority of the board or other governing body of such surviving entity;

(iv) Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(v) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Act, whether or not the Company is then subject to such reporting requirement.

(e)	“Code” means the United States Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(f)

“Committee” means the Compensation Committee of the Company’s Board of Directors, or another committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board as described in Section 9. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

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SECTION 2 DEFINITIONS

(g)	“Company” means CST Brands, Inc. and any present or future parent corporation of the Company (as defined in Code Section 424(e).

(h)

“Compensation” means, with respect to each payroll period in any Offering Period, the actual wages or salary paid to a Participant for services actually rendered at the Participant’s base rate of pay prior to any salary reductions, annual bonus and overtime; provided, however, that Compensation for purposes of this Plan does not include any other extra pay such as holiday, premiums, other bonuses, or living or other allowances.

(i)	“Effective Date” means January 1, 2016, subject to stockholder approval as provided in Section 11.3 hereof.

(j)

“Eligible Employee” means an individual who, on the Offering Date, has been an Employee of a Participating Company for at least six (6) months; provided, however, that any Employee who, immediately after the grant of a Purchase Right hereunder, would own (within the meaning of Code Section 424(d)) Common Stock (including stock that such employee may purchase under outstanding options) possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of a Subsidiary, shall be ineligible to participate in the Plan.

(k)

“Employee” means a person treated as an employee of a Participating Company for purposes of Code Section 423. For purposes of this Plan, a Participant shall cease to be an Employee either upon an actual termination of employment or upon the company employing the employee ceasing to be a Participating Company. For purposes of the Plan, an individual shall not cease to be an Employee while such individual is on any military leave, sick leave, statutory leave (as determined under local law) or other bona fide leave of absence of one hundred and eighty (180) days or less approved by the Company. In the event an individual’s leave of absence exceeds one hundred and eighty (180) days, the individual shall cease to be an Employee on the one hundred and eighty-first (181st) day of such leave unless the individual’s right to reemployment with the Company is guaranteed either by statute or by contract. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

(l)

“Enrollment Period” means the period commencing not later than on December 1 and June 1 and ending not earlier than December 10 and June 10 preceding the Offering Periods commencing on January 1 and July 1, respectively, provided that not Enrollment Period shall extend beyond the start of any Offering Period.

(m)

“Fair Market Value” of a share of Stock is the mean of the highest and lowest prices per share on the New York Stock Exchange on the pertinent date, or in the absence of reported sales on such day, then on the next following day for which sales were reported.

(n)	“Offering” means the Company’s grant of a Purchase Right as described in Section 5.

(o)	“Offering Date” means the first business day of each Offering Period.

(p)	“Offering Period” means the consecutive six (6) month period commencing each January 1 and July 1 or such other period as may be established by the Board in its sole discretion.

(q)

“Participant” means an Eligible Employee who has elected to participate in the Plan for an Offering Period by enrolling in the Plan for such Offering Period in accordance with procedures established by the Administrator as described in Section 3.2.

(r)

“Participating Company” means the Company and any Subsidiary designated by the Board, in its sole and absolute discretion, as a company that may offer participation in the Plan to its Eligible Employees. The Board shall have the sole and absolute discretion to determine from time to time when and if the Company or a Subsidiary shall be classified as a Participating Company.

(s)	“Plan” means the CST Brands, Inc. Employee Stock Purchase Plan.

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SECTION 2 DEFINITIONS

(t)	“Purchase Date” means the last business day of each Purchase Period.

(u)

“Purchase Period” means the consecutive six (6) month periods commencing on the first day of January and July coincident with each Offering Period, or such other period as may be established by the Board in its sole discretion.

(v)

“Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as established from time to time by the Board. For the first Offering Period and all subsequent Offering Periods unless otherwise established by the Board, the “Purchase Price” shall mean 85% of the Fair Market Value of a share of Stock on the Offering Date or the Purchase Date, whichever is lower.

(w)

“Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase shares of stock as provided in Section 5, which the Participant may or may not exercise during the Offering Period.

(x)	“Stock” means the common stock, par value $0.01 per share, of the Company, as adjusted from time to time in accordance with Section 8.1.

(y)	“Subsidiary” means a present or future “subsidiary corporation” of the Company within the meaning of Code Section 424(f).

2.2 Construction.

Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

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SECTION 3 ELIGIBILITY AND PARTICIPATION

SECTION 3

ELIGIBILITY AND PARTICIPATION

3.1 Eligibility.

An Employee may elect to participate in the Plan as of the first Offering Date on which such person becomes an Eligible Employee by complying with the enrollment procedures set forth in Section 3.2.

3.2 Participation.

(a)

Each Eligible Employee may elect to participate in the Plan by completing an enrollment agreement in the form provided by the Company and filing such enrollment agreement with the Administrator prior to the applicable Enrollment Date. An Eligible Employee who does not timely submit a properly completed enrollment agreement to the Administrator during the Enrollment Period for an Offering Period shall not participate in the Plan for that Offering Period but shall be eligible to elect to participate in the Plan for any subsequent Offering Period by timely submitting a properly completed enrollment agreement to the Administrator during the Enrollment Period for any future Offering Period.

(b)	A Participant may deliver to the Administrator a new enrollment agreement for each Offering Period in accordance with the procedures established in Section 4.

(c)

Subject to the limitation set forth in Section 5.3, a Participant who (i) has elected to participate in the Plan pursuant to Subsection (a) for an Offering Period, and (ii) takes no action to change or revoke such election (in accordance with such procedures as established by the Company) as of the first day of the next following Offering Period, shall be deemed to have made the same election to participate in the Plan, including the same payroll deduction authorization, for each subsequent Offering Period. A Participant who is automatically enrolled in the Plan for an Offering Period pursuant to the preceding sentence shall not be required to deliver an additional enrollment agreement to the Administrator for the subsequent Offering Period.

3.3 Termination of Employment or Loss of Eligibility.

(a)

In the event that the employment of a Participant is terminated, prior to a Purchase Date, for any reason, including retirement, disability or death, or in the event a Participant is no longer an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately and thereupon, automatically and without any further act on his or her part, such Participant’s payroll deduction authorization shall terminate. Payroll deductions credited to the Participant’s Plan account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s legal representative. Interest shall not be paid on payroll deductions returned unless otherwise required under applicable law. Further, all of the Participant’s rights under the Plan shall terminate.

(b)

A Participant whose participation in the Plan has been terminated may become eligible to participate in the Plan for any subsequent Offering Period by again satisfying the requirements of Sections 3.1 and 3.2.

3.4 Voluntary Withdrawal from Plan.

A Participant may withdraw from the Plan at any time and receive a refund of all payroll deductions credited to his or her Plan account that have not been applied toward the purchase of Stock by submitting a withdrawal election to the Administrator in accordance with such procedures as established by the Company, provided such withdrawal election is submitted to the Administrator on or before the first day of the calendar month immediately preceding the applicable Purchase Date. A Participant who withdraws the balance credited to his or her Plan account shall be deemed to have withdrawn from the Plan. Amounts withdrawn shall be returned to the Participant as soon as practicable after the withdrawal and may not be applied to the purchase of shares of Stock in any other Offering under the Plan. A Participant who withdraws from the Plan shall be prohibited from resuming participation in the Plan for the same Offering Period, but may participate in any subsequent Offering Period by satisfying Sections 3.1 and 3.2. The Company may from time to time establish or change limitations on the frequency of withdrawals permitted under this Section, establish a minimum amount that must be retained in the Participant’s Plan account, or terminate the withdrawal right provided by this Section.

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SECTION 4 PAYROLL DEDUCTIONS AND PARTICIPANT ACCOUNTS

SECTION 4

PAYROLL DEDUCTIONS AND PARTICIPANT ACCOUNTS

4.1 Payroll Deductions.

(a)

Shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from a Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted.

(b)

An Eligible Employee who elects to enroll in the Plan as a Participant shall designate in the enrollment agreement a United States Dollar amount of not less than $10 or more than $1,250 for each bi-weekly pay period, as appropriately adjusted for a weekly or monthly pay schedule, not to exceed fifteen percent (15%) of his or her Compensation to be deducted each pay period during the Offering Period and paid into the Plan for his or her account; provided, however, the maximum payroll deductions for each Offering Period shall be US$15,000. Notwithstanding the foregoing, the Board may change the limits on payroll deductions effective as of any future Offering Date.

(c)

Payroll deductions shall commence on the first pay day following the Offering Date and shall continue to be deducted each pay day through the end of the Offering Period, unless as otherwise provided herein.

(d)	Interest shall not be paid on a Participant’s payroll deductions and paid into the Plan.

(e)	A Participant may elect to withdraw his or her payroll deductions pursuant to Section 3.4.

(f)	A Participant may not elect to elect to increase or decrease the rate of payroll deductions during an Offering Period.

(g)

The Company may, in its sole discretion, suspend a Participant’s payroll deductions under the Plan as the Company deems advisable pursuant to the limitation described in Section 5.3. If the Company suspends a Participant’s payroll deductions under this provision, the Participant may participate in future Offering Periods by satisfying the requirements of Sections 3.1 and 3.2.

4.2 Participant Accounts.

Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions or other amounts contributed to the Plan by or on behalf of a Participant shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company. All payroll deductions or other amounts contributed to the Plan by or on behalf of a Participant may be used by the Company for any corporate purpose.

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SECTION 5 GRANT OF PURCHASE RIGHT

SECTION 5

GRANT OF PURCHASE RIGHT

5.1 General.

On each Offering Date, the Company shall grant to each Participant a Purchase Right under the Plan to purchase shares of Stock. Each Purchase Right shall be treated as an option for purposes of Code Section 423.

5.2 Term of Purchase Right.

Each Purchase Right shall have a term equal to the length of the Offering Period to which the Purchase Right relates.

5.3 Number of Shares Subject to a Purchase Right.

On each Offering Date, each Participant automatically shall be granted a Purchase Right consisting of an option to purchase the number of whole shares of Stock determined by dividing Twenty-Five Thousand U.S. Dollars (US$25,000) by the Fair Market Value of a share of Stock on such Offering Date, reduced by the aggregate purchase price of any Stock purchased during any Offering Period(s) which occurred during the same calendar year.

5.4 Limitation under Code Section 423(b)(8).

Notwithstanding any provision in this Plan to the contrary, no Participant shall be granted a Purchase Right under the Plan to the extent that it permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Code Section 423, exceeds twenty-five thousand dollars ($25,000) in Fair Market Value of Stock (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. Any payroll deductions in excess of the amount specified in the foregoing sentence shall be returned to the Participant as soon as administratively practicable following the next Offering Date.

5.5 No Assignment.

A Purchase Right granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by a Participant of a Purchase Right or any rights granted under the Plan.

5.6 Rights As Shareholder And Employee.

With respect to shares of Stock subject to an Offering, a Participant shall not be deemed to be a stockholder and shall not have any rights or privileges of a stockholder by virtue of the Participant’s participation in the Plan until such Purchase Right has been exercised and the certificate for the shares purchased pursuant to the exercise has been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 8.1. Nothing herein shall confer upon a Participant any right to continue in the employ of a Participating Company, or interfere in any way with any right of a Participating Company to terminate the Participant’s employment at any time, except as otherwise provided under applicable law.

5.7 Notices.

All notices or other communications by a Participant to the Board, the Committee and/or Company under or in connection with the Plan shall be deemed to have been duly given when received by the Administrator.

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SECTION 6 EXERCISE OF PURCHASE RIGHT

SECTION 6

EXERCISE OF PURCHASE RIGHT

6.1 Exercise of Purchase Right.

The Purchase Right for each Participant shall be automatically exercised on each Purchase Date and such Participant shall automatically acquire the number of whole shares of Stock determined by dividing (i) the total amount of the Participant’s payroll deductions accumulated in his or her Plan account during the Purchase Period, by (ii) the Purchase Price, to the extent the issuance of Stock to such Participant upon such exercise is lawful. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant’s Purchase Right, as determined under Section 5.3 above. Any cash balance remaining in a Participant’s Plan account following any Offering Period shall be refunded to the Participant as soon as practicable after such Offering Period ends.

6.2 Oversubscription.

In the event, with respect to any Offering hereunder, that the number of shares of Stock that might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 7.1, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

6.3 Delivery of Stock.

As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant of one or more certificates representing the shares of Stock acquired by the Participant on such Purchase Date; provided, however, that the Company may deliver such shares electronically to a broker that holds such shares in street name for the benefit of the Participant.

6.4 Tax Withholding.

At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state and local tax withholding obligations of the Participating Company that arise upon exercise of the Purchase Right or upon such disposition of shares, if any, in accordance with such procedures and withholding methods as may be established by the Company. The Participating Company may, but shall not be obligated to, withhold from any compensation or other amounts payable to the Participant the amount necessary to meet such withholding obligations.

6.5 Expiration of Purchase Right.

Any portion of a Participant’s Purchase Right remaining unexercised at the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of such Offering Period.

6.6 Reports to Participants.

Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant’s Plan account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded to the Participant pursuant to Section 6.1. The report may be delivered in such form and by such means, including by electronic transmission, as the Company may determine.

6.7 Notification of Sale of Shares.

Each Participant shall give the Company and/or the Administrator prompt notice of any disposition of Stock acquired pursuant to the Purchase Rights granted under the Plan in accordance with such procedures as may be established by the Company. The

CST BRANDS, INC. – Proxy Statement    A-11

SECTION 6 EXERCISE OF PURCHASE RIGHT

Company may require that until such time as a Participant disposes of Stock acquired pursuant to Purchase Rights granted under the Plan, the Participant shall hold all such shares in the Participant’s name until the lapse of the time periods with respect to such Purchase Rights. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

A-12    CST BRANDS, INC. – Proxy Statement

SECTION 7 STOCK SUBJECT TO THE PLAN

SECTION 7

STOCK SUBJECT TO THE PLAN

7.1 Stock Subject to the Plan.

The maximum aggregate number of shares of Stock that may be issued under the Plan shall be Four Million (4,000,000), subject to adjustment in accordance with Section 8. Shares of Stock issued under the Plan shall consist of authorized but unissued shares, reacquired shares, including in the open market, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled without having been exercised in full or for any reason is no longer exercisable in full or in part, the shares of Stock allocable to the unexercised portion of such Purchase Right shall again be available for issuance under the Plan.

7.2 Legends.

The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section.

7.3 Securities Laws.

The Company shall not be obligated to issue any Stock pursuant to any offering under the Plan at any time when the offer, issuance, or sale of shares covered by such Offering (i) has not been registered under the Securities Act of 1933, as amended, or does not comply with such other federal, state or non-U.S. laws, rules or regulations, or the requirements of any stock exchange upon which the Stock may then be listed, as the Company or the Board deems applicable, and (ii) in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations, or requirements available for the offer, issuance, and sale of such shares. Further, all stock acquired pursuant to the Plan shall be subject to the Company’s policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time. The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state or local law with respect to such securities. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

CST BRANDS, INC. – Proxy Statement    A-13

SECTION 8 RECAPITALIZATION, REORGANIZATION AND CHANGE OF CONTROL

SECTION 8

RECAPITALIZATION, REORGANIZATION AND CHANGE OF CONTROL

8.1 Adjustments for Changes in Stock.

In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company’s domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan and each Purchase Right, and in the Purchase Price. If a majority of the shares which are of the same class as the shares of Stock that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change of Control as described in Section 8.2) shares of another corporation, the Board may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for new shares. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Board, in its sole discretion. Any fractional share resulting from an adjustment pursuant to this Section 8.1 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Board pursuant to this Section 8.1 shall be final, binding and conclusive.

8.2 Change of Control.

In the event of a Change of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Company”), may assume the Company’s rights and obligations under the Plan. If the Acquiring Company elects not to assume the Company’s rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change of Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights that are neither assumed by the Acquiring Company in connection with the Change of Control nor exercised as of the date of the Change of Control shall terminate and cease to be outstanding effective as of the date of the Change of Control.

A-14    CST BRANDS, INC. – Proxy Statement

SECTION 9 PLAN ADMINISTRATION

SECTION 9

PLAN ADMINISTRATION

9.1 Administration by the Board.

The Plan shall be administered by the Board. All questions of interpretation of the Plan, any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan or the Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan; provided, however, that all Participants granted Purchase Rights pursuant to the Plan shall have the same rights and privileges within the meaning of Code Section 423(b)(5). The Board may assign any of its administrative tasks set forth herein to the Company, except that the Board may not delegate the task of designating Participating Companies, or its authority to make adjustments pursuant to Section 8.1. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

9.2 Authority of Officers.

Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election.

9.3 Policies and Procedures Established by the Company.

The Company may, from time to time, consistent with the Plan and the requirements of Code Section 423, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its sole discretion, for the proper administration of the Plan, including, without limitation, (i) a minimum payroll deduction amount required for participation in an Offering, (ii) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (iii) an exchange ratio applicable to amounts withheld in a currency other than United States dollars, (iv) a supplemental payment or payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing an enrollment agreement or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Code Section 423, (v) establishing sub-plans (“Non-Statutory Plans”) that permit the granting of stock purchase rights that are not intended to satisfy the requirements of Section 423 of the Code,, and (vi) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan. Furthermore, the authority of the Administrator will specifically include, without limitation, the power to make any changes to the Plan with respect to the participation of employees of any Subsidiary or Affiliate that is organized under the laws of a country other than the United States of America when the Administrator deems such changes to be necessary or appropriate to achieve a desired tax treatment in such foreign jurisdiction or to comply with the laws applicable to such non-U.S. Subsidiaries or Affiliates. Those changes may include, without limitation, the exclusion of particular Subsidiaries or Affiliates from participation in the plan; modifications to eligibility criteria, maximum number or value of shares that may be purchased in a given period, or other requirements set forth herein; and procedural or administrative modifications. Any modification relating to offerings to a particular Participating Company will apply only to that Participating Company, and will apply equally to all similarly situated employees of that Participating Company. To the extent any changes approved by the Administrator would jeopardize the tax-qualified status of the Statutory Plan, the change shall cause the Participating Companies affected thereby to be considered Participating Companies under a Non-Statutory Plan or Non-Statutory Plans instead of the Statutory Plan.

CST BRANDS, INC. – Proxy Statement    A-15

SECTION 10 INDEMNIFICATION

SECTION 10

INDEMNIFICATION

10.1 Indemnification.

In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of a Participating Company, members of the Board and any officers or employees of a Participating Company to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

A-16    CST BRANDS, INC. – Proxy Statement

SECTION 11 PLAN AMENDMENT OR TERMINATION

SECTION 11

PLAN AMENDMENT OR TERMINATION

11.1 Termination.

The Board may at any time terminate the Plan, except that such termination shall not affect Purchase Rights previously granted under the Plan.

11.2 Amendment.

The Board may make such modification or amendment to the Plan as it shall deem advisable; provided, however, that no amendment may adversely affect a Purchase Right previously granted under the Plan (except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Code Section 423 or to obtain qualification or registration of the shares of Stock under applicable federal, state or local laws).

An amendment must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if (i) such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or (ii) would change the definition of the corporations or companies that may be designated by the Board as Participating Companies. In the event that the Board approves an amendment to increase the number of shares authorized for issuance under the Plan, the Board, in its sole discretion, may specify that any such additional Shares may only be issued pursuant to Purchase Rights granted after the date on which the stockholders of the Company approve such amendment, and such designation by the Board shall not be deemed to have adversely affected any Purchase Right granted prior to the date on which the stockholders approve the amendment.

11.3 Effective Date and Approval of Stockholders.

The Plan shall take effect on the later of the date it is adopted by the Board and the date it is approved by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent of the stockholders. Notwithstanding the foregoing, an Offering Period can commence after Board approval but prior to stockholder approval; provided that options granted under such Offering Period shall be contingent on receipt of stockholder approval and if stockholder approval is not obtained, all employee contributions for such Offering Period shall be promptly refunded and no shares of Common Stock may be issued under the Plan.

CST BRANDS, INC. – Proxy Statement    A-17

CST Brands, Inc. Non-Employee Director Compensation Policy

ANNEX B

CST BRANDS, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

The Compensation Committee of the Board of Directors (the “Board”) of CST Brands, Inc. (the “Company”) recommends non-employee director compensation and benefits to the Board. In discharging this duty, the Compensation Committee shall be guided by four goals:

(1)	compensation should fairly pay directors for work required in a company of the Company’s size and scope;

(2)	compensation should align directors’ interests with the long-term interests of stockholders;

(3)	the structure of the compensation should be easy for stockholders to understand, and

(4)	total compensation for Board service should fall within a reasonable limit that the Company’s stockholders approve.

The Board generally believes that total compensation should include a meaningful equity component because it believes that this strengthens the alignment of long-term interests of directors with those of stockholders, and provides a continuing incentive for directors to foster the Company’s success.

Further, in order to reasonably limit the total compensation of each non-employee director for customary Board service, no such non-employee director shall receive in excess of $700,000 in aggregate value of compensation during any calendar year from the sum of:

(i)

the aggregate fair market value (on the date of grant) of all awards granted to such director of the Company during the particular calendar year, whether under the Company’s Amended and Restated 2013 Omnibus Stock and Incentive Plan, as may be further amended from time to time, or under any other incentive plan maintained by the Company at any time (the “Plan”), and

(ii)

all cash paid or payable to such director during or for the same calendar year, excluding any costs paid or reimbursements made for expenses incurred by directors in connection with the discharge of their responsibilities as directors of the Company.

Grants of equity-based awards to non-employee directors under the Plan shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors that is approved and administered by a committee of the Board consisting solely of independent non-employee directors.

The foregoing maximum limitation shall be proposed for stockholder approval at the Company’s 2016 annual meeting of stockholders, but shall be effective whether or not such approval is obtained.

This policy shall remain in effect until the Board amends, modifies, or terminates at any time, in writing, in the Board’s sole discretion.

Effective June 9, 2016

CST BRANDS, INC. – Proxy Statement    B-1

ANNUAL MEETING OF STOCKHOLDERS OF

CST BRANDS, INC.

June 9, 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement, proxy card and Annual Report on Form 10K are available at http://www.astproxyportal.com/ast/18249/

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i	Please detach along perforated line and mail in the envelope provided.	i

■	00003333333300000000 4		060916

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. To elect the following four nominees as Class III members of the CST Brands, Inc. Board of Directors for a term of three years:
				FOR	AGAINST	ABSTAIN
			Ruben M. Escobedo	☐	☐	☐

			Thomas W. Dickson	☐	☐	☐

			Denise Incandela	☐	☐	☐

			Alan Schoenbaum	☐	☐	☐

			2. To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;	☐	☐	☐

			3. To approve the CST Brands, Inc. Employee Stock Purchase Plan;	☐	☐	☐

			4. To approve the CST Brands, Inc. Non-Employee Director Compensation Policy;	☐	☐	☐

			5. To approve, on an advisory, non-binding basis, the compensation of our named executive officers, as presented in the proxy statement accompanying this notice; and	☐	☐	☐

6. To transact any other business that has been properly presented at the Annual Meeting and any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■

ANNUAL MEETING OF STOCKHOLDERS OF

CST BRANDS, INC.

June 9, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, proxy card and Annual Report on Form 10K are available at http://www.astproxyportal.com/ast/18249/

i	Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.	i

■	00003333333300000000 4		060916

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

1. To elect the following four nominees as Class III members of the CST Brands, Inc. Board of Directors for a term of three years:
				FOR	AGAINST	ABSTAIN
			Ruben M. Escobedo	☐	☐	☐
			Thomas W. Dickson	☐	☐	☐
			Denise Incandela	☐	☐	☐
			Alan Schoenbaum	☐	☐	☐
			2. To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;	☐	☐	☐
			3. To approve the CST Brands, Inc. Employee Stock Purchase Plan;	☐	☐	☐

			4. To approve the CST Brands, Inc. Non-Employee Director Compensation Policy;	☐	☐	☐
			5. To approve, on an advisory, non-binding basis, the compensation of our named executive officers, as presented in the proxy statement accompanying this notice; and	☐	☐	☐

6. To transact any other business that has been properly presented at the Annual Meeting and any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■

0	¢

CST BRANDS, INC.

Annual Meeting of Stockholders of CST Brands, Inc.

to be held on June 9, 2016

for Holders as of April 21, 2016

This Proxy is Being Solicited on behalf of the Board of Directors

The undersigned stockholder of CST Brands, Inc. (the “Company”) hereby appoints Kimberly S. Lubel and Gérard J. Sonnier, and each of them, proxies and attorneys-in-fact, with full power of substitution, and authorizes each of them, to vote all the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting. This proxy revokes any proxy heretofore given with respect to the Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF EACH DIRECTOR NOMINEE IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5.

(Continued and to be signed on the reverse side.)

¢ 1.1	14475 ¢